       As filed with the Securities and Exchange Commission on May 7, 2003

                                                    Registration No. 333 - 88974
                                                    ============================

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ______________________

                               AMENDMENT NO. 4 TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ________________________

                           EXCALIBUR INDUSTRIES, INC.
                 (Name of small business issuer in its charter)

         DELAWARE                        3440                     65-0735872
(State or jurisdiction of    (Primary Standard Industrial      (I.R.S. Employer
      incorporation          Classification Code Number)     Identification No.)
     or organization)
                        16825 NORTHCHASE DRIVE, SUITE 630
                              HOUSTON, TEXAS 77060
                                 (281) 877-9700
          (Address and telephone number of principal executive offices and principal place of business)
                _________________________________________________
                               WILLIAM S.H. STUART
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           EXCALIBUR INDUSTRIES, INC.
                        16825 NORTHCHASE DRIVE, SUITE 630
                              HOUSTON, TEXAS 77060
                                 (281) 877-9700
            (Name, address and telephone number of agent for service)
                              _____________________
                                   COPIES TO:
                             MARC A. INDEGLIA, ESQ.
                             SPECTRUM LAW GROUP, LLP
                           1900 MAIN STREET, SUITE 125
                            IRVINE, CALIFORNIA 92614
                                 (949) 851-4300
                                 _______________
                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.
                                _________________
           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [X]
           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
           If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
           If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                      ______________________________________________________________________
                                          CALCULATION OF REGISTRATION FEE
=============================== =========================== ======================== ======================== =================
                                                                   PROPOSED                 PROPOSED
    TITLE OF EACH CLASS OF              AMOUNT TO             MAXIMUM OFFERING         MAXIMUM AGGREGATE          AMOUNT OF
 SECURITIES TO BE REGISTERED        BE REGISTERED (1)         PRICE PER SHARE (2)        OFFERING PRICE       REGISTRATION FEE
------------------------------- --------------------------- ------------------------ ------------------------ -----------------
Common Stock, $.001 par value        3,846,269 Shares                $1.90                 $7,307,911              $682.89
------------------------------- --------------------------- ------------------------ ------------------------ -----------------
Total                                                                                                              $682.89
=============================== =========================== ======================== ======================== =================

(1) Pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement includes an indeterminate number of additional shares as may be issuable as a result of stock splits or stock dividends which occur during this continuous offering.
(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based upon the last sale of the Registrant's common stock on May 22, 2002, as reported in the over-the-counter market.
                             _______________________

           THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

================================================================================

Subject to completion, dated May 7, 2003

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.


PROSPECTUS
                                3,846,269 Shares

                           EXCALIBUR INDUSTRIES, INC.

                                  Common Stock

         This prospectus relates to the offer and sale of 3,846,269 shares of our common stock by the selling stockholders identified in this prospectus, of which 951,800 may be issued and sold only upon the exercise of certain warrants. The selling stockholders will determine when they will sell their shares, and in all cases, will sell their shares at the current market price or at negotiated prices at the time of the sale. Although we have agreed to pay the expenses related to the registration of the shares being offered, we will not receive any proceeds from the sale of the shares by the selling stockholders. We may, however, receive $1,056,430 from the exercise of the warrants.

         Our common stock currently trades on the OTC Bulletin Board under the symbol "EXCB.OB." On May 2, 2003, the last reported sale price of the common stock of the OTC was $0.50 per share.

         INVESTING IN OUR COMMON STOCK INVOLVES RISKS, AND INVESTORS SHOULD NOT BUY THESE SHARES UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. PLEASE SEE "RISK FACTORS" BEGINNING ON PAGE 3 TO READ ABOUT CERTAIN FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF OUR COMMON STOCK.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                   THE DATE OF THIS PROSPECTUS IS MAY __, 2003

                               PROSPECTUS SUMMARY

OUR COMPANY

         We are a diversified designer, fabricator, and manufacturer for a variety of industries. We are able to custom design our manufactured products to suit our customers' concepts and needs. The primary markets on which we focus are the civil and military aerospace, homeland defense/counter terrorism, oil and gas services technology, and petrochemical industries. We design and manufacture a diverse line of products, including the following:

         o Flight simulators and trainers for civil and military aerospace;
         o        counter-terrorism aircraft hostage rescue trainers;
         o expandable tubular technology launchers and liner hangers for oil and gas field service applications; and
         o heat exchangers, process separators, and other vessels for the petrochemical industry.

         We use proprietary designs, trade secrets, know-how and other intellectual properties in designing our products and components. Additionally, we use state-of-the-art computer numerical controlled, or CNC, machining equipment to manufacture these products and components.

         Our executive offices are located at 16825 Northchase Drive, Suite 630, Houston, Texas 77060, in the energy corridor of north Houston. Our telephone number is (281) 877-9700 and our Internet address is WWW.EXCALIND.COM. Information contained on our web site shall not be deemed to be a part of this prospectus.

COMPANY BACKGROUND

         Excalibur Holdings, Inc. was founded in August 2001 to build an integrated specialty manufacturing company by acquiring and founding, integrating, and growing four privately owned manufacturing and fabrication businesses. In November 2001, Excalibur Holdings acquired two of these businesses and formed a third. It acquired the fourth business in March 2002. The combination of these companies was designed to form a specialty manufacturing company serving high-growth markets, and our founders believed that each company that we acquired had key attributes and capabilities to accomplish that goal. In April 2002, Excalibur Holdings completed a "reverse merger" with a publicly-traded shell corporation, and in June 2002, we reincorporated under the laws of the State of Delaware and changed our name to "Excalibur Industries, Inc."

FISCAL 2002 DEVELOPMENTS

         In 2002, we were significantly impacted by the economic downturn in the U.S. and, in particular, a sharp reduction in demand for civil flight simulation products and other civil aviation training equipment in the wake of the World Trade Center and Pentagon attacks of September 11, 2001. We were also significantly impacted by turmoil in the power generation industry. In the last quarter of 2001, and continuing throughout 2002, a number of U.S. utilities and merchant power producers announced the delay or cancellation of new power plants previously scheduled to be built. These delays and cancellations were caused by a significant reduction in power prices, higher operating costs due to an increase in natural gas prices, and liquidity problems at several power producing companies.

         These developments resulted in reduced revenues, lower than expected levels of working capital, and net losses. In turn, our lack of working capital forced us to suspend our growth objectives and, instead, focus on stabilizing our existing operations. While we believe our core businesses remain viable, it is our opinion that these developments will continue to adversely affect our results of operations in the immediate future.

                                  THE OFFERING

         This offering relates to the offer and sale of 3,846,269 shares of our common stock by the selling stockholders identified in this prospectus. The selling stockholders will determine when they will sell their shares, and in all cases, will sell their shares at the current market price or at negotiated prices at the time of the sale. Although we have agreed to pay the expenses related to the registration of the shares being offered, we will not receive any proceeds from the sale of the shares by the selling stockholders.

         The shares which the selling stockholders are offering are already issued and outstanding and the resale of these shares by the selling stockholders will not affect the total number of outstanding shares.

Common stock outstanding before and after the offering....................................15,070,584

Common stock outstanding if all outstanding options and warrants are exercised............18,072,476

OTC Bulletin Board symbol for common stock................................................"EXCB"

____________


SUMMARY FINANCIAL INFORMATION

         The summary financial information set forth below has been derived from our financial statements as of and for the year ended December 31, 2002, the financial statements of Excalibur Holdings, Inc., who is deemed to be our acquirer for accounting purposes, as of and for the year ended December 31, 2001, and the pro forma financial statements which give effect to our recent acquisition of Excalibur Holdings, Inc and the recent acquisition by Excalibur Holdings, Inc. of Shumate Machine Works, Inc. as if the acquisitions had occurred as of January 1, 2001. You should read this information in conjunction with the financial statements and notes thereto and the pro forma financial statements included elsewhere in this prospectus.

STATEMENT OF OPERATIONS DATA:

                                         Year Ended December 31,                  Year Ended December 31,
                                                  2001                         2002                      2002
                                       ----------------------------    ----------------------    ---------------------
                                               (pro forma)                                           (pro forma)
Net revenue                                  $       19,265,659            $   12,743,623           $   13,960,579
Net income (loss)......................                 448,787               (6,258,650)              (6,024,552)
Diluted earnings (loss) per share......                     .04                     (.47)                    (.46)
Weighted average shares
   outstanding - diluted...............              12,733,717                13,366,814               13,366,814

BALANCE SHEET DATA:

                                                                         December 31,     December 31,
                                                                             2001             2002
                                                                        ----------------------------------
Cash...................................................................   $     67,256      $         --
Working capital (deficit)..............................................     (1,803,758)       (7,950,667)
Total assets...........................................................      9,103,748        12,500,723
Total liabilities......................................................      6,825,012        12,830,736
Total stockholders' equity (deficit)...................................      1,528,736         (330,013)

                                  RISK FACTORS

         This offering and an investment in our common stock involve a high degree of risk. You should carefully consider the following risk factors and the other information in this prospectus before investing in our common stock. Our business and results of operations could be seriously harmed by any of the following risks. The trading price of our common stock could decline due to any of these risks, and you may lose part or all of your investment.

         WE WILL NEED TO CONTINUE TO FINANCE OUR OPERATIONS THROUGH ADDITIONAL BANK BORROWINGS UNDER OUR EXISTING LINE OF CREDIT OR OTHER CAPITAL FINANCINGS, AND IF WE ARE UNABLE TO OBTAIN ADDITIONAL CAPITAL, WE MAY NOT BE ABLE TO CONTINUE AS A GOING CONCERN. We had a working capital deficit of $7,950,667 as of December 31, 2002. As of the date of this prospectus, due to decreased demand in the power generation and aerospace industries, we do not believe that we will be able to fund our operations, working capital requirements and debt service requirements over the next six months through cash flows generated from operations. We currently have a $2,500,000 secured revolving line of credit facility, subject to qualifying accounts receivable and inventory, with Stillwater National Bank, which expires on May 8, 2003. The outstanding balance on the Stillwater line of credit was $2,500,000 at December 31, 2002. Interest on the Stillwater line of credit is payable monthly at the higher of (a) six percent or (b) Stillwater's prime rate plus one percent. We also have a term loan with Stillwater National Bank, which had an outstanding principal balance of $2,363,476 at December 31, 2002, is payable in 48 monthly installments of principal and interest, accrues interest at the rate of the higher of (a) six percent or (b) Stillwater's prime rate plus one percent, and matures on June 27, 2006. We will need to continue to finance our operations through additional bank borrowings under our Stillwater line of credit or other capital financings. Our collateral may not be sufficient to borrow additional amounts under the Stillwater line of credit at that time. We may also seek equity financing in the form of a private placement, a public offering, or the exercise of currently outstanding warrants by existing warrant holders to provide additional equity capital. Such additional financing may not be available to us, when and if needed, on acceptable terms or at all. If we are unable to obtain additional financing in sufficient amounts or on acceptable terms, our operating results and prospects could be adversely affected.

         OUR INDEPENDENT AUDITORS' REPORT RAISES SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN. Our independent auditors have prepared their report on our 2002 financial statements assuming that we will continue as a going concern. Their report has an explanatory paragraph which states that our recurring losses from operations, our incurrence of significant acquisition and operating debt, and our net capital deficiency raise substantial doubt about our ability to continue as a going concern.

         THE MAJORITY OF OUR REVENUE IS GENERATED FROM A SMALL NUMBER OF CUSTOMERS, AND OUR RESULTS OF OPERATIONS CASH FLOWS WILL BE ADVERSELY AFFECTED IF ANY OF OUR MAJOR CUSTOMERS EITHER FAIL TO PAY ON A TIMELY BASIS OR CEASE TO PURCHASE OUR PRODUCTS. In 2002, three of our customers, J&G Steel, Flight Safety International, and Enventure GT, accounted for 68% of our sales. At December 31, 2002, these same three customers accounted for 39% of our trade accounts receivable balance. These customers do not have any ongoing commitment to purchase our products and services. One of these customers, J&G Steel, has not purchased any products or services from us in over six months. Another of these customers, Flight Safety International, significantly reduced new purchases of simulators and training equipment from us in 2002 due to a reduction of its capital expenditure budget. We generally do not require collateral from our customers, although we do perform ongoing credit evaluations of our customers and maintain allowances for potential credit losses, which when realized, have been within the range of our expectations. If J&G Steel does not resume purchasing products from us, our results of operations will continue to be adversely affected. If one or more of our other major customers stops purchasing our products, our results of operations will be adversely affected, as was the case with J&G Steel. If one of our major customers fails to pay its account on a timely basis, our cash flows will be adversely affected. Furthermore, if one of our major customer defaults in its obligation to pay and we are unable to collect on that account, our operating results will be materially adversely affected.

         OUR OPERATING SUBSIDIARIES HAVE NOT OPERATED AS A COMBINED ENTITY FOR A LONG PERIOD OF TIME AND ARE NOT FULLY-INTEGRATED, AND WE MAY NOT BE ABLE TO INTEGRATE THEM SUCCESSFULLY. Excalibur Holdings, which we acquired in April, 2002, was formed in August, 2001, and it acquired two of its operating subsidiaries in November, 2001, formed a third operating subsidiary in November, 2001, and acquired its fourth operating subsidiary in March, 2002. Our operating subsidiaries either did not operate or were operated as separate independent entities prior to their acquisition by us, and we may not be able to integrate the operations of these businesses successfully or institute the necessary systems and procedures, including accounting and financial reporting systems, to manage the combined enterprise on a profitable basis. Our management group has only recently been assembled and may not be able to manage the combined entity effectively or to successfully implement our operating strategies. Our pro forma combined financial results cover periods when our operating subsidiaries were not under common control or management, and the pro forma combined results may not be indicative of our future financial or operating results. Any inability to integrate our operating subsidiaries successfully would have a material adverse effect on our business, financial condition and results of operations.

         WE MAY NOT BE ABLE TO SUCCESSFULLY ACCELERATE INTERNAL SALES GROWTH OF OUR OPERATING SUBSIDIARIES, WHICH WOULD RESULT IN LOWER REVENUES AND EARNINGS THAN WE CURRENTLY ANTICIPATE. Part of our internal growth strategy is to cross-market the products and services of our operating subsidiaries to the customers of the other operating subsidiaries. However, the customers of one operating subsidiary may not agree to purchase additional products and services from the other operating subsidiaries. It is also possible that we may be unable to successfully implement any of our other strategies, including expanding the range of processes and services which we offer, developing long-term partnering relationships with customers, adding new customers, improving our operating margins by increasing operating efficiencies and centralizing appropriate administrative functions, or otherwise increase revenues internally. Our ability to increase our net sales will be affected by many factors which are beyond our control, and there can be no assurance that our strategies will be successful or that we will be able to generate cash flow adequate for our operations and to support internal growth.

         WE MAY NOT BE ABLE TO DEVELOP NEW PRODUCT LINES. We are in the design stages for other emergency training devices that are mounted on mobilized semi-trailers that would train Homeland Defense First Responders for similar scenarios, such as urban room clearing trainers. We have not had the capital necessary to further develop the prototypes for these devices, conduct market-testing, or launch the products, and we will not be able to advance this product development until we have a higher level of working capital, which may not occur. We are also seeking to become a supply chain partner for production-ready assembly kits for aviation manufacturers, and we are in preliminary discussions with certain executive jet manufacturers and others regarding their programs. However, it is possible that we may not have the working capital or capacity to enter into this market, and it is also possible that we may be unable to successfully sell any assembly kits even with adequate working capital and capacity.

         OUR STRATEGIC ALLIANCE WITH BORN, INC. MAY NOT GENERATE THE REVENUES ESTIMATED UNDER THE STRATEGIC ALLIANCE AGREEMENT. In October 2002, we entered into a three-year strategic alliance with Born, Inc., a leader of direct fired process heaters for the petrochemical, oil and gas and power generation industries. Under the strategic alliance, Born estimated that it will provide at least $12 million in manufacturing revenues to us over the next three years. Under the terms of the agreement, we have dedicated a portion of Excalibur Services' manufacturing capacity from our 350,000 square feet of combined manufacturing facilities and have designated `Priority Customer Status' to the Born product line. To date, our strategic alliance with Born has not produced satisfactory results, and it is possible that Born may provide us with significantly less than $12 million in manufacturing revenues during the term of the strategic alliance. It is also possible that we may materially reduce or terminate our relationship with Born in the future.

           In October 2002, we entered into a three-year strategic alliance with Born, Inc., a leader of direct fired process heaters for the petrochemical, oil and gas and power generation industries. Under the strategic alliance, Born estimated that it will provide at least $12 million in manufacturing revenues to us over the next three years, assuming that Born's credit remains viable. Under the terms of the agreement, we have dedicated a portion of Excalibur Services' manufacturing capacity from our 350,000 square feet of combined manufacturing facilities and have designated `Priority Customer Status' to the Born product line, assuming that Born's credit remains viable. We are currently evaluating the credit risk associated with Born as a customer, and it is possible that we may decline orders from Born in the event that we determine that Born is not creditworthy. Furthermore, notwithstanding the credit risk associated with Born, it is possible that Born provides us with significantly less than $12 million in manufacturing revenues during the term of the strategic alliance.

         WE MAY NOT BE ABLE TO PROTECT AND ENFORCE OUR INTELLECTUAL PROPERTY RIGHTS, WHICH WOULD ALLOW COMPETITORS TO DUPLICATE OUR PRODUCTS AND REDUCE ANY COMPETITIVE ADVANTAGE WE MIGHT HAVE. We have developed trade secrets with respect to the design and manufacture of flight simulation and cabin trainer equipment, certain software related to electrical systems, and the manufacture of expandable tubing equipment. We have been, and will continue to be, required to disclose our trade secrets and proprietary intellectual property not only to our employees and consultants, but also to potential corporate partners, collaborators, and contract manufacturers. In those circumstances, we use our best efforts to obtain adequate assurance of the confidential treatment of the disclosed information. However, it is possible that the persons who have entered into these confidentiality agreements may breach these agreements, that we would have no adequate remedies for any such breach, and that our trade secrets and proprietary intellectual property may become known or be independently discovered by competitors. We believe that our competitors, many of whom are more established, and have greater financial and personnel resources than we, may be able to replicate our technology in a manner that could circumvent our protective safeguards. Therefore, it is possible that our trade secrets and know how may not be or remain proprietary.

         In addition, we are in the process of obtaining intellectual property protection for certain designs related to proposed emergency training devices to be used in the homeland defense industry, including urban room clearing trainers. We have not yet filed any patent, copyright, or trademark applications for this intellectual property, and it is possible that we may never do so. In addition, it is also possible that no patents, copyrights, or trademark registrations will be issued from any such applications. Moreover, any issued patents, copyrights, or trademark registrations may not provide us with any competitive advantages over, or may be challenged by, third parties. This may adversely affect any competitive edge we may have as a result of any such patents, copyrights, or trademark registrations.

         WE MAY NOT BE ABLE TO IDENTIFY QUALITY STRATEGIC ACQUISITION CANDIDATES, AND IF WE DO MAKE STRATEGIC ACQUISITIONS, WE MAY NOT BE ABLE TO SUCCESSFULLY INTEGRATE THEIR OPERATIONS. We intend to acquire companies in the steel fabrication and specialty manufacturing industry that offer complementary products and services to those industries that we currently serve as well as new industries. For each acquisition, we will be required to assimilate the operations, products and personnel of the acquired business and train, retain and motivate its key personnel. We may be unable to maintain uniform standards, controls, procedures and policies if we fail in these efforts. Similarly, acquisitions may subject us to liabilities and risks that are not known or identifiable at the time of the acquisition or may cause disruptions in our operations and divert management's attention from day-to-day operations, which could impair our relationships with our current employees, customers and strategic partners. We may have to incur debt or issue equity securities to pay for any future acquisitions. The issuance of equity securities could be substantially dilutive to our stockholders. In addition, our profitability may suffer because of acquisition related costs. We currently have no agreements or commitments concerning any such additional acquisitions, and we may not be able to identify any companies that satisfy our acquisition criteria.

         GOODWILL CONSTITUTES A SIGNIFICANT PORTION OF OUR TOTAL ASSETS, AND ANY IMPAIRMENT TO GOODWILL RESULTING FROM RECENT ACCOUNTING PRONOUNCEMENTS WILL RESULT IN A REDUCED ASSET BASE AND STOCKHOLDERS' EQUITY. Of our $12,500,723 in total assets as of December 31, 2002, $3,463,415, or approximately 27.7%, constitutes goodwill. As a result of recently enacted accounting standards, we must evaluate the carrying value of our goodwill on an annual basis for impairment. In testing for goodwill impairment, we identify the fair value of each of our business segments by determining our total market capitalization and allocating to each business segment its pro rata portion of that market capitalization. We then identify the carrying value of each business segment by determining our net book value and allocating to each business segment its pro rata portion of that net book value. If the carrying value of any business segment exceeds its fair value, we may record an impairment charge to the goodwill. To date, we have not recorded any such impairment charge, but it is possible that we may record such a charge to goodwill in the future, particularly if the market price of our common stock materially declines. If we are required to significantly impair our goodwill, our total assets and our stockholders' equity will materially decrease.

         WE HAVE SUBSTANTIAL INDEBTEDNESS OUTSTANDING, AND OUR OPERATIONS ARE SIGNIFICANTLY LEVERAGED. In order to finance our operations, including costs relating to the acquisitions of our operating subsidiaries, we have incurred substantial indebtedness, including the Stillwater line of credit and Stillwater term loan. As of December 31, 2002, we have approximately $7,889,606 of notes payable, including current maturities of $5,848,557, and we anticipate our annual debt service requirement for 2003 to be approximately $2,334,500, compared to $1,768,308 for 2002. In addition, we are currently not in compliance with all of our debt covenants under the loan agreements with Stillwater National Bank, although we have obtained waivers of compliance with these covenants from Stillwater. In addition, we have had to negotiate extensions relating to the payment of several of our debt obligations. If we default on any of our loan obligations or violate any additional loan covenants, our lenders could declare our indebtedness to be immediately due and payable and, in certain cases, such as in the case of our Stillwater line of credit and Stillwater term loan, our lenders could foreclose on some or all of our assets. Moreover, to the extent that all of our assets continue to be pledged to secure outstanding borrowings under our existing credit facilities, such assets will not be available to secure additional indebtedness, which may adversely affect our ability to borrow in the future.

         OUR STILLWATER LINE OF CREDIT AND STILLWATER TERM LOAN CONTAIN NUMEROUS RESTRICTIVE COVENANTS WHICH LIMIT OUR MANAGEMENT'S DISCRETION TO OPERATE OUR BUSINESS. These covenants place significant restrictions on, among other things, our ability to incur additional indebtedness, to create liens or other encumbrances, to make certain payments and investments, and to sell or otherwise dispose of assets and merge or consolidate with other entities. The Stillwater line of credit and the Stillwater term loan also require us to meet certain financial ratios and tests and require us to obtain consent from Stillwater National Bank in order to change our senior management. We are currently not in compliance with all of our debt covenants under the loan agreements with Stillwater National Bank, although we have obtained waivers of compliance with these covenants from Stillwater. Any additional failures to comply with the obligations contained in the Stillwater loan agreements could result in an event of default under either the Stillwater line of credit or the Stillwater term loan, which could result in acceleration of the related debt and the acceleration of debt under other instruments evidencing indebtedness that may contain cross-acceleration or cross-default provisions.

         THE RATE OF INTEREST ON A SIGNIFICANT PORTION OF OUR INDEBTEDNESS VARIES WITH THE MARKET RATE OF INTEREST. The interest on the Stillwater line of credit is payable monthly at the higher of (a) six percent or (b) Stillwater's prime rate plus one percent. Our Stillwater term loan accrues interest at the rate of the higher of (a) six percent or (b) Stillwater's prime rate plus one percent. The base rates on the Stillwater line of credit and the Stillwater term loan will fluctuate over time, and if the base rates significantly increase, our interest expense will increase, which will have a direct adverse affect on our profitability. As an example, based on the amounts outstanding under the Stillwater line of credit and term loan at December 31, 2002, a one percent increase in Stillwater's prime rate would increase our annual debt service by more than $50,000.

         WE FACE SIGNIFICANT COMPETITION IN OUR MARKETS. The steel fabrication industry is highly competitive. Competition in the sale of our products is primarily based on engineering, product design, process capability, quality, cost, delivery and responsiveness. Many of our competitors are companies, or divisions or subsidiaries of companies, which are larger and have greater financial resources than we do. We may not be able to successfully compete with the products of these other companies.

         WE PURCHASE METALS IN THE OPEN MARKET, AND OUR PROFITABILITY MAY VARY IF PRICES OF METALS FLUCTUATE. The principal raw materials that we use are carbon steel, aluminum, stainless steel, copper, brass, titanium and various special alloys and other metals. The metals industry as a whole is cyclical, and at times pricing and availability of raw materials in the metals industry can be volatile due to numerous factors beyond our control, including general, domestic and international economic conditions, labor costs, production levels, competition, import duties and tariffs and currency exchange rates. This volatility can significantly affect the availability and cost of raw materials, and may, therefore, adversely affect our net sales, operating margin and net income. During periods of rising raw materials pricing, there can be no assurance that we will be able to pass any portion of such increases on to our customers. When raw material prices decline, customer demands for lower prices could result in lower sale prices and, as we use existing inventory, resulting in lower margins. Changing metal prices could adversely affect our operating margin and net income.

         THE INDUSTRIES WHICH WE SERVE ARE CYCLICAL, WHICH RESULTS IN FLUCTUATIONS IN OUR RESULTS OF OPERATIONS. Many of our products are sold to industries that experience significant fluctuations in demand based on economic conditions, energy prices, consumer demand and other factors beyond our control. In 2002, we were significantly impacted by the economic downturn in the U.S. and, in particular, a sharp reduction in demand for civil flight simulation products and training equipment in the wake of the World Trade Center and Pentagon attacks of September 11, 2001. We were also significantly impacted by turmoil in the power generation industry. In the last quarter of 2001, and continuing throughout 2002, a number of U.S. utilities and merchant power producers announced the delay or cancellation of new power plants previously scheduled to be built. These delays and cancellations were caused by a significant reduction in power prices, higher operating costs due to an increase in natural gas prices, and liquidity problems at several power producing companies.

         These developments resulted in reduced revenues, lower than expected levels of working capital, and net losses. In turn, our lack of working capital forced us to suspend our growth objectives and, instead, focus on stabilizing our existing operations. While we believe our core businesses are fundamentally sound, we believe that these developments will continue to adversely affect our results of operations in the immediate future.

         OUR OPERATIONS ARE SUBJECT TO A NUMBER OF FEDERAL, STATE AND LOCAL REGULATIONS RELATING TO THE PROTECTION OF THE ENVIRONMENT AND TO WORKPLACE HEALTH AND SAFETY. Our operations are subject to extensive federal, state and local laws and regulations governing waste disposal, air and water emissions, the handling of hazardous substances, environment protection, remediation, workplace exposure and other matters. Hazardous materials that we use in our operations primarily include lubricants, cleaning solvents and hydrochloric acid. Some of the properties that we lease are located in industrial areas close to properties with histories of heavy industrial use. Although no environmental claims have been made against us and we have not been named as a potentially responsible party by the Environmental Protection Agency or any other party, it is possible that we could be identified by the EPA, a state agency or one or more third parties as a potentially responsible party under CERCLA or under analogous state laws. If so, we could incur substantial litigation costs to prove we are not responsible for the environmental damage. We have obtained limited indemnities from the founders of each of our operating subsidiaries. We believe that these indemnities will be adequate to protect us from a material adverse effect on our financial condition should we be found to be responsible for a share of the clean-up costs. The limited indemnities are subject to certain deductible amounts, however, and the limited indemnities may not fully protect us.

         THERE IS A LIMITED ACTIVE TRADING MARKET FOR OUR SHARES. Our common stock is traded on the OTC Bulletin board under the symbol "EXCB.OB." Trading activity in our stock has fluctuated widely and at times has been limited. We consider our common stock to be "thinly traded" and any last reported sale prices may not be a true market-based valuation of the common stock. A consistently active trading market for our stock may not develop at any time in the future. Shareholders may experience difficulty selling their shares if they choose to do so because of the illiquid market and limited public float for our stock.

         ALTHOUGH WE HAVE APPLIED TO LIST OUR COMMON STOCK ON THE AMERICAN STOCK EXCHANGE, THE EXCHANGE MAY NOT LIST OUR COMMON STOCK FOR TRADING, AS WE CURRENTLY DO NOT MEET ALL THE REQUIREMENTS FOR LISTING. We have applied to list our common stock on the American Stock Exchange under the symbol "EII." The American Stock Exchange may not accept our application to list our common stock for trading on the exchange. Currently, the American Stock Exchange has several different listing standards. The regular listing criteria requires a company to have stockholder's equity of at least $4,000,000, pre-tax income of at least $750,000 in its last fiscal year or in two of its last three fiscal years, a minimum public distribution of 1,000,000 shares, a minimum of 400 public shareholders, a minimum market price of $3.00 per share, and an aggregate market value of $3,000,000 of "public float." As of the date of this prospectus, we do not meet the minimum pre-tax income, minimum number of public shareholders, the minimum stockholder's equity, or the minimum price per share. There are several alternative listing standards, but we do not meet all of the listing standards under any of the alternatives.

         OUR COMMON STOCK IS CONSIDERED TO BE A "PENNY STOCK" AND, AS SUCH, THE MARKET FOR OUR COMMON STOCK MAY BE FURTHER LIMITED BY CERTAIN SEC RULES APPLICABLE TO PENNY STOCKS. As long as the price of our common stock remains below $5.00 per share or we have net tangible assets of $2,000,000 or less, our common shares are likely to be subject to certain "penny stock" rules promulgated by the SEC. Those rules impose certain sales practice requirements on brokers who sell penny stock to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000). For transactions covered by the penny stock rules, the broker must make a special suitability determination for the purchaser and receive the purchaser's written consent to the transaction prior to the sale. Furthermore, the penny stock rules generally require, among other things, that brokers engaged in secondary trading of penny stocks provide customers with written disclosure documents, monthly statements of the market value of penny stocks, disclosure of the bid and asked prices and disclosure of the compensation to the brokerage firm and disclosure of the sales person working for the brokerage firm. These rules and regulations adversely affect the ability of brokers to sell our common shares and limit the liquidity of our securities.

         WARRANTS TO PURCHASE OUR COMMON STOCK MAY NOT BE EXERCISED. This prospectus relates to the offer and sale of 3,846,269 shares of our common stock by the selling stockholders identified in this prospectus, of which 951,800 may be issued and sold only upon the exercise of certain warrants. The holders of these warrants are not obligated to exercise these warrants and may not exercise these warrants. If no liquid market for our stock develops at a price in excess of the exercise price of the warrants, it is likely that the holders of the warrants will not exercise their warrants. If these warrants are not exercised, we will not receive the payment of the exercise price for these warrants.

         THERE ARE OPTIONS AND WARRANTS TO PURCHASE UP TO 3,001,982 SHARES OF OUR COMMON STOCK CURRENTLY OUTSTANDING. We have granted options and warrants to purchase an aggregate of 3,001,982 shares of our common stock to various persons and entities, of which options and warrants to purchase up to 2,248,648 shares of our common stock are currently exercisable. The exercise prices on these options and warrants range from $0.90 per share to $2.50 per share. If issued, the shares underlying options and warrants would significantly increase the number of shares of our common stock currently outstanding and will dilute the holdings and voting rights of our then-existing stockholders by up to 16.6% percent.

         WE HAVE NO IMMEDIATE PLANS TO PAY DIVIDENDS. We have not paid any cash dividends to date and do not expect to pay dividends for the foreseeable future. In addition, the terms of our Stillwater line of credit and our Stillwater term loan prohibit us from declaring or paying dividends or purchasing or redeeming any of our capital stock without Stillwater National Bank's prior approval. We intend to retain earnings, if any, as necessary to finance the operation and expansion of our business.

         OUR OFFICERS AND DIRECTORS COLLECTIVELY OWN A SUBSTANTIAL PORTION OF OUR OUTSTANDING COMMON STOCK, AND AS LONG AS THEY DO, THEY MAY BE ABLE TO CONTROL THE OUTCOME OF STOCKHOLDER VOTING. Our officers and directors are collectively the beneficial owners of approximately 24.5% of the outstanding shares of our common stock. As long as our officers and directors collectively own a significant percentage of our common stock, our other stockholders may generally be unable to affect or change the management or the direction of our company without the support of our officers and directors. As a result, some investors may be unwilling to purchase our common stock. If the demand for our common stock is reduced because our officers and directors have significant influence over our company, the price of our common stock could be materially depressed. The officers and directors will be able to exert significant influence over the outcome of all corporate actions requiring stockholder approval, including the election of directors, amendments to our certificate of incorporation and approval of significant corporate transactions.

         OUR CERTIFICATE OF INCORPORATION AUTHORIZES OUR BOARD OF DIRECTORS TO DESIGNATE AND ISSUE PREFERRED STOCK WITH RIGHTS, PREFERENCES AND PRIVILEGES THAT MAY BE ADVERSE TO THE RIGHTS OF THE HOLDERS OF OUR COMMON STOCK. Our board of directors has the authority to issue up to an additional 10,000,000 shares of preferred stock and to determine the price, rights, preferences and privileges of those shares without any further vote or action by our stockholders. To date, we have not issued any shares of preferred stock. Any preferred stock issued by our board of directors may contain rights and preferences adverse to the voting power and other rights of the holders of common stock.

                         CAUTIONARY STATEMENT CONCERNING
                           FORWARD-LOOKING INFORMATION

         This prospectus and the documents to which we refer you and incorporate into this prospectus by reference contain forward-looking statements. In addition, from time to time, we or our representatives may make forward-looking statements orally or in writing. These are statements that relate to future periods and include statements regarding our future strategic, operational and financial plans, potential acquisitions, anticipated or projected revenues, expenses and operational growth, markets and potential customers for our products and services, plans related to sales strategies and efforts, the anticipated benefits of our relationships with strategic partners, growth of our competition, our ability to compete, the adequacy of our current facilities and our ability to obtain additional space, use of future earnings, and the feature, benefits and performance of our current and future products and services.

         You can identify forward-looking statements by those that are not historical in nature, particularly those that use terminology such as "may," "will," "should," "expects," "anticipates," "contemplates," "estimates," "believes," "plans," "projected," "predicts," "potential," "seek" or "continue" or the negative of these or similar terms. In evaluating these forward-looking statements, you should consider various factors, including those described in this prospectus under the heading "Risk Factors" beginning on page 4. These and other factors may cause our actual results to differ materially from any forward-looking statement. We caution you not to place undue reliance on these forward-looking statements.

         We base these forward-looking statements on our expectations and projections about future events, which we derive from the information currently available to us. Such forward-looking statements relate to future events or our future performance. Forward-looking statements are only predictions. The forward-looking events discussed in this prospectus, the documents to which we refer you and other statements made from time to time by us or our representatives, may not occur, and actual events and results may differ materially and are subject to risks, uncertainties and assumptions about us. For these statements, we claim the protection of the "bespeaks caution" doctrine. The forward-looking statements speak only as of the date hereof, and we expressly disclaim any obligation to publicly release the results of any revisions to these forward-looking statements to reflect events or circumstances after the date of this filing.

                                 USE OF PROCEEDS

         We are registering 3,846,269 shares for sale by the selling stockholders. We will receive no proceeds from the sale of the selling stockholders' shares. We may, however, receive proceeds of $1,056,430 (before registration costs) from the exercise of warrants to purchase up to 951,800 of the shares of common stock offered hereby. We intend to use any proceeds received from the exercise of warrants for working capital needs.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         Our common stock is traded on the OTC Bulletin Board under the symbol "EXCB" since June 10, 2002. Before that date, our common stock is traded on the OTC Bulletin Board under the symbol "GRMA," and before that, it traded on the OTC Bulletin Board under the symbol "GRMG." The following table shows the high and low bid prices for our common stock for each quarter since July 1, 2000 as reported by the OTC Bulletin Board. All share prices have been adjusted to provide for both the one for 14.758 reverse split which was affected in April, 2002 (i.e. they have been increased 14.758 times to compare them to current prices). We consider our stock to be "thinly traded" and any reported sale prices may not be a true market-based valuation of our stock. Some of the bid quotations from the OTC Bulletin Board set forth below may reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

2001 (OTC Bulletin Board)                     High Bid                Low Bid
--------------------------------------------------------------------------------
First quarter                                $   11.806             $    5.093
Second quarter                                   11.069                  3.690
Third quarter                                     6.641                   2.95
Fourth quarter                                    4.427                  1.476

2002 (OTC Bulletin Board)                     High Bid                Low Bid
--------------------------------------------------------------------------------
First quarter                                 $   3.690             $    1.623
Second quarter                                    4.250                  1.800
Third quarter                                     2.700                  1.550
Fourth quarter                                    2.600                  1.350

         As of March 31, 2003, there were approximately 350 record holders of our common stock.

         We have not paid any cash dividends since our inception and do not contemplate paying dividends in the foreseeable future. It is anticipated that earnings, if any, will be retained for the operation of our business.

         Shares eligible for future sale, including shares being offered pursuant to this prospectus, could depress the price of our common stock, thus lowering the value of your investment. Sales of substantial amounts of our common stock, or the perception that such sales could occur, could adversely affect prevailing market prices for shares of our common stock.

          Our revenues and operating results may fluctuate significantly from quarter to quarter, which can lead to significant volatility in the price and volume of our stock. In addition, stock markets have experienced extreme price and volume volatility in recent years. This volatility has had a substantial effect on the market prices of securities of many smaller public companies for reasons unrelated or disproportionate to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of our common stock.

         SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS. The following provides information concerning compensation plans under which our equity securities are authorized for issuance as of December 31, 2002:

                                                (a)                       (b)                         (c)
------------------------------------    ---------------------    ----------------------     ------------------------
PLAN CATEGORY                                NUMBER OF             WEIGHTED-AVERAGE          NUMBER OF SECURITIES
                                          SECURITIES TO BE         EXERCISE PRICE OF          REMAINING AVAILABLE
                                            ISSUED UPON          OUTSTANDING OPTIONS,         FOR FUTURE ISSUANCE
                                            EXERCISE OF           WARRANTS AND RIGHTS            UNDER EQUITY
                                            OUTSTANDING                                       COMPENSATION PLANS
                                         OPTIONS, WARRANTS                                   (EXCLUDING SECURITIES
                                             AND RIGHTS                                       REFLECTED IN COLUMN
                                                                                                     (a))
------------------------------------    ---------------------    ----------------------     ------------------------
Equity compensation plans approved            1,290,000                    $1.15                     710,000
by security holders
Equity compensation plans not                                                                         58,500
approved by security holders
(1)(2)
Total                                         1,290,000                    $1.15                     768,500

(1) STOCK BONUS PLAN. Our board of directors adopted our 2002 Stock Bonus Plan on June 10, 2002. The purpose of the plan was to strengthen us by providing our officers, directors, and employees added incentive for high levels of performance and unusual efforts to increase our earnings. The plan provided these individuals with an opportunity to acquire, maintain and increase a proprietary interest in our success. The plan also encourages those employees to continue their employment with us. We are permitted to issue up to 50,000 shares of common stock grant under the plan. On June 10, 2002, we issued 24,000 shares to each of our employees under the plan as a stock bonus. The employees were not required to pay cash for the shares. However, the fair market value of the shares issued was considered compensation income for tax purposes.

(2) SPECTRUM LAW GROUP, LLP. We entered into a stock purchase agreement to pay outstanding invoices for legal services rendered by Spectrum Law Group, LLP. Under the terms of the stock issuance agreement, we can issue between 17,500 shares and 50,000 shares to a partner of Spectrum Law Group, LLP. The shares will be sold pursuant to a Rule 10b5-1 plan, and the net proceeds from the sale of these shares will be applied to the outstanding invoices until such outstanding invoices are paid in full. As of December 31, 2002, we had issued 17,500 shares pursuant to this agreement. The fair market value of the shares issued will be compensation income for tax purposes.

                              SELLING STOCKHOLDERS

         This prospectus relates to the offer and sale of 3,846,269 shares of our common stock by the selling stockholders identified below. Except as indicated below, none of the selling stockholders are or have been affiliates of ours.

         The selling stockholders will determine when they will sell their shares, and in all cases, will sell their shares at the current market price or at negotiated prices at the time of the sale. Other than Atlas Capital Services and Founders Equity Securities, each selling stockholder has agreed not to sell more than five percent (5%) of such holder's shares in any one-month period. Although we have agreed to pay the expenses related to the registration of the shares being offered, we will not receive any proceeds from the sale of the shares sold by the selling stockholders. The following table sets forth certain information regarding the beneficial ownership of our common stock as of the date of this prospectus by each of the selling stockholders.

                                                 Shares Beneficially Owned Prior to
                                                            Offering (1)
                                               ---------------------------------------
                                                 Number of          Number of Shares             Shares           Percentage of
Name                                           Shares Owned             Offered               Beneficially            Class
                                                                                              Owned After          Owned After
                                                                                              Offering (2)        Offering (2)
-----------------------------------------     ----------------    ---------------------      ---------------    ------------------
Seneca Capital, L.P.  (3)                             642,366                  642,336                                          *
Seneca Capital International, Ltd.  (4)             1,330,134                1,330,134                                          *
Keane Securities Co, Inc.  (5)(6)                      60,000                   60,000                                          *
Virgil Cilli  (5)(7)                                    3,000                    3,000                                          *
James Feeney  (5)(7)                                    4,000                    4,000                                          *
James J. Keane  (5)(7)                                 65,000                   35,000               30,000                 0.20%
Alexander Johnson  (5)(7)                               3,000                    3,000                                          *
Marie Keane  (5)(7)                                     5,000                    5,000                                          *
Frances Mack  (5)(7)                                    3,000                    3,000                                          *
Gordon MacLaren  (5)(7)                                 6,000                    6,000                                          *
Kenneth Nielsen  (5)(7)                                 6,000                    6,000                                          *
Walter D. O'Hearn, Jr.  (5)(7)                         60,000                   30,000               30,000                 0.20%
Sylvia Springer-Love  (5)(7)                            3,000                    3,000                                          *
Patricia Walsh  (5)(7)                                  2,000                    2,000                                          *
Performance Petroleum, Inc. (8)                       104,000                  104,000                                          *
Frank Marshik (8)(9)                                  509,965                  204,000              305,965                 2.03%
Daniel Forrest (8)                                      5,200                    5,200                                          *
Richard Littlefield (8)                                20,800                   20,800                                          *
Larry A. Kendziora (8)                                 13,000                   13,000                                          *
Howard L. Burkhalter, Jr. (8)                          10,400                   10,400                                          *
Robert G. Bell (8)                                     10,400                   10,400                                          *
ASC Holdings, LLC (10)                                368,345                  368,345                                          *
Founders Equity Securities, Inc. (11)                  37,624                   37,624                                          *
A. Earl Swift (12)(13)                              1,291,668                  700,000              591,668                 3.90%
Brandon Green                                         135,000                  135,000                                          *
David N. Rains (14)(15)                               216,667                   50,000              166,667                 1.09%
Virgil Swift (16)                                     100,000                   55,000               45,000                 0.30%
-----------------------------------------     ----------------    ---------------------
TOTAL                                               5,015,569                3,846,269

(1) Includes shares underlying presently exercisable warrants. (2) Assumes all of the offered shares are sold.
(3) The number of shares offered includes 81,699 shares underlying warrants presently exercisable at $1.00 per share and 54,000 shares underlying warrants presently exercisable at $1.35 per share.
(4) The number of shares offered includes 163,301 shares underlying warrants presently exercisable at $1.00 per share and 126,000 shares underlying warrants presently exercisable at $1.35 per share.
(5) All shares offered underlie warrants presently exercisable at $.90 per share.
(6) Keane Securities is a registered broker-dealer and makes a market in our common stock.
(7)  An affiliate of Keane Securities, a market-maker in our common stock.
(8) The number of shares offered includes 100,000 shares underlying warrants presently exercisable at $1.00 per share and 24,000 shares underlying warrants presently exercisable at $1.35 per share.
(9)  Mr. Marshik is one of our directors.
(10) We have entered into an investment banking agreement with Atlas Capital Services, LLC, a registered broker-dealer and wholly owned subsidiary of ACS Holdings, Inc.
(11) Founders Equity Securities, Inc. is a registered broker-dealer who has provided us with investment banking services.
(12) The number of shares offered includes 100,000 shares underlying warrants presently exercisable at $1.00 per share.
(13) Mr. Swift is one of our directors.
(14) The number of shares offered includes 50,000 shares underlying warrants presently exercisable at $1.00 per share.
(15) Mr. Rains is our Vice President of Marketing.
(16) The number of shares offered includes 55,000 shares underlying warrants presently exercisable at $1.00 per share.

         Other than those selling stockholders that are affiliates of Keane Securities, Mr. Marshik, Messrs. Swift, Mr. Rains, and ACS Holdings, LLC, the selling stockholders obtained all of their shares of common stock in connection with a merger between GRMG Acquisition Corp., a Texas corporation and our wholly owned subsidiary, and Excalibur Holdings, Inc., a Texas corporation which occurred on April 8, 2002. As a result of the Excalibur Holdings merger, each selling stockholder received shares of either our common stock, Series A preferred stock or Series B preferred stock, or they received warrants to purchase either our common stock or Series A Preferred Stock. On May 22, 2002 each share of Series A and Series B preferred stock automatically converted into one (1) share of our common stock, and each warrant to purchase Series A preferred stock automatically converted into a warrant to purchase a like number of shares of our common stock at the same exercise price.

         The selling stockholders that are affiliates of Keane Securities obtained warrants for the purchase of their shares of common stock on May 10, 2002 from Keane Securities, who received the warrants in connection with the Excalibur Holdings merger.

         Frank Marshik and A. Earl Swift also obtained some of their shares of common stock in connection with the Excalibur Holdings merger. Mr. Rains received some of his shares pursuant to an option grant. In addition, Mr. Marshik, Messrs. Swift, and Mr. Rains received shares pursuant to the transfer of warrants from Seneca Capital.

         ACS Holdings, LLC obtained their shares from Atlas Capital Services, LLC, who received the shares in connection with the Excalibur Holdings merger. Atlas Capital Services, LLC and Founders Equity Securities, Inc. are broker-dealers, and they are deemed to be, under interpretations of the Securities and Exchange Commission, "underwriters" within the meaning of the Securities Act.

         Although Keane Securities is also a broker-dealer, and the selling stockholders that are affiliates of Keane Securities are affiliates of a broker-dealer, we believe that such stockholders acquired their shares as "underwriting compensation" in the ordinary course of business and at the time of the acquisition of their shares such selling stockholders had no agreements or understandings, directly or indirectly, with any person to distribute those shares. To the extent that we determine that such selling stockholders did not acquire their shares or warrants in the ordinary course of business or did have such an agreement or understanding, we will file a post-effective amendment to the registration statement of which this prospectus forms a part to designate such selling stockholder as an "underwriter" within the meaning of the Securities Act.

                              PLAN OF DISTRIBUTION

         This prospectus covers the resale by selling stockholders of shares of our common stock that they have already purchased from us. Selling stockholders may sell their shares of common stock either directly or through a broker-dealer in one or more of the following kinds of transactions:

         o        transactions in the over-the-counter market;

         o        transactions on a stock exchange that lists our common stock;
                  or

         o transactions negotiated between selling stockholders and purchasers, or otherwise.

         Broker-dealers may charge commissions to both selling stockholders selling common stock and purchasers buying shares sold by a selling stockholder. Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares. The selling stockholders and any underwriters, broker-dealers or agents that participate in the distribution of securities may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of such securities and any discounts, commissions, concessions or other compensation received by any such underwriter, broker-dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

         To the extent required by laws, regulations or agreements we have made, we will file a prospectus supplement during the time the selling stockholders are offering or selling shares covered by this prospectus in order to add or correct important information about the plan of distribution for the shares and in accordance with our obligation to file post-effective amendments to the prospectus as required by Item 512 of Regulation S-B. In addition to any other applicable laws or regulations, selling stockholders must comply with regulations relating to distributions by selling stockholders, including Regulation M under the Securities Exchange Act of 1934. Regulation M prohibits selling stockholders from offering to purchase and purchasing our common stock at certain periods of time surrounding their sales of shares of our common stock under this prospectus. Some states may require that registration, exemption from registration or notification requirements be met before selling stockholders may sell their common stock. Some states may also require selling stockholders to sell their common stock only through broker-dealers.

         We will not receive any proceeds from the sale of the shares by the selling stockholders pursuant to this prospectus. We may, however, receive proceeds of $1,056,430 (before registration costs) from the exercise of warrants to purchase up to 951,800 of the shares of common stock offered hereby. We have agreed to bear the expenses (other than broker's commissions and similar charges) of the registration of the shares, including legal and accounting fees, which we expect to total approximately $205,000. The selling stockholders may also use Rule 144 under the Securities Act of 1933 to sell the shares if they meet the criteria and conform to the requirements of such Rule. Offers or sales of the shares have not been registered or qualified under the laws of any country other than the United States. To comply with certain states' securities laws, if applicable, the shares will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. There can be no assurance that the selling stockholders will sell any or all of the shares offered by them hereunder.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

GENERAL

         We are a diversified designer, fabricator, and manufacturer for a variety of industries. We are able to custom design our manufactured products to suit our customers' concepts and needs. The primary markets on which we focus are the civil and military aerospace, homeland defense/counter terrorism, oil and gas services technology, and petrochemical industries.

         We operate through four operating subsidiaries: Excalibur Aerospace, Inc. (which does business as Aero Weld), Excalibur Services, Inc., Excalibur Steel, Inc., and Shumate Machine Works, Inc. Our operations include the following: (i) design and manufacture of aircraft training devices used for civil aviation, military, counter-terrorism and homeland defense sectors; (ii) fabrication and production of pressure vessels and heat exchangers; (iii) fabrication of structural steel components; and (iv) close tolerance machining of steel alloy components and product assemblies for oil services applications.

OUR CORPORATE HISTORY

         We incorporated on February 10, 1997 in the State of Florida. On June 10, 2002, we reincorporated under the laws of the State of Delaware from the State of Florida pursuant to a merger with a newly formed Delaware corporation. Under the terms of this reincorporation merger, we changed our name from "Global Realty Management Group, Inc." to "Excalibur Industries, Inc."

         On April 8, 2002, GRMG Acquisition Corp., a Texas corporation and our wholly-owned subsidiary, merged with and into Excalibur Holdings, Inc., a Texas corporation. Under the terms of an agreement and plan of merger, each outstanding share of Excalibur Holdings common stock was converted into one (1) share of our common stock, each outstanding share of Excalibur Holdings Series A preferred stock was converted into one (1) share of our Series A preferred stock, each outstanding share of Excalibur Holdings Series B preferred stock was converted into one (1) share of our Series B preferred stock, and the outstanding shares of GRMG Acquisition Corp. were converted into one hundred shares of Excalibur Holdings, making Excalibur Holdings our wholly-owned subsidiary. In total, we issued 11,633,699 shares of common stock, 1,000,000 shares of Series A preferred stock and 806,000 shares of Series B preferred stock to the Excalibur Holdings shareholders pursuant to the merger. In connection with the merger, we issued 413,869 shares of common stock to an affiliated party in payment of investment banking services. On May 22, 2002, each share of our Series A and Series B preferred stock automatically converted into one (1) share of our common stock.

         In connection with the merger, all of our pre-merger officers and directors resigned and William S.H. Stuart, Matthew C. Flemming, Dwayne C. Lewis, W. Donald Parr, A. Earl Swift and Frank X. Marshik were appointed as our directors. Mr. Stuart was also appointed to serve as the Chairman of our Board, Chief Executive Officer and President. Mr. Flemming was appointed to serve as our Executive Vice President, Chief Financial Officer, Treasurer and Secretary. Mr. Lewis was appointed to serve as our Chief Operating Officer. Effective October 3, 2002, Mr. Lewis resigned as an officer and director pursuant to a separation and release agreement.

         Since the stockholders of Excalibur Holdings owned approximately 91% of our outstanding voting shares after giving effect to the merger, and since we were a development stage company with limited operations before the merger, Excalibur Holdings is deemed to be the acquirer for accounting purposes, and the transaction has been reflected as a recapitalization of Excalibur Holdings. In a recapitalization, the historical stockholders' equity of Excalibur Holdings prior to the merger will be retroactively restated for the equivalent number of shares received in the merger after giving effect to any difference in par value of our stock and Excalibur Holdings' stock by an offset to capital.

         Excalibur Holdings was incorporated on August 17, 2001 in the State of Texas. It had minimal operations until November 20, 2001, when it acquired substantially all of the assets of Aero Weld, Inc., an Oklahoma corporation. As a result, Aero Weld is deemed to be our predecessor, and the results of operations and other information set forth below with respect to the period commencing January 1, 2001 through November 20, 2001 are those of Aero Weld.

RESULTS OF OPERATIONS

BASIS OF PRESENTATION

         The results of operations set forth below for the year ended December 31, 2002 are those of Excalibur Industries on a consolidated basis. The results of operations set forth below for the period commencing January 1, 2001 and ending November 20, 2001 are those of Aero Weld, Inc., our wholly-owned subsidiary which has been deemed to be our predecessor, as that term is defined in Rule 405 promulgated under the Securities Act of 1933, as amended. Although Aero Weld is our predecessor, we do not believe that a comparison of Excalibur to Aero Weld is necessarily meaningful or helpful. We are a diversified group of consolidated companies with significant indebtedness outstanding due to the acquisitions of three of our operating subsidiaries, including Aero Weld. In contrast, Aero Weld was, before our acquisition of it in November 2001, a privately held corporation with insignificant debt obligations.

         The following table sets forth, for the periods indicated, certain audited selected financial data expressed as a percentage of net sales:

                                                                              Period Commencing
                                                     Year Ended           January 1, 2001 and Ended
                                                    December 31,                November 20,
                                              --------------------------  --------------------------
                                                        2002                        2001
                                                     (Excalibur)                 (Aero Weld)
                                              --------------------------  --------------------------
Net sales                                                100.0%                      100.0%
Cost of sales                                             96.2                        58.3
                                              --------------------------  --------------------------

Gross profit                                               3.8                        41.7

Selling, general and administrative                       43.6                        12.7
Transaction costs to acquire public shell                  5.7
                                              --------------------------  --------------------------

Operating income                                         (45.5)%                      29.0%
                                              ==========================  ==========================

COMPARISON OF YEAR ENDED DECEMBER 31, 2002 AND 2001

         NET SALES. Net sales increased to $12,743,623 for the year ended December 31, 2002, from $9,085,097 for the eleven months ended November 20, 2001. The increase in net sales is principally due to additional revenues from our acquisitions of Excalibur Steel and Shumate Machine Works and the start up of Excalibur Services as compared to Aero Weld, the predecessor entity, in 2001.

         On a segmental reporting basis, Aero Weld sales to external customers decreased to $3,490,134 for the year ended December 31, 2002, sales, from $9,085,097 for the eleven month period ended November 20, 2001. This decline in sales results from decreased demand for aviation products resulting from the terrorist attacks of September 11, 2001 and the resulting adverse impact on the civil aviation industry. In particular, the civil airline sector has substantially reduced its purchases of aerospace training equipment since the September 11, 2001 terrorist attacks. Aero Weld's largest historical customer, Flight Safety International, has decreased its capital budget for new purchases of simulators and training equipment, which has directly impacted Aero Weld's sales. In response to this decreased demand for our products in the civil airline sector, we have shifted our sales focus from civil aerospace to military simulation training equipment.

         Excalibur Steel net sales to external customers decreased to $4,160,931 for the year ended December 31, 2002, compared to $6,535,294 for the eleven months ended November 27, 2001. This drop in sales is a result of the turmoil in the power generation industry and the resulting reduction of sales to a major customer. In the last quarter of 2001, and continuing throughout 2002, a number of U.S. utilities and merchant power producers announced the delay or cancellation of new power plants previously scheduled to be built. These delays and cancellations resulted in fewer orders and fewer sales for Excalibur Steel's structural steel products.

         Excalibur Services sales to external customers were $1,547,434 for the year ended December 31, 2002, compared to $8,151 for the year ended December 31, 2001. This increase in sales results principally from the comparison of a complete fiscal year to a one-month period reflecting the inception of Excalibur Services in November 2001.

         Shumate Machine Works sales to external customers increased to $3,545,124 for the year ended December 31, 2002, as compared to $2,840,293 for the year ended December 31, 2001. This increase in sales results from increased orders for expandable tubing products and other oil and gas field service component assemblies.

         Net sales for Excalibur Holdings were $804,975 for the period from inception to December 31, 2001. These sales were derived from sales of $305,413 in our Aero Weld subsidiary, $491,333 in our Excalibur Steel subsidiary in December 2001, and $8,151 in our Excalibur Steel subsidiary for the year ended December 31, 2001.

         COST OF SALES. Cost of sales increased to $12,263,555 for the year ended December 31, 2002, from $5,293,261 for the eleven months ended November 20, 2001. As a percentage of net sales, cost of sales increased to 96.2% of sales for the year ended December 31, 2002 versus 58.3% of sales for the eleven months ended November 20, 2001. The increase in cost of sales is attributable to the increase in sales resulting from our acquisitions of Excalibur Steel and Shumate Machine Works and the start up of Excalibur Services. The increase of the cost of sales as a percentage of sales is attributable to several factors. The gross profit margins of Excalibur Steel and Shumate Machine Works have historically been lower than those of Aero Weld, meaning that the gross profit margins of the consolidated entity are lower than those of Aero Weld alone. Furthermore, the decrease in Aero Weld's and Excalibur Steel's sales in 2002 as compared to 2001 also contributed to a higher cost of sales as a percentage of sales, as a portion of the cost of sales is fixed. In addition, we believe that Excalibur Services' revenues have lagged its cost of goods sold because it has only recently commenced operations, which further increasing the cost of sales as a percentage of sales. Increases in all of the major cost categories, including materials, production wages, benefits, and outside services, also adversely impacted our cost of sales.

         The cost of sales for Excalibur Holdings was $1,433,396 for the period from inception to December 31, 2001. The principal factors contributing to the gross margin loss of Excalibur Holdings were the nominal start-up sales within Excalibur Services, which did not support the cost of sales at Excalibur Services, and various post-acquisition expense adjustments within each subsidiary and post-acquisition inventory adjustments within Aero Weld.

         SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses increased to $5,556,691 for the year ended December 31, 2002, from $1,150,331 for the eleven month period ended November 20, 2001. As a percentage of net sales, selling, general and administrative expenses were 43.6% in the fiscal year 2002, compared to 12.7% for the eleven month period ended November 20, 2001. The increase in selling, general and administrative expenses is attributable to several factors. First, we incurred additional selling, general and administrative expenses from our acquisitions of Excalibur Steel and Shumate Machine Works and the start up of Excalibur Services as compared to Aero Weld, the predecessor entity, in 2001. Second, we incurred additional expenses that our subsidiaries did not incur in 2001, such as approximately $117,000 in start-up expenses of Excalibur Services, the installation of a professional sales force, and general corporate expenses at the holding company level such as executive compensation, administrative support, legal, accounting, banking and other professional fees, and other costs incurred in becoming and operating as a public company.

         The selling, general and administrative expenses for Excalibur Holdings were $843,652 for the period from inception to December 31, 2001. These included certain start-up expenses of Excalibur Services and the start-up expenses at the holding company level such as legal, accounting, banking and other professional fees. However, we also incurred additional expenses from the aggregation of the selling, general and administrative costs associated with Aero Weld, Excalibur Steel and Excalibur Services for December 2001.

         TRANSACTION COSTS IN CONNECTION WITH EXCALIBUR HOLDINGS' REVERSE ACQUISITION. In addition to expenses recorded as part of the selling, general and administrative expenses, we incurred transaction costs of $720,804 in connection with the Excalibur Holdings merger. These transaction costs included $100,000 in non-refundable cash payments and the recording of the 413,869 shares of common stock issued to an affiliated party in payment of investment banking services as an expense at $1.50 per share.

         OPERATING INCOME. We incurred an operating loss of $5,797,427 for the year ended December 31, 2002, compared to an operating profit of $2,641,505 for the eleven month period ended November 20, 2001. The decrease in operating income is primarily attributable to significantly reduced revenues in two of our major segments, increased costs of sales, increased selling, general and administrative expenses, overhead expenses of the holding company, one-time charges associated with the Excalibur Holdings reverse merger, and one-time charges associated with integrating the acquired subsidiaries.

         On a segmental reporting basis, Excalibur Aerospace had an operating loss of $575,034 for the year ended December 31, 2002, compared to an operating profit of $2,641,505 for the eleven month period ended November 20, 2001. This drop in profits resulted from decreased demand for aviation products resulting from the terrorist attacks of September 11, 2001.

         Excalibur Steel incurred an operating loss of $1,080,830 for the year ended December 31, 2002, as compared with an operating profit of $564,297 for the eleven months ended November 27, 2001. This drop in profits is a result of the turmoil in the power generation industry and the resulting reduction of sales to a major customer. In the last quarter of 2001, and continuing throughout 2002, a number of U.S. utilities and merchant power producers announced the delay or cancellation of new power plants previously scheduled to be built. These delays and cancellations resulted in fewer orders and fewer sales for Excalibur Steel's structural steel products.

         Excalibur Services incurred an operating loss of $1,010,202 for the year ended December 31, 2002, as compared with an operating loss of $131,317 for the period from inception through December 31, 2001. This increase in operating loss is results principally from the comparison of a complete fiscal year to a one month period. In addition, we believe that Excalibur Services' revenues have lagged its costs because it has only recently commenced operations.

         Shumate Machine Works operating profit increased to $798,183 for the year ended December 31, 2002, as compared to $281,903 for the year ended December 31, 2001. This increase in operating profits results from increased orders for expandable tubing products, oil and gas field service component assembles and the increased profit margins resulting from higher sales.

         Excalibur Holdings had an operating loss of $1,472,073 for the period from inception to December 31, 2001, which included an operating loss of $352,164 in our Aero Weld subsidiary, an operating loss of $364,692 in our Excalibur Steel subsidiary, and an operating loss of $131,317 in our Excalibur Services subsidiary in December 2001. In addition, the holding company incurred an operating of $624,077 for the period from inception to December 31, 2001. These losses resulted from reduced sales at Aero Weld, the nominal sales at Excalibur Services, the changes in accounting at Excalibur Steel, the selling, general and administrative expenses incurred at the holding company level and the start-up expenses of Excalibur Services.

         INTEREST EXPENSE. Interest expense increased to $478,990 for the year ended December 31, 2002, from $38,224 for the eleven months ended November 20, 2001. Excalibur Holdings incurred an interest expense of $41,051 for the period from inception to December 31, 2001, which resulted from the debt it incurred to acquire our operating subsidiaries. Our interest expense increased because we incurred significant debt to acquire our operating subsidiaries. Our predecessor, Aero Weld, was a closely held company with little debt service requirements and no long-term debt. In contrast, our operations are significantly leveraged, and our interest expense reflects the cost of capital needed to finance our acquisitions and to provide adequate working capital to the consolidated entity. Our interest expense results primarily from notes issued to sellers as part of the purchase price in our acquisitions, capital leases, and a line of credit and term loan from a bank.

         PROVISION FOR INCOME TAXES. Since we incurred an operating loss for the year ended December 31, 2002, we have made no provision for income taxes. Excalibur Holdings incurred an operating loss for 2001 and therefore made no provision for income taxes. Our predecessor, Aero Weld, was a subchapter-S election corporation and did not pay taxes at the corporate level.

LIQUIDITY AND CAPITAL RESOURCES

         The cash flow information set forth below for the year ended December 31, 2002 is that of Excalibur Industries on a consolidated basis. The balance sheet information as of December 31, 2002 and December 31, 2001 are those of Excalibur Industries on a consolidated basis.

         The cash flow information set forth below for the eleven month period ended November 20, 2001 is that of Aero Weld, Inc., our wholly-owned subsidiary which has been deemed to be our predecessor, as that term is defined in Rule 405 promulgated under the Securities Act of 1933, as amended. Although Aero Weld is our predecessor, we do not believe that a comparison of Excalibur to Aero Weld is necessarily meaningful or helpful. We are a diversified group of consolidated companies with significant indebtedness outstanding due to the acquisitions of three of our operating subsidiaries, including Aero Weld. In contrast, Aero Weld was, before our acquisition of it in November 2001, a privately held corporation with insignificant debt obligations.

         We have financed our operations, acquisitions, debt service and capital requirements through cash flows generated from operations, debt financing, capital leases, and issuance of equity securities. Our working capital deficit at December 31, 2002 was $7,950,667. We had no cash at December 31, 2002, as compared to $67,256 at December 31, 2001. This increase was primarily due to our obtaining a line of credit and increasing the same, our obtaining a secured term loan, and our issuance of preferred stock. We used these financings to purchase machinery, repay existing notes, and to fund our operations.

         We used $3,457,383 of cash in operating activities for the year ended December 31, 2002 compared to generating $2,906,358 for the eleven month period in 2001. Cash used by operating activities for the year ended December 31, 2002 was mainly due to a net loss of $6,258,650, increases in related party receivables of $21,790, other assets of $332,634, and the replenishment of cash overdrafts of $81,119. These cash flows were partially offset by non-cash charges of $677,065 for depreciation and amortization, $31,115 for provisions for bad debt, $23,181 in common stock issued in exchange for services $48,500 in common stock bonuses, $620,804 for common stock issued for services relating to the Excalibur Holdings reverse merger, $2,774 for common stock issued as interest on a promissory note, $181,310 for decreases in accounts receivable, $241,659 for decreases in inventories, and $1,411,102 for increases in accounts payable and accrued expenses. Net cash flows used in investing activities were $437,852 for the year ended December 31, 2002, compared to generating $76,116 in the eleven month period ended November 20, 2001. Cash used by investing activities for the year ended 2002 included cash used for the purchase of machinery and for the acquisition of a subsidiary, Shumate Machine Works. Net cash flows generated from financing activities were $3,827,979 during the year ended December 31, 2002, compared to net cash flows used in financing activities of $2,519,337 in the eleven month period ended November 20, 2001, primarily due to the obtaining and increasing of our credit facility and our term loan, our issuance of preferred stock, which has since converted into common stock, our issuance of common stock, and our issuance of other short term and related party debt. The repayments of existing outstanding notes and the incurrence of costs in raising capital offset these increases.

         On May 8, 2002, we entered into a credit agreement with Stillwater National Bank, which provided us with a $2,000,000 revolving line of credit facility. The line of credit has a term of one year, is secured by a first priority security interest in our accounts receivables and inventory and a second priority security interest in our equipment. The line of credit replaced approximately $600,000 of prior existing revolving credit facilities and approximately $150,000 in short-term debt. We paid an up front fee of $5,000 to Stillwater National Bank in connection with the line of credit.

         The line of credit may be utilized for general corporate purposes, including working capital and acquisition financing. Under the line of credit, we borrow at a rate of interest equal to the higher of (a) six percent (6%) or
(b) Stillwater's prime rate plus one percent. The line of credit provides for an advance rate of 80% of qualified receivables and 50% of qualified inventory. The line of credit is subject to customary financial and other covenants including, but not limited to, limitations on payment of dividends, limitations on consolidations, mergers and sales of assets and bank approval on acquisitions.

         On June 27, 2002, we amended the credit agreement with Stillwater National Bank by increasing the line of credit facility to $2,500,000. We also entered into an additional loan agreement with Stillwater National Bank, which provides us with a $2,500,000 term loan. The term loan has a term of four years, is secured, along with the line of credit, by a first priority security interest in our accounts receivables, inventory and equipment. The term loan is repayable in 48 monthly installments, and it bears interest at a rate equal to the higher of (a) six percent (6%) or (b) Stillwater's prime rate plus one percent.

         As of December 31, 2002, we had outstanding borrowings under the line of credit of $2,500,000, leaving no additional amounts available for use.

         On June 27, 2002, in connection with our acquisition of the assets of Aero Weld, we entered into a restructuring agreement, which resulted in us having the following notes outstanding in connection with that acquisition: (i) an unsecured note in the principal amount of $1,238,500 bearing interest at the rate of 2% per annum over the prime interest rate as published in the Wall Street Journal with monthly principal payments of $10,321 plus accrued interest commencing March 18, 2002 and continuing each month until March 18, 2007, when all unpaid principal and interest are due; (ii) a secured note in the principal amount of $1,250,000 bearing interest at the rate of 7.5% per annum with monthly principal payments of $21,748 plus accrued interest commencing February 28, 2002 and continuing each month until January 28, 2008, when all unpaid principal and interest are due; and (iii) a secured note in the principal amount of $443,973 bearing interest at the rate of 7.5% per annum with monthly principal and interest payments of $6,392 plus accrued interest commencing July 1, 2003 and continuing each month until June 1, 2008, when all unpaid principal and interest are due. The two secured notes are secured by a second, junior lien on certain of our assets, such security interest being subordinate to the security interest granted to Stillwater National Bank in connection with our Stillwater line of credit and Stillwater term loan.

         We breached our obligations under the first two notes listed and under our lease with the holder of the notes, TW Consulting. On February 28, 2003, we entered into a forbearance agreement with TW Consulting, pursuant to which we did the following: (a) paid $29,478 to TW Consulting, (b) agreed to vacate the premises that are the subject of the lease by March 31, 2003, (c) executed and delivered a second amended and restated consulting agreement with TW Consulting, and (d) agreed to pay $175,504 to TW Consulting on or before August 15, 2003. In consideration of these covenants, TW Consulting agreed to forbear pursuing any remedies it may have against us under the two notes in default or under the lease.

         On March 29, 2002, Excalibur Holdings acquired Shumate Machine Works, Inc., a Texas corporation, pursuant to a merger of Shumate with and into Excalmergeco, Inc., a Texas corporation and wholly-owned subsidiary of Excalibur Holdings. In connection with this acquisition, we issued the following unsecured notes in the aggregate original principal amount of $250,000: (i) one unsecured note in the principal amount of $150,000 bears no interest with five monthly payments of $30,000 commencing September 29, 2002; and (ii) one unsecured note in the principal amount of $100,000 bears no interest with five monthly payments of $20,000 commencing September 29, 2002.

         In the fourth quarter of 2002, we financed our operations by issuing various secured and unsecured term notes with an aggregate principal of approximately $435,000 to various officers, directors, and affiliates, with interest rates ranging from seven percent to ten percent and maturities ranging from December 2002 to October 2003, as follows:

Name                                     Principal Amount              Interest Rate         Maturity Date
-------------------------------------    -------------------------     -----------------     -----------------------
William S.H. Stuart                      $15,000                       6%                    December 27, 2002
Matthew C. Flemming                      $15,000                       6%                    December 27, 2002
David Rains                              $50,000                       10%                   December 27, 2002
A. Earl Swift                            $100,000                      10%                   January 31, 2003
A. Earl Swift                            $100,000                      10%                   October 27, 2003
Frank Marshik                            $100,000                      10%                   October 27, 2003
Virgil Swift                             $55,000                       10%                   December 23, 2003

         The proceeds of from these notes were used for working capital. Mr. Stuart's note has been repaid, and Messrs. Flemming and Rains have agreed to extend the terms of their notes on a rolling 90-day basis. In addition, under the terms of Mr. Swift's note due January 31, 2003, the maturity date of such note shall be automatically extended for successive one-month periods, unless Mr. Swift gives written notice demanding repayment of the unpaid principal balance of this note.

         In 2003, we have financed our operations by issuing various unsecured term notes with an aggregate principal of approximately $420,321 to various officers and directors, with both variable and fixed interest rates, and with maturities ranging from demand notes to March, 2003, as follows:

Name                                     Principal Amount              Interest Rate         Maturity Date
-------------------------------------    -------------------------     -----------------     -----------------------
WSHS, Inc.                               $130,000                      Prime + 1.5%          Demand
WSHS, Inc.                                 $75,000                     Prime + 1.5%          May 2, 2003
A. Earl Swift                            $100,000                      10%                   March 5, 2003
A. Earl Swift                            $105,000                      10%                   March 7, 2003
A. Earl Swift                              $10,321                     10%                   March 18, 2003
A. Earl Swift                            $132,340                      6%                    Demand

         The proceeds of from these notes were used for working capital. WSHS, Inc. is controlled by William S.H. Stuart, our Chairman and Chief Executive Officer.

         Under the terms of Mr. Swift's notes (other than the demand note), the maturity date of such notes shall be automatically extended for successive one-month periods, unless Mr. Swift gives written notice demanding repayment of the unpaid principal balance of these notes. With respect to Mr. Swift's demand note, we shall repay Mr. Swift out of the cash proceeds from the sales of goods relating to specific purchase orders.

         As of the date of this prospectus, due to decreased demand in the power generation and aerospace industries, we do not believe that we will be able to fund our operations, working capital requirements and debt service requirements over the next six months through cash flows generated from operations. Since we have no additional borrowings available under our existing line of credit, we will need to continue to finance our operations through other capital financings. We currently are financing our operations from short term loans from our officers and directors, and we may not be able to continue to rely on our officers and directors to provide additional short term capital to us in the future. We intend to seek equity financing in the form of a private placement, a public offering, or the exercise of currently outstanding warrants by existing warrant holders to provide additional equity capital, in the second quarter of 2003. Such additional financing may not be available to us, when and if needed, on acceptable terms or at all.

         We may incur additional losses if the weak conditions in the U.S. economy continue, or if they deteriorate further. Such losses could require us to renegotiate our negative covenants with our lender, including the current ratio and fixed charge ratios. We are currently not in compliance with our net worth, liquidity ratio, and debt service ration covenants under the loan agreements with Stillwater National Bank. We have obtained waivers of compliance with these covenants from Stillwater. This waiver has not resulted in any modification of these covenants, and the violation has not impacted our ability to borrow additional funds from Stillwater. Our ability to comply with these covenants in the future will depend on whether we can obtain additional capital financing or increase our cash flows from operations.

         We intend to pursue, as part of our business strategy, future strategic acquisitions that may involve the expenditure of significant funds. Depending upon the nature, size and timing of future acquisitions, we may be required to obtain additional debt or equity financing in connection with such future acquisitions. We currently have no agreements or commitments concerning any such additional acquisitions, and we may not be able to identify any companies that satisfy our acquisition criteria. In addition, under the terms of our loan agreements with Stillwater National Bank, Stillwater National Bank, must approve any proposed acquisition before we can consummate it. Furthermore, additional financing for acquisitions may not be available to us, when and if needed, on acceptable terms or at all.

         We intend to retain any future earnings to retire debt, finance the expansion of our business and any necessary capital expenditures, and for general corporate purposes. Both our line of credit and our term loan contain restrictions as to the payment of dividends.

                                    BUSINESS

GENERAL

         We are a diversified designer, fabricator, and manufacturer for a variety of industries. We are able to custom design our manufactured products to suit our customers' concepts and needs. The primary markets on which we focus are the civil and military aerospace, homeland defense/counter terrorism, oil and gas services technology, and petrochemical industries. We design and manufacture a diverse line of products, including the following:

         o Flight simulators and trainers for civil and military aerospace;
         o        counter-terrorism aircraft hostage rescue trainers;
         o expandable tubular technology launchers and liner hangers for oil and gas field service applications; and
         o heat exchangers, process separators, and other vessels for the petrochemical industry.

         We use proprietary designs, trade secrets, know-how and other intellectual properties in designing our products and components. Additionally, we use state-of-the-art computer numerical controlled, or CNC, machining equipment to manufacture these products and components.

         Our executive offices are located at 16825 Northchase Drive, Suite 630, Houston, Texas 77060, in the energy corridor of north Houston. Our telephone number is (281) 877-9700 and our Internet address is WWW.EXCALIND.COM.

COMPANY BACKGROUND

         Excalibur Holdings, Inc. was founded in August 2001 to build an integrated specialty manufacturing company by acquiring and founding, integrating, and growing four privately owned manufacturing and fabrication businesses. In November 2001, Excalibur Holdings acquired two of these businesses and formed a third. It acquired the fourth business in March 2002. The combination of these companies was designed to form a specialty manufacturing company serving high-growth markets, and our founders believed that each company that we acquired had key attributes and capabilities to accomplish that goal. In April 2002, Excalibur Holdings completed a "reverse merger" with a publicly-traded shell corporation, and in June 2002, we reincorporated under the laws of the State of Delaware and changed our name to "Excalibur Industries, Inc."

FISCAL 2002 DEVELOPMENTS

         In 2002, we were significantly impacted by the economic downturn in the U.S. and, in particular, a sharp reduction in demand for civil flight simulation products and other civil aviation training equipment in the wake of the World Trade Center and Pentagon attacks of September 11, 2001. We were also significantly impacted by turmoil in the power generation industry. In the last quarter of 2001, and continuing throughout 2002, a number of U.S. utilities and merchant power producers announced the delay or cancellation of new power plants previously scheduled to be built. These delays and cancellations were caused by a significant reduction in power prices, higher operating costs due to an increase in natural gas prices, and liquidity problems at several power producing companies.

         These developments resulted in reduced revenues, lower than expected levels of working capital, and net losses. In turn, our lack of working capital forced us to suspend our growth objectives and, instead, focus on stabilizing our existing operations. While we believe our core businesses remain viable, it is our opinion that these developments will continue to adversely affect our results of operations in the immediate future.

OUR MARKETS

         AEROSPACE MANUFACTURING. The aerospace and defense industries require aircraft training devices in order to train commercial and military pilots and other flight personnel. Although spending by commercial airlines for training devices has decreased since the terrorist attacks of September 11, 2001, we believe that demand for these devices will eventually increase over the long term. We also foresee that increased spending in the military sector will continue to provide new opportunities for us. The Department of Defense outlays for procurement are projected to rise 12 percent in 2003 to $137 billion from $123 billion in 2002, according to an August 2002 AEROSPACE DAILY report. Furthermore, our research indicates that aviation manufacturers increasingly seeking supply chain partners who can build and package pre-assembled kits for final aircraft assembly.

         HOMELAND DEFENSE AND COUNTER-TERRORISM. We believe that markets such as homeland defense and counter-terrorism are new growth markets and represent a potential opportunity for us to expand our core competencies in building aerospace flight simulators and other training equipment. We believe that these core competencies position us to provide of training products for these markets.

         In response to the terrorist attacks of September 11, 2001, President Bush has proposed a $38 billion Homeland Defense/Security Budget for fiscal 2003. According to the report of the United States Office of Management and Budget, the fiscal 2004 budget will include "substantial" increases in homeland defense spending beyond the $38 billion proposed for fiscal 2003. We believe that if the Homeland Defense Budget is funded, it will provide additional demand for specialized training and simulation devices such as flight simulators, counter-terrorist trainers and other law enforcement training devices. The proposed Homeland Defense Budget allocates $3.5 billion for municipalities and local fire and police training. We believe that municipalities will use a portion of these funds to obtain cabin trainers and other training equipment for "first responder" training. We also believe that there has been a heightened demand for components used to upgrade airline cockpit door security and other anti-terrorist aviation equipment which we manufacture. In addition, according to the November 2002 American Forces Press Service report, the U.S. Army plans to develop up to 80 new sites that allow training for room-to-room combat or military operations over urbanized terrain by 2009.

         OIL AND GAS SERVICES TECHNOLOGY. Spears and Associates, an oil industry research firm, estimates the potential market size for all expandable products in the total well and work-over markets to be between $40 and $60 billion. Expandable tubing technology is a recent innovation in this market that involves propelling a conical expansion pig or mandrel (cone) through steel pipe to literally expand its diameter to up to 30% while retaining sufficient mechanical properties for the application. This allows the deeper and smaller diameter wells to equal or exceed the production of traditional drilling technologies, with the potential for cost reductions in well construction of 30% or more.

         We also believe deepwater exploration and development presents one of the fastest growing segments of the oil and gas industry. For example, in August 2002, British Petroleum announced that it intends to spend $15 billion over the next ten years in the Gulf of Mexico in deep water fields.

         PETROCHEMICAL. According to a November 2002 Congressional Budget Office report, recent clean air legislation is estimated to result in direct spending by U.S. industry of about $30 million in 2003, $3 billion during the years 2003 through 2007, and a total of $154 billion over the 2003-2012 period. Such legislation, along with aging infrastructure and new technology developments, is driving the petrochemical market to replace or retrofit equipment to meet new operating standards.

EXCALIBUR'S OPERATING SUBSIDIARIES

         SERVING THE COUNTER-TERRORISM/ HOMELAND DEFENSE AND AEROSPACE MARKETS:

         EXCALIBUR AEROSPACE d.b.a. Aero Weld, our aerospace division has specialized for 23 years in the highly precise design, fabrication and assembly of military and commercial aircraft training equipment. These products include flight simulators, counter-terrorist trainers, hostage rescue trainers, emergency evacuation trainers and pilot flight training devices built to the needs of the commercial airlines, military, defense contractors and law enforcement agencies. Excalibur Aerospace has considerable expertise and know-how related to the design and manufacture of flight simulation and cabin trainer equipment, including close tolerance machining, specialty fabrication and engineering design. These systems replicate the interiors of various aircraft such as Boeing and Airbus jets and require the ability to fabricate and finish aircraft composite materials.

         Excalibur Aerospace is a sub-contractor for Berkshire Hathaway's Flight Safety International, a leading flight training company. Excalibur Aerospace builds hardware and motion systems for flight simulation used for pilot training. Excalibur Aerospace is a supplier to commercial airlines and airframe manufacturers. Customers include the FBI, Flight Safety International, Singapore Airlines, Korean Airlines, American Airlines, Delta Airlines, Link/L-3, NLX Corporation, Camber Corporation, and Airbus.

         Excalibur Aerospace also builds sophisticated motion systems that are an integral part of these simulators. We have extensive capabilities and proprietary software related to electrical systems and PLCs that are used for control and emergency scenario replication. We anticipate leveraging our capabilities to design and provide motions systems for military armored vehicles such as personnel carriers and tanks. We are also seeking to expand Excalibur Aerospace's product line to supply the growing military aviation and training products market. Recently, we delivered a military training motion systems hardware platform to a military flight simulator contractor.

         Excalibur Aerospace has manufactured and installed a full-scale Boeing airline cabin mock-up for the Federal Bureau of Investigation, which is currently used for counter-terrorism and hostage rescue training at the FBI's headquarters in Quantico, Virginia. The trainer is a full-scale mock-up of a Boeing 777 aircraft, mounted on a large motion system that we also built. The trainer is designed to allow the FBI to simulate forced entry, neutralization of terrorists, and hostage rescue. Using our emergency scenario software in combination with motion systems and our multiple programmable logic controllers, the FBI can create virtually any kind of emergency scenario, including the effects of smoke and fire, bomb blasts, passengers screaming, chemical hazards and failing airliner equipment. In 2002, the FBI purchased from us a Boeing 777 cockpit assembly to adjoin this fuselage. We believe this experience and know-how positions us for the growing Homeland Defense market.

         We are in the design stage for other emergency training devices that are mounted on mobilized semi-trailers that would train Homeland Defense First Responders for similar scenarios, such as urban room clearing trainers. We are in the process of obtaining intellectual property protection for certain designs related to these proposed trainers, which, assuming we obtain the necessary capital to develop the prototypes, conduct market-testing, and launch the products, we anticipate being used by a variety of law-enforcement, emergency, and military personnel. According to the November 2002 American Forces Press Service report, the U.S. Army plans to develop up to 80 new sites that allow training for room-to-room combat or military operations over urbanized terrain by 2009.

         Excalibur Aerospace is also positioning itself to become a supply chain partner for production-ready assembly kits for aviation manufacturers. Manufacturers are increasingly seeking partners that have the expertise and equipment to integrate suppliers' products into their manufacturing programs. We are in preliminary discussions with certain executive jet manufacturers and others regarding their programs. Excalibur Aerospace can use its precision CNC equipment for the manufacture and machining of aircraft-grade components.

         Historically, Excalibur Aerospace has achieved sales mainly through referral marketing without a dedicated sales force. In 2002, we added a technically trained sales force at Excalibur Aerospace to market our products. We recently hired the ex-general manager of Lear Jet, Mr. Vern Dyer, to lead this business.

         SERVING THE OIL AND GAS TECHNOLOGIES MARKET:

         SHUMATE MACHINE WORKS produces complex assemblies for expandable tubing technology products, which are used in field service operations under extreme environmental conditions for oil and gas exploration. Shumate has been a research and development manufacturing partner for Enventure GT, a joint venture of Shell and Halliburton and a leader in the expandable pipe business. Shumate is seeking to position itself as a leading production supply chain partner for expandable tubing technology. The manufacturing needs for expandable tubing products have been mostly research and development related until commercialization of those products in late 2002.

         Shumate manufactures highly specialized oil field equipment and tools, and we are able to produce large-diameter close-tolerance machined parts. Shumate uses state of the art large part CNC equipment in the production of these parts and has developed trade secrets with respect to the manufacture of expandable tubing equipment. This drilling equipment for production environments uses one of the hardest alloy steels and requires close tolerance specifications for manufacturing. We believe that Shumate's ability to meet the difficult manufacturing requirements of the expandable tubing equipment and its development of certain manufacturing trade secrets makes Shumate a leading expandable tubing equipment manufacturer, and we also believe that Shumate is one of a few companies to successfully manufacture the expandable tubing products to required specifications that have proven to work in production environments.

         Shumate's customers include Enventure GT, a Halliburton/ Shell joint venture company, Weatherford, Oceaneering Intervention Engineering, Baker Hughes, Texas Oil Tools and Canrig Drilling Technology. Shumate is a major supplier for Enventure's proprietary down-hole casing modification equipment, which requires precision machining of tool steel. Shumate's facility features exceptional capabilities for large diameter precision machining with 95% of all processes being computer-numeric controlled.

         Shumate also manufactures large machine parts being used for the demanding requirements of offshore deepwater exploration. We believe deepwater exploration and development presents one of the fastest growing segments of the oil and gas industry. For example, in August 2002, British Petroleum announced that it intends to spend $15 billion over the next ten years in the Gulf of Mexico in deep water fields. Shumate manufactures complex large parts for top drive drilling systems, blow-out preventors, sub-sea remote operated vehicles and other completion tools for both domestic and international use for this market.

         Shumate employs about 30 people at a 30,000 square foot plant in Conroe, Texas, north of Houston.

         SERVING THE PETROCHEMICAL MARKET:

         EXCALIBUR SERVICES designs, fabricates and manufactures pressure vessels, production/process skids, heat exchangers and structural components for the oil, chemical, petrochemical, power generation and pulp & paper industries. This equipment maximizes energy conservation in the plants used in these industries while meeting Environmental Protection Agency guidelines. The manufacture of pressure vessels and heat exchangers involves welding to high standards of quality control that usually requires certifications, pressure-testing and x-ray inspection. Excalibur Services is code certified by the American Society of Mechanical Engineers ("ASME") to meet these requirements.

         Utilizing the ASME code capabilities of Excalibur Services and combining Excalibur Aerospace's experience in programmable logic controllers, electrical and computer programming experience, our enterprise can now build state of the art engineered process skids such as catalyst injectors, coalescing filter separators, filter packages, centrifugal compressors and control valve skids. By offering complete integrated units, we can participate in higher profit margins than traditionally afforded to fabrication businesses.

         In October 2002, we entered into a three-year strategic alliance with Born, Inc., a leader of direct fired process heaters for the petrochemical, oil and gas and power generation industries. Born designs, manufactures and supplies direct fired heater technology, reformers, waste heater recovery units, and incinerators offering comprehensive engineering, inspection, installation, commissioning services and revamps. Under the strategic alliance, Born estimated that it will provide at least $12 million in manufacturing revenues to us over the next three years. Under the terms of the agreement, we have dedicated a portion of Excalibur Services' manufacturing capacity from our 350,000 square feet of combined manufacturing facilities and have designated `Priority Customer Status' to the Born product line. To date, our strategic alliance with Born has not produced satisfactory results, and it is possible that Born may provide us with significantly less than $12 million in manufacturing revenues during the term of the strategic alliance. It is also possible that we may materially reduce or terminate our relationship with Born in the future.

         Excalibur Services began operations in November 2001 when it purchased selected equipment and inventory from Redhawk Industries in Tulsa, Oklahoma. We hired key employees for this subsidiary and have begun a sales and marketing effort. As an ASME certified company, Excalibur Services provides complementary services to our other subsidiaries, services that were formerly outsourced. Customers of Excalibur Services include BD-AirFin, Tek-Fin, Inc., Total Energy Resources, Callidus Technologies, AES Corporation, Dyna-therm, Dresser-Rand, FMC, and Born, Inc.

         EXCALIBUR STEEL fabricates structural steel and other products. Excalibur Steel focuses on manufacturing components for petrochemical, paper and pulp and power generation, distribution and transmission. Our manufacturing process includes receiving raw steel, performing a series of steps, including cutting, bending, and drilling to specifications, and then fitting and welding the component pieces. Excalibur Steel's products include ducting systems for the inlet sides of gas turbines, silencer panels for reduction of noise with turbines and stainless steel piping used with high pressure steam. Excalibur Steel's customers include Woolslayer Co., Victory Energy, Sisco Specialty Products, Koch Industries, Tulsa Steel, Bachmann Industries and AID Corporation.

OUR STRATEGY

         Strategies to achieve our growth objectives include the following:

         FOCUS ON HIGH BARRIER-TO-ENTRY MARKETS WHERE WE ALREADY HAVE A FOOT-HOLD. We have a capital investment in our equipment and machines, appraised at approximately $7,000,000 as of the date we acquired such equipment, and we have developed technical know-how to build sophisticated products. We believe this capital investment and this proprietary know-how position act as a barrier to entry by competitors and constitute a competitive advantage.

         LEVERAGE INTELLECTUAL PROPERTY AND KNOW-HOW TO GROW IN NEW MARKETS. Homeland Defense is an important new growth opportunity and we believe our experience with the FBI and United States military positions us to participate in this growing market. Additionally, we intend to expand our product lines as we move into higher margin markets. For example, utilizing our core competency in aerospace training products, such as the counter-terrorism aircraft trainer sold to the FBI, we are pursing new products that serve the homeland defense market. We are also in the design stage for emergency training devices that are mounted on mobilized semi-trailers that would train Homeland Defense First Responders, such as urban room clearing trainers. We are in the process of obtaining intellectual property protection for certain designs related to these proposed trainers, and these products could represent a line extension for us in this new market, assuming we obtain the necessary capital to develop the prototypes, conduct market-testing, and launch the products.

         FURTHER DEVELOP OUR PROFESSIONAL SALES AND MARKETING FORCE. We have developed a professional selling program that currently includes a sales staff of four led by our vice presidents of sales and marketing. These measures to date have allowed us to gain more than 30 new customers during 2002 such as Dresser Rand, FMC and NLX Corporation. Additionally, we will attempt to find other sales channels and distribution partners, manufacturer's representatives and source partnerships. By cross-selling to the operating companies' respective customer bases, our sales force can use existing vendor relationships to sell new products manufactured by our other divisions.

         DEVELOP KIT ASSEMBLY MANUFACTURING PROJECTS FOR CUSTOMER'S SUPPLY CHAIN MANAGEMENT. We believe `best practice' manufacturers prefer and are moving towards the assembly `kit' approach where supply chain partners build and package ready-to-assemble kits that avoid having to piece together larger numbers of individual parts from various sources. Excalibur Aerospace is positioning itself to provide more value to customers by delivering assembled kits to an end-use airplane manufacturer instead of the individual parts that make up that assembly. We believe this kit assembly manufacturing will decrease costs and increase efficiencies for our customers.

SALES AND MARKETING; CUSTOMERS

         Our operating subsidiaries have developed and maintained long-term relationships with their existing customers. In addition, we intend to expand our market presence by installing a professional sales and marketing staff. This sales team focuses on identifying new prospective customers in the industries that we currently service. Working closely with in-house engineering and estimating, the sales team strives to create a value added solution to meet the customer's needs. The combined capabilities of our subsidiaries allow us to offer more complete solutions than those of individual competitors. We use a variety of methods to identify these target customers, including the utilization of databases, direct mail and participation in manufacturers' trade shows. These efforts supplement our operating subsidiaries' traditional sales and marketing efforts of customer referrals and territory canvassing. Once a target customer is identified, salespeople assume responsibility for visiting the appropriate personnel at the target, typically the purchasing manager, manager of operations, or chief engineer and explain the potential advantages of our products and services and our commitment to service and quality.

         Nearly all of our sales are on a negotiated price basis. In some cases, sales are the result of a competitive process where a customer sends to us and to several competitors a list of products required, and we submit a bid on each product. Frequently, the ability to meet customer delivery schedules as well as plant capacities and capabilities is a significant aspect of winning a bid. The combined capabilities of our subsidiaries often allow us to outperform other competitors. This type of enterprise selling permits each subsidiary to increase its value to a customer by increasing its versatility. Enterprise activity enables us to sell at more attractive rates and increases the frequency of customer contact. All subsidiaries then benefit from the activities of one enterprise sale.

         Our sales force rollout in 2003 will continue to focus on metropolitan areas strategic to our products with the addition of more salespeople. We also anticipate utilizing quality manufacturers' representatives to supplement our internal sales force.

         We have a customer base of more than 100 customers. Three of these customers represented over half of our revenues in 2002. We are expanding our customer base both through continuing aggregation of our subsidiaries and through the addition of new customers within each subsidiary. We believe that long-term relationships with many of our customers will contribute significantly to our success.

COMPETITION

         We are engaged in highly fragmented and competitive industries. Competition is based primarily on quality, service, price, timeliness and geographic proximity. We compete with a large number of other manufacturers and steel fabricators on a regional and local basis, many of which may have greater financial resources than we do, and several of which are public companies. We also compete to a lesser extent with producers of plastics and other materials that may be used in place of metal in some manufactured products. We believe that we are able to compete effectively by defining and understanding customer and market needs, using our technology base to develop new product applications that meet those needs, communicating and demonstrating the technical advantage of our products and building long-term relationships with our customers. We also believe that, because we anticipate achieving economies of scale with our combined operating subsidiaries, we will be able to take on larger projects that require higher levels of complex machining without the need to invest in additional capital equipment.

GOVERNMENT REGULATION AND ENVIRONMENTAL MATTERS

         Our operations are subject to a number of federal, state and local regulations relating to the protection of the environment and to workplace health and safety. In particular, our operations are subject to extensive federal, state and local laws and regulations governing waste disposal, air and water emissions, the handling of hazardous substances, environmental protection, remediation and workplace exposure. Hazardous materials used in our operations include lubricants, cleaning solvents and hydrochloric acid.

         We believe that we are in substantial compliance with all such laws and do not currently anticipate that we will be required to expend any substantial amounts in the foreseeable future in order to meet current environmental or workplace health and safety requirements. However, some of the properties that we lease are located in areas with histories of heavy industrial use.

         Although no environmental claims have been made against us and we have not been named as a potentially responsible party by the Environmental Protection Agency or any other entity, it is possible that we could be identified by the EPA, a state agency or one or more third parties as a potentially responsible party under CERCLA or under analogous state laws. If so, we could incur substantial litigation costs to prove that we were not responsible for the environmental damage. We have obtained limited indemnities from the founders of each of our operating subsidiaries. We believe that these indemnities will be adequate to protect us from a material adverse effect on our financial condition should we be found to be responsible for a share of any clean-up costs. The limited indemnities are subject to certain deductible amounts, however, and we cannot assure you that these limited indemnities will fully protect us.

SAFETY

         We are committed to emphasizing and focusing on safety in the workplace. We currently have a variety of safety programs in place, which include regular weekly or monthly field safety meetings, bonuses based on an employee's or a team's safety record and training sessions to teach proper safety work procedures. We plan to establish "best practices" throughout all of our operations to ensure that all employees comply with safety standards that we establish and to ensure full compliance with federal, state and local laws and regulations. In addition, we intend to continue to emphasize the need for an accident-free workplace.

RISK MANAGEMENT, INSURANCE AND LITIGATION

         The primary risks in our operations are property damage, workers' compensation and third-party bodily injury. We maintain insurance above certain self-insured limits for liability for bodily injury, third-party property damage and workers' compensation, all of which we consider sufficient to insure against these risks. We are not currently involved in any material legal proceedings for property damage, workers' compensation, or third-party property damage. We have been named in approximately 12 actions that have been commenced by former vendors and suppliers. The aggregate amount of these claims is approximately $225,000.

EMPLOYEES

         We currently employ approximately 95 people in operations in Tulsa, Oklahoma and Conroe, Texas. Of the total, approximately 11 are in administration, approximately 6 are in sales, marketing and distribution, and approximately 78 are in fabrication, manufacturing and production. None of our employees is represented by a labor union, and we have not entered into a collective bargaining agreement with any union. We have not experienced any work stoppages and consider the relations with our employees to be good.

GOVERNMENT REGULATION AND ENVIRONMENTAL MATTERS

         Our operations are subject to a number of federal, state and local regulations relating to the protection of the environment and to workplace health and safety. In particular, our operations are subject to extensive federal, state and local laws and regulations governing waste disposal, air and water emissions, the handling of hazardous substances, environmental protection, remediation, workplace exposure and other matters. Hazardous materials used in our operations include lubricants, cleaning solvents and hydrochloric acid.

PROPERTIES

         All of our current operations are conducted at facilities located in the greater Tulsa area of Oklahoma and the greater Houston area of Texas. The existing facilities are adequate for our current operations. We anticipate that additional facilities will be leased or purchased as needed and that sufficient facilities for our needs are readily available.

         Our executive offices are located in Houston, Texas and consist of approximately 3,080 square feet of leased space. We leased this space pursuant to a written 18-month lease expiring August 31, 2003 at the rate of $4,107 per month.

         We lease over 250,000 square feet of manufacturing facilities in the Tulsa, Oklahoma region. We lease this space pursuant to written leases with an average term of three years at a rate totaling $37,700 per month. Included in these leases is a two-year written lease with TW Consulting for the rental of the facilities for our Aero Weld subsidiary at a rate of $8,000 per month.

         We lease over 30,000 square feet of manufacturing facilities in Conroe, Texas. We entered into a five-year lease for the rental of the facilities for our Shumate subsidiary at a rate of approximately $19,600 per month.

BUSINESS DEVELOPMENT OF EXCALIBUR INDUSTRIES, INC. AND EXCALIBUR HOLDINGS, INC.

         William S.H. Stuart and Matthew C. Flemming founded Excalibur Holdings Inc., a Texas corporation, on August 17, 2001 to acquire the three privately held manufacturing companies and start the fourth subsidiary as discussed above. On April 8, 2002, Excalibur Holdings completed a "reverse merger" with Global Realty Management Group, Inc. ("GRMG"), a publicly-traded shell corporation and a fully reporting company registered under the Securities Exchange Act of 1934. In June 2002, GRMG reincorporated under the laws of the State of Delaware and changed its name to "Excalibur Industries, Inc."

         Excalibur Holdings was incorporated on August 17, 2001 in the State of Texas. In accordance with our business plans to acquire industrial companies in the Southwest United States that would build a specialty manufacturing company focused on high growth markets, Excalibur Holdings has completed three acquisitions and started one subsidiary.

         EXCALIBUR AEROSPACE, D.B.A. AERO WELD ACQUISITION. Excalibur Holdings completed the first acquisition on November 20, 2001 by acquiring, through its wholly-owned subsidiary Excalibur Aerospace, Inc., substantially all of the assets (other than real property) of TW Consulting, Inc., an Oklahoma corporation formerly known as Aero Weld, Inc., for $3,500,000 in cash payable in a series of installments, the delivery of a series of unsecured notes in the aggregate original principal amount of $1,968,388, 1,000,000 shares of Excalibur Holdings common stock, and consulting and non-competition fees aggregating $2,500,000 payable to the sole stockholder of TW Consulting, Mr. Tommy Worth.

         On December 30, 2001, the purchase price of the acquisition was amended to $1,250,000 in cash, the delivery of a series of secured and unsecured notes in the aggregate principal amount of $3,218,387, 1,000,000 shares of Excalibur Holdings common stock, and consulting and non-competition fees aggregating $2,500,000 payable to Mr. Worth.

         On June 27, 2002, after our merger with Excalibur Holdings, we entered into an agreement paying off certain notes and modifying other notes. As a result of this agreement, we currently have notes with an aggregate principal amount of $2,932,473 outstanding in connection with the acquisition of the assets of Aero Weld. We also amended our consulting agreement with Mr. Worth to provide for monthly payments to Mr. Worth through March 31, 2012. The amount of the monthly payment is based upon gross revenues generated in the Aero Weld subsidiary, with a sliding scale range of up to $65,000 per month. The maximum aggregate amount that we must pay under this agreement is $2,500,000. In addition, we have agreed to enter into a two-year lease with TW Consulting for the rental of the facilities for our Aero Weld subsidiary at a rate of $8,000 per month.

         EXCALIBUR SERVICES FORMATION. On November 20, 2001, Excalibur Holdings formed Excalibur Services, Inc., an Oklahoma corporation, as a wholly-owned subsidiary to start up AMSE code welding and fabrication operations. On the same day, Excalibur Services acquired certain selected assets of Redhawk Industries, L.L.C., an Oklahoma limited liability company, for $50,000 in cash and 400,000 shares of Excalibur Holdings common stock in order to begin operations in our Excalibur Services subsidiary.

         EXCALIBUR STEEL ACQUISITION. On November 27, 2001, Excalibur Holdings acquired Excalibur Steel, Inc., an Oklahoma corporation, pursuant to a merger of Excalibur Steel with and into Excalmerge, Inc., an Oklahoma corporation and wholly-owned subsidiary of Excalibur Holdings. The purchase price for Excalibur Steel was the delivery of a series of unsecured notes in the aggregate original principal amount of $650,000 and 1,500,000 shares of Excalibur Holdings common stock. Excalibur Holdings entered into employment agreements with each of the two former stockholders of Excalibur Steel, Dwayne Lewis and Debra Lewis. Excalibur Holdings paid $12,500 in cash and issued 155,000 shares of our common stock as a finder's fee to a business broker in connection with this acquisition. Effective October 3, 2002, Mr. Lewis resigned as an officer and director pursuant to a separation and release agreement, and Mrs. Lewis also resigned pursuant to a separation and release agreement.

         SHUMATE MACHINE WORKS ACQUISITION. On March 29, 2002, Excalibur Holdings acquired Shumate Machine Works, Inc., a Texas corporation, pursuant to a merger of Shumate with and into Excalmergeco, Inc., a Texas corporation and wholly-owned subsidiary of Excalibur Holdings. The purchase price for Shumate was $250,000 in cash, the delivery of a series of unsecured notes in the aggregate original principal amount of $250,000, and 1,150,000 shares of Excalibur Holdings common stock. In addition, Excalibur Holdings entered into an earn-out agreement with the former stockholders of Shumate, Larry Shumate and Russ Clark, pursuant to which Messrs. Shumate and Clark would receive an additional 250,000 shares of common stock if Shumate achieved certain revenue and income thresholds in 2002, which Shumate did achieve. Excalibur Holdings also entered into employment agreements with Mr. Shumate and Mr. Clark.

         REVERSE MERGER. On April 8, 2002, GRMG Acquisition Corp., a Texas corporation and a wholly-owned subsidiary of GRMG, merged with and into Excalibur Holdings, Inc., a Texas corporation, whereby Excalibur Holdings became a wholly owned subsidiary of GRMG. Under the terms of an agreement and plan of merger, each outstanding share of Excalibur Holdings common stock was converted into one (1) share of GRMG common stock, each outstanding share of Excalibur Holdings Series A preferred stock was converted into one (1) share of GRMG Series A preferred stock, each outstanding share of Excalibur Holdings Series B preferred stock was converted into one (1) share of GRMG Series B preferred stock, and the outstanding shares of GRMG Acquisition Corp. were converted into one hundred shares of Excalibur Holdings. In total, GRMG issued 11,633,699 shares of common stock, 1,000,000 shares of Series A preferred stock and 806,000 shares of Series B preferred stock to the Excalibur Holdings stockholders pursuant to the merger. On May 22, 2002, each share of our Series A and Series B preferred stock automatically converted into one (1) share of GRMG common stock.

         REINCORPORATION. On June 10, 2002, GRMG reincorporated under the laws of the State of Delaware from the State of Florida pursuant to a merger with a newly formed Delaware corporation. Under the terms of this reincorporation merger, GRMG changed our name from "Global Realty Management Group, Inc." to "Excalibur Industries, Inc."

         We have no relation to Excalibur Industries, Inc., a natural resource company incorporated under the laws of the State of Utah which is located in Duluth, Minnesota.

                                   MANAGEMENT

EXECUTIVE OFFICER AND DIRECTORS

         Our executive officers and directors, the positions held by them, and their ages are as follows:

          NAME                     AGE                               POSITION
--------------------------      --------       -------------------------------------------------------
William S.H. Stuart                41          Chairman  of the  Board  of  Directors,  President  and
                                               Chief Executive Officer

Matthew C. Flemming                34          Chief  Financial  Officer,  Executive  Vice  President,
                                               Treasurer, Secretary and Director

A. Earl Swift 69 Director

Frank X. Marshik                   76          Director

W. Donald Parr 63 Director

G. Ross Brown                      56          Vice President of Operations

David Rains                        46          Vice President of Marketing

         WILLIAM S.H. STUART is the Chairman of the Board and our Chief Executive Officer. Mr. Stuart was a co-founder of Excalibur Holdings and has been involved with all of its acquisitions. From August 1998 to December 2000, Mr. Stuart served as CEO of Crescent Services Corp., a Houston, Texas based privately held wireless Internet service provider. From April 1992 to March 1998, he served as Chairman, CEO and President of WSHS Enterprises d/b/a/ PCSS, Inc., a privately held full service network integration company located in Houston, Texas and from June, 1995 to March, 1998 served as Chairman, CEO and President of CyberServe, Inc. d.b.a. Bluegate Systems. In April 1998, PCSS and Bluegate were acquired by EqualNet, a Nasdaq small cap company, where Mr. Stuart served as Vice President from April 1998 to August 1998. Prior to that, Mr. Stuart served as Vice President and General Manager of MultiNet, Inc., from 1990 to 1992, which was a privately held systems integration firm located in Houston, Texas.

         MATTHEW C. FLEMMING is a Director and our Chief Financial Officer, Treasurer, Secretary and Executive Vice-President. Mr. Flemming was a co-founder of Excalibur Holdings and has been involved with all of its acquisitions. From June 1999 to March 2001, he served as Chief Executive Officer of WorldByNet, Inc. a Houston, Texas based privately held Internet start-up company. From January 1994 to May 1999, Mr. Flemming served as Chief Executive Officer of FARO Pharmaceuticals, Inc., a privately held specialty products company. From May 1991 to December 1993, he was a Series 7 licensed financial advisor with Eppler, Guerin and Turner, the largest regional investment banking firm in the Southwest at that time. Mr. Flemming received a Bachelor of Arts in Finance from the University of Houston.

         A. EARL SWIFT is a Director. Mr. Swift is the founder of Swift Energy Company, whose shares of common stock are traded on the New York Stock Exchange, and he has served as the Chairman of its board of directors since its founding in 1979. Mr. Swift also served as Swift Energy's Chief Executive Officer until May 2001. From 1962 to 1979, Mr. Swift was employed by affiliates of American Natural Resources Company, serving his last three years as vice president of Exploration and Production for the Michigan-Wisconsin Pipeline Company and American Natural Gas Production Company. From 1955 to 1961, Mr. Swift was employed by Humble Oil Company, a predecessor of Exxon U.S.A. Mr. Swift received a Bachelor of Science degree in petroleum engineering from the University of Oklahoma, a Juris Doctor from South Texas College of Law and a Masters of Business Administration from the President/Key Executive Program at Pepperdine University.

         FRANCIS X. MARSHIK is a Director. Mr. Marshik retired in 1986 from M.W. Kellogg, an engineering, construction and fabrication company, where he served as its Senior Vice President of Global Business Development since 1980. From 1974 to 1980, Mr. Marshik was Commercial Vice President of M.W. Kellogg in London, and from 1968 to 1972, he was the head of the Far East as General Manager of Japan. From 1950 to 1966, Mr. Marshik held various positions at C.F. Braun, an engineering company. He received a Bachelor of Science from Oregon State University.

         W. DONALD PARR is a Director. Mr. Parr has been a financial advisor since 1995. Since 2001, Mr. Parr has served as a financial advisor with UBS PaineWebber, Inc., and from 1997 to 2001, with Robert W. Baird & Co., Inc. From 1991 to 1995, Mr. Parr was a principal at Parr Consulting Group, where he advised clients on mergers and acquisitions, strategic planning and capital markets matters. From 1987 to 1991, Mr. Parr served as chief financial officer and a director of NTS Corp., a real estate development and management company. From 1981 to 1987, he served as chief financial officer and a director of General Homes Corporation, a home building company whose common stock traded on the New York Stock Exchange at that time. Mr. Parr has been a member of the Board of Arbitrators, NASD Regulation, Inc. since 1997. He received his Bachelor of Science and his Masters in Business Administration from The American University.

         G. ROSS BROWN is our Vice President of Operations. Mr. Brown has over 20 years of experience devoted to computer radio frequency networking, factory-floor and inventory management processes, enterprise manufacturing strategies and supply chain management. From 1976 to 2001, he was with G. Ross Brown Companies serving as President of this Tulsa, Oklahoma based consulting company. From 1971 to 1976 he was Executive Vice President with Prewitt Engineering Consultants Mr. Brown received a Bachelor of Arts degree from Tokyo Westmar University.

         DR. DAVID RAINS is our Vice President of Marketing. From 1999 to 2001, Mr. Rains served as vice president of business development for HTE8, a Houston, Texas based privately-held wireless Internet service provider. From 1994 to 1998, he served as Chief Operating Officer for Publishers Discount Warehouse, a privately-held direct marketing company with over 100 employees. From 1986 to 1994, Dr. Rains served as an independent consultant, providing consulting services for designing management information systems. From 1994 to 1996, Dr. Rains served on the Customer Advisory Board for Sprint Communications. He received a Doctor of Musical Arts degree from the University of Texas at Austin and Bachelor's and Master's degrees from Baylor University, where he was a National Merit Scholar.

INFORMATION ABOUT OUR BOARD AND ITS COMMITTEES.

         Our Board held four meetings during fiscal 2002 and each of the directors attended, either in person or by telephonic conference, all of the meetings of our Board and all such committees on which such director served during fiscal 2002.

         Our Board of Directors has established an Audit Committee which became active in April 2002. The Board of Directors also established an Executive Committee in January 2003.

         The Audit Committee provides assistance to our Board in satisfying its fiduciary responsibilities relating to the Company's financial statements, financial reporting process, systems of internal accounting and financial controls and the annual independent audit of the Company's financial statements. The Audit Committee is responsible for appointing or replacing the independent auditors, and approves all audit engagement fees and terms and all non-audit engagements with the independent auditors. The Audit Committee operates under a written charter adopted by our Board of Directors. The Audit Committee is comprised of W. Donald Parr (Chairman), A. Earl Swift, and Frank X. Marshik. The Audit Committee met six times during fiscal 2002.

         The Executive Committee has and may exercise all the powers and authority of the full board of directors in the management of the business and affairs of Excalibur. However, the Executive Committee does not have the power or authority to amend Excalibur's Certificate of Incorporation or Bylaws, adopt an agreement of merger or consolidation to which Excalibur is a party, recommend to the stockholders the sale, lease, or exchange of all or substantially all of Excalibur's assets, or recommend to the stockholders a dissolution of Excalibur. The Executive Committee is comprised of A. Earl Swift (Chairman), Frank X. Marshik, and W. Donald Parr. The Executive Committee did not meet in 2002.

EXECUTIVE COMPENSATION

         The following table sets forth the cash compensation paid to the Chief Executive Officer and to all other executive officers for services rendered during the fiscal years ended December 31, 2002, 2001 and 2000.

                                       ANNUAL COMPENSATION (1)                     LONG-TERM COMPENSATION
                         --------------------------------------------------   ---------------------------------
                                                                                               COMMON SHARES        ALL
                                                                               RESTRICTED       UNDERLYING         OTHER
                                                              OTHER ANNUAL        STOCK       OPTIONS GRANTED     COMPEN
   NAME AND POSITION       YEAR     SALARY         BONUS      COMPENSATION     AWARDS ($)       (# SHARES)        -SATION
-----------------------   ------   ---------     --------   -----------------  ----------     ----------------  -----------
William S.H. Stuart        2002    $252,202         -0-         $32,759 (2)        -0-             ------           -0-
CHAIRMAN, PRESIDENT AND    2001      $    0         -0-         $83,916 (3)        -0-                -0-           -0-
CHIEF EXECUTIVE OFFICER    2000      $    0         -0-            -0-             -0-                -0-           -0-

Matthew C. Flemming        2002    $231,544         -0-         $32,899 (4)        -0-             ------           -0-
EXECUTIVE VICE             2001    $ 26,250         -0-         $43,000 (3)        -0-                -0-           -0-
PRESIDENT,
CHIEF FINANCIAL            2000      $    0         -0-            -0-             -0-                -0-           -0-
OFFICER, SECRETARY AND
TREASURER

Dwayne C. Lewis            2002    $192,000         -0-            -0-             -0-             ------           -0-
FORMER CHIEF OPERATING     2001    $ 26,250         -0-            -0-             -0-            500,000           -0-
OFFICER                    2000      $    0         -0-            -0-             -0-                -0-           -0-

G. Ross Brown              2002    $143,750         -0-         $12,045 (5)        -0-             ------           -0-
VICE PRESIDENT OF          2001      $    0         -0-         $18,750 (3)        -0-            290,000           -0-
OPERATIONS                 2000      $    0         -0-            -0-             -0-                -0-           -0-

David N.  Rains            2002    $110,883         -0-         $14,000 (6)        -0-            350,000           -0-
VICE PRESIDENT OF          2001      $    0         -0-         $10,000 (3)        -0-                -0-           -0-
MARKETING                  2000      $    0         -0-            -0-             -0-                -0-           -0-

Joseph Spitzer             2002     $    --         -0-            -0-             -0-            100,000           -0-
FORMER CHIEF EXECUTIVE     2001      $    0         -0-            -0-             -0-                -0-           -0-
OFFICER                    2000      $    0         -0-            -0-             -0-                -0-           -0-

Michael Farkas             2002     $    --         -0-            -0-             -0-            100,000           -0-
FORMER VICE PRESIDENT,     2001      $    0         -0-            -0-             -0-                -0-           -0-
SECRETARY AND TREASURER    2000      $    0         -0-            -0-             -0-                -0-           -0-

(1) Includes compensation earned from Excalibur Holdings, Inc. before its reverse merger into Excalibur Industries, Inc.

(2)      Includes a car allowance of $15,600.

(3) Represents payments by Excalibur Holdings to the listed officer for services rendered as an independent contractor.

(4)      Includes a car allowance of $14,400.

(5)      Includes a car allowance of $12,045.

(6)      Includes a car allowance of $10,000.

OPTION GRANTS AND EXERCISES

         The following tables summarize option grants and exercises during the fiscal year ended December 31, 2002 to or by each of the executive officers named in the Summary Compensation Table above, and the potential realizable value of the options held by such persons at December 31, 2002.

                                                            OPTION/SAR GRANTS IN 2002 FISCAL YEAR
                                                                    INDIVIDUAL GRANTS (1)
                                  ------------------------------------------------------------------------------------------
                                       NUMBER OF
                                      SECURITIES
                                      UNDERLYING        % OF TOTAL OPTIONS/SARS       EXERCISE OR
                                     OPTIONS/SARS       GRANTED TO EMPLOYEES IN       BASE PRICE
              NAME                    GRANTED (#)             FISCAL YEAR               ($/SH)           EXPIRATION DATE
---------------------------       ------------------- --------------------------     --------------    ---------------------
William S.H. Stuart                          --                    --                     --                    --
CHAIRMAN, PRESIDENT AND
CHIEF EXECUTIVE OFFICER

Matthew C. Flemming                          --                    --                     --                    --
EXECUTIVE VICE PRESIDENT,
CHIEF FINANCIAL OFFICER,
SECRETARY AND TREASURER

Dwayne C. Lewis                              --                    --                     --                    --
FORMER CHIEF OPERATING
OFFICER

G. Ross Brown                                --                    --                     --                    --
VICE PRESIDENT OF
OPERATIONS

David N.  Rains                         300,000                     24.2                 0.90           February 1, 2007
VICE PRESIDENT OF                        50,000                      4.0                 2.50          September 30, 2007
MARKETING

Joseph Spitzer                          100,000                      8.1                 1.00              April 8, 2007
FORMER CHIEF EXECUTIVE
OFFICER

Michael Farkas                          100,000                      8.1                 1.00              April 8, 2007
FORMER VICE PRESIDENT,
SECRETARY AND TREASURER

(1) Includes grants from Excalibur Holdings, Inc. before its reverse merger into Excalibur Industries, Inc. These options were assumed by Excalibur Industries, Inc.

(2) These options were granted under Excalibur's Stock Option Plan and have a term of five years after the grant date.

(3) These options were granted under Bonus Stock Issuance and Option Agreements between Excalibur and the named executive officers. They have a term of five years after the grant date.

         The following table summarizes the value of in-the-money options held at December 31, 2002 by our Chief Executive Officer and each of the executive officers named in the Summary Compensation Table on page 33.

                                                     AGGREGATED OPTION/SAR EXERCISES IN 2002 FISCAL YEAR
                                                                AND FY-END OPTION SAR VALUES
                                  ----------------------------------------------------------------------------------------
                                                                                       NUMBER OF
                                                                                      SECURITIES             VALUE OF
                                                                                      UNDERLYING           UNEXERCISED
                                                                                      UNEXERCISED          IN-THE-MONEY
                                                                                     OPTIONS/SARS          OPTIONS/SARS
                                        SHARES                                       AT FY-END (#)       AT FY-END ($)(1)
                                       ACQUIRED
                                          ON                     VALUE               EXERCISABLE/          EXERCISABLE/
              NAME                   EXERCISE (#)             REALIZED (#)           UNEXERCISABLE        UNEXERCISABLE
---------------------------       -------------------     --------------------     -----------------    ------------------
William S.H. Stuart                          --                    --                     --                    --
CHAIRMAN, PRESIDENT AND
CHIEF EXECUTIVE OFFICER

Matthew C. Flemming                          --                    --                     --                    --
EXECUTIVE VICE PRESIDENT,
CHIEF FINANCIAL OFFICER,
SECRETARY AND TREASURER

Dwayne C. Lewis                              --                    --                     --                    --
FORMER CHIEF OPERATING
OFFICER

G. Ross Brown                                --                          --       123,333/166,667        $80,166/108,334
VICE PRESIDENT OF
OPERATIONS

David N.  Rains                              --                          --       150,000/200,000       $65,000/$130,000
VICE PRESIDENT OF
MARKETING

Joseph Spitzer                               --                          --             100,000/0              $55,000/0
FORMER CHIEF EXECUTIVE
OFFICER

Michael Farkas                           50,000                  $50,000                 50,000/0              $27,500/0
FORMER VICE PRESIDENT,
SECRETARY AND TREASURER

(1) Based on a price of $1.55 per share as quoted on the OTC Bulletin Board on December 31, 2002.

EMPLOYMENT AGREEMENTS

         We have entered into employment agreements with the Chairman of our Board of Directors, our President and Chief Executive Officer, Mr. William S.H. Stuart, our Chief Financial Officer, Executive Vice President, Treasurer and Secretary, Mr. Matthew C. Flemming, our Vice President of Marketing, Mr. David Rains and our Vice President of Operations, Mr. G. Ross Brown. Pursuant to their agreements, each executive officer is required to devote his entire business time to our affairs, subject to certain exceptions. The following chart sets forth the annual salary and term of each executive officer's employment agreement:

Name                                          Annual Salary                    Expiration of Term
-----------------------------------------     -----------------------------    ------------------------------
William S.H. Stuart                           $225,000                         December 1, 2004
Matthew C. Flemming                           $210,000                         December 1, 2004
G. Ross Brown                                 $150,000                         November 27, 2004
David Rains                                   $120,000                         December 1, 2004

         Each executive officer is also entitled to receive potential discretionary bonuses, reimbursement of expenses, vacation, health insurance and other benefits. All of the employment agreements of these executive officers are subject to automatic three month extensions unless either party chooses not to renew.

         As of July 16, 2002, Messrs. Stuart, Flemming, and Rains each agreed to temporary reductions ranging from $2,500 to $5,000 in their respective salaries for the period from July 16, 2002 through September 30, 2002.

         We had also entered into an employment agreement with our former Chief Operating Officer, Dwayne Lewis. Effective October 3, 2002, Mr. Lewis resigned as an officer and director pursuant to a separation and release agreement.

COMPENSATION OF DIRECTORS

         All directors receive reimbursement for reasonable out-of-pocket expenses in attending board of directors meetings and for promoting our business. From time to time we may engage certain members of the board of directors to perform services on our behalf. In such cases, we compensate the members for their services at rates no more favorable than could be obtained from unaffiliated parties.

         In 2002, we adopted a Stock Option Plan permitting us to grant options to employees, directors, consultants and independent contractors. On February 27, 2002, we granted W. Donald Parr a five-year option to purchase 75,000 shares of common stock at an exercise price of $1.20 per share.

STOCK OPTION PLAN

         In 2002, we adopted a Stock Option Plan permitting us to grant options to employees, directors, consultants and independent contractors. The purpose of the plan is to allow us to attract and retain such persons and to compensate them in a way that links their financial interests with the interests of our stockholders. Awards under the plan may take the form of incentive stock options or non-qualified stock options. A total of 2,000,000 shares may be issued pursuant to the plan. As of the date of this prospectus, there are options to purchase approximately 945,000 shares of our common stock outstanding under the plan.

         Our stock option plan is administered by a committee appointed by our board of directors or, in the absence of such a committee, by the entire board. The committee has, subject to specified limitations, full authority to grant options and establish the terms and conditions of vesting and exercise. The exercise price of incentive stock options granted under the plan is required to be no less than the fair market value of our common stock on the date of grant (110% in the case of a greater than 10% stockholder).

         The committee may grant options for terms of up to 10 years, or 5 years in the case of incentive stock options granted to greater than 10% stockholders. No optionee may be granted incentive stock options such that the fair market value of the options which first become exercisable in any one calendar year exceeds $100,000. If an optionee ceases to be employed by us or ceases to have a relationship with us, his or her options will expire one year after termination by reason of death or permanent disability, thirty days after termination for cause and three months after termination for any other reason.

       Subject to the foregoing, the committee has broad discretion to set the terms and conditions applicable to options granted under the plan. The committee may discontinue or suspend option grants under the plan, or amend or terminate the plan entirely, at any time. With the consent of an optionee, the committee may also make such modification of the terms and conditions of such optionee's option as the committee shall deem advisable. However, the committee has no authority to make any amendment or modification to the plan or any outstanding option which would do any of the following:

         o increase the maximum number of shares which may be purchased pursuant to options granted under the stock option plan, either in the aggregate or by an optionee, except in connection with certain antidilution adjustments;

         o change the designation of the class of employees eligible to receive qualified options;

         o extend the term of the stock option plan or the maximum option period thereunder;

         o decrease the minimum qualified option price or permit reductions of the price at which shares may be purchased for qualified options granted under the stock option plan, except in connection with certain antidilution adjustments; or

         o cause qualified stock options issued under the stock option plan to fail to meet the requirements of incentive stock options under Section 422 of the Internal Revenue Code.

         Any such amendment or modification shall be effective immediately, subject to stockholder approval thereof within 12 months before or after the effective date. No option may be granted during any suspension or after termination of the plan.

RELATED PARTY TRANSACTIONS

         AERO WELD ACQUISITION AND RELATED MATTERS. On November 20, 2001, Excalibur Holdings, through its wholly-owned subsidiary Excalibur Aerospace, acquired substantially all of the assets (other than real property) of TW Consulting, Inc., an Oklahoma corporation formerly known as Aero Weld, Inc., for $3,500,000 in cash payable in a series of installments, the delivery of a series of unsecured notes in the aggregate original principal amount of $1,968,388, 1,000,000 shares of Excalibur Holdings common stock, and consulting and non-competition fees aggregating $2,500,000 payable to the sole stockholder of TW Consulting, Mr. Tommy Worth. The cash portion of the purchase price was payable as follows: (i) $500,000 was payable at closing of the acquisition; (ii) $750,000 was due on or before December 15, 2001; (iii) $1,750,000 was due on or before February 28, 2002, and (iv) $500,000 was due on or before July 29, 2002, provided however that this last payment would be forgiven if the first three payments were paid in full before February 28, 2002. A summary of the notes are as follows: (i) the first unsecured note in the principal amount of $1,238,500 bears interest at the rate of 2% per annum over the prime interest rate as published in the Wall Street Journal with monthly principal payments of $10,321 plus accrued interest commencing March 18, 2002 and continuing each month until March 18, 2007, when all unpaid principal and interest are due; (ii) the second unsecured note in the principal amount of $300,000 bears interest at the rate of 2% per annum over the prime interest rate as published in the Wall Street Journal with monthly principal payments of $17,506 plus accrued interest commencing March 18, 2002 and continuing each month until September 18, 2003, when all unpaid principal and interest are due; and (iii) the unsecured note in the principal amount of $429,887 bears interest at the rate of 7.5% per annum over the prime interest rate as published in the Wall Street Journal with monthly principal payments of $23,883 plus accrued interest commencing March 18, 2002 and continuing each month until September 18, 2003, when all unpaid principal and interest are due. Messrs. Stuart and Flemming personally guaranteed the first note. The consulting agreement provided for 60 monthly payments to Mr. Worth of $41,667 per month beginning on March 18, 2002. In addition, Excalibur Holdings agreed to enter into a 24 month lease for the rental of the facilities for our Aero Weld subsidiary.

         On December 30, 2001, pursuant to a first amendment to the purchase agreement relating to the acquisition of the Aero Weld assets, the cash portion of the purchase price was revised to reflect that $500,000 was paid at the closing of the acquisition and $750,000 was paid on December 15, 2001. The remaining cash payments under the original agreement were waived, and Excalibur Holdings delivered a new secured note in the original principal amount of $1,250,000. This note is secured by certain assets of our Excalibur Services and Aero Weld subsidiaries. The note bears interest at the rate of 7.5% per annum with monthly principal payments of $21,748 plus accrued interest commencing February 28, 2002 and continuing each month until January 28, 2008, when all unpaid principal and interest are due. The unsecured notes issued on November 20, 2001 remained outstanding.

         During December 2001 and January 2002, in connection with the post-acquisition transition of the Aero Weld operations, TW Consulting paid $544,614 of expenses associated with those operations on our behalf. To repay TW Consulting, we issued two secured promissory notes with an aggregate original principal balance of $544,614. These notes were also secured by certain assets of our Excalibur Services and Aero Weld subsidiaries. A summary of these notes are as follows: (i) the first secured note in the principal amount of $342,285 bears interest at the rate of 7.5% per annum with an initial payment of $100,000 due on March 11, 2002, and a final payment of the balance of unpaid principal and interest due on June 1, 2002; and (ii) the second secured note in the principal amount of $202,329 bears interest at the rate of 7.5% per annum with monthly interest payments and payment of principal due in two installments, both of which must be paid before June 1, 2002. During this same period, we paid $246,164 in expenses on behalf of TW Consulting, which we recorded as an account receivable.

         On June 27, 2002, after our acquisition of Excalibur Holdings, we entered into an agreement paying off certain notes and modifying other notes. As a result of this agreement, we currently have the following notes outstanding in connection with our acquisition of the assets of Aero Weld: (i) an unsecured note in the principal amount of $1,238,500 bearing interest at the rate of 2% per annum over the prime interest rate as published in the Wall Street Journal with monthly principal payments of $10,321 plus accrued interest commencing March 18, 2002 and continuing each month until March 18, 2007, when all unpaid principal and interest are due; (ii) a secured note in the principal amount of $1,250,000 bearing interest at the rate of 7.5% per annum with monthly principal payments of $21,748 plus accrued interest commencing February 28, 2002 and continuing each month until January 28, 2008, when all unpaid principal and interest are due; and (iii) a secured note in the principal amount of $443,973 bearing interest at the rate of 7.5% per annum with monthly principal and interest payments of $6,392 plus accrued interest commencing July 1, 2003 and continuing each month until June 1, 2008, when all unpaid principal and interest are due. The two secured notes are secured by a second, junior lien on certain of our assets, such security interest being subordinate to the security interest granted to Stillwater National Bank in connection with our Stillwater line of credit and Stillwater term loan. We are currently in default on some of these notes, and we are currently negotiating a workout with respect to these defaults.

         Pursuant to this June 27, 2002 Agreement, we also amended our consulting agreement with Mr. Worth and entered into a written lease agreement with TW Consulting (formerly Aero Weld, Inc.). The amended consulting agreement provides for monthly payments to Mr. Worth through March 31, 2012. The amount of the monthly payment is based upon gross revenues generated in our Aero Weld subsidiary, with a range of up to $65,000 per month. The maximum aggregate amount which we must pay under this agreement is $2,500,000. In addition, we have agreed to enter into a two-year written lease with TW Consulting for the rental of the facilities for our Aero Weld subsidiary at a rate of $8,000 per month.

         We breached our obligations under the first two notes listed and under our lease with the holder of the notes, TW Consulting. On February 28, 2003, we entered into a forbearance agreement with TW Consulting, pursuant to which we did the following: (a) paid $29,478 to TW Consulting, (b) agreed to vacate the premises that are the subject of the lease by March 31, 2003, (c) executed and delivered a second amended and restated consulting agreement with TW Consulting, and (d) agreed to pay $175,504 to TW Consulting on or before August 15, 2003. In consideration of these covenants, TW Consulting agreed to forbear pursuing any remedies it may have against us under the two notes in default or under the lease.

         In 2000, before selling substantially all of its assets to Excalibur Holdings, TW Consulting purchased certain equipment from Tommy Worth, its sole stockholder, for $625,000. Mr. Worth had previously pledged the equipment as collateral on two personal loans, the proceeds of which had been used to finance the initial purchases of the equipment. The notes were paid off in January, 2002.

         During 2001, TW Consulting leased property owned by Tommy Worth through a lease which expired in October, 2001. TW Consulting made lease payments of $75,000 during 2001.

         EXCALIBUR STEEL ACQUISITION AND RELATED MATTERS. On November 27, 2001, Excalibur Holdings acquired Excalibur Steel, Inc., an Oklahoma corporation, pursuant to a merger of Excalibur Steel with and into Excalmerge, Inc., an Oklahoma corporation and wholly-owned subsidiary of Excalibur Holdings. The purchase price for Excalibur Steel was the delivery of a series of unsecured notes in the aggregate original principal amount of $650,000 and 1,500,000 shares of Excalibur Holdings common stock. A summary of the notes are as follows: (i) two unsecured notes each in the principal amount of $37,500 bear interest at the rate of 6% per annum with the entire amount of unpaid principal and interest due on February 27, 2002; (ii) two unsecured notes each in the principal amount of $37,500 bear interest at the rate of 6% per annum with a payment of $18,750 due on May 27, 2002 on each note and the balance of all remaining unpaid principal and interest due on November 27, 2002; and (iii) two unsecured notes each in the principal amount of $250,000 bear interest at the rate of 6% per annum with the entire amount of unpaid principal and interest due on March 27, 2002. Excalibur Holdings paid $12,500 in cash and issued 155,000 shares of its common stock as a finder's fee in connection with this acquisition.

         Concurrent with the acquisition of Excalibur Steel, Excalibur Holdings entered into a three year employment agreement which shall continue for successive three month periods thereafter with Dwayne Lewis, a former shareholder of Excalibur Steel, which provides for an annual salary of $200,000, plus benefits and bonuses. Excalibur Steel issued to Mr. Lewis an option to purchase 500,000 shares of its common stock at an exercise price of $0.90 per share, subject to vesting over a three-year period. Excalibur Holdings also entered into a one year employment agreement which shall continue for successive one month periods thereafter with Debra Lewis, a former shareholder of Excalibur

Steel, which provides for an annual salary of $60,000, plus benefits. Dwayne Lewis is our former Chief Operating Officer and a former director, and Debra Lewis is Dwayne Lewis' wife. Effective October 3, 2002, Mr. Lewis resigned as an officer and director, and Mrs. Lewis resigned as an employee, pursuant to separation and release agreements.

         MERGER WITH EXCALIBUR HOLDINGS, INC. On April 8, 2002, GRMG Acquisition Corp., a Texas corporation and our wholly-owned subsidiary, merged with and into Excalibur Holdings, Inc., a Texas corporation. Under the terms of an agreement and plan of merger, each outstanding share of Excalibur Holdings common stock was converted into one (1) share of our common stock, each outstanding share of Excalibur Holdings Series A preferred stock was converted into one (1) share of our Series A preferred stock, each outstanding share of Excalibur Holdings Series B preferred stock was converted into one (1) share of our Series B preferred stock, and the outstanding shares of GRMG Acquisition Corp. were converted into one hundred shares of Excalibur Holdings, making Excalibur Holdings our wholly-owned subsidiary. In total, we issued 11,633,699 shares of common stock, 1,000,000 shares of Series A preferred stock and 806,000 shares of Series B preferred stock to the Excalibur Holdings shareholders pursuant to the merger. On May 22, 2002, each share of our Series A and Series B preferred stock automatically converted into one (1) share of our common stock.

         In connection with the merger, we issued all of the shares of common stock currently held by our directors, our executive officers and each person who we know to be the beneficial owner of more than five percent (5%) of our issued and outstanding shares of common stock, except for 200 shares of our common stock held by W. Donald Parr, one of our directors. In addition, we issued, in connection with the merger, 413,689 shares of common stock to Atlas Capital Services, LLC, an investment banking firm who is indirectly controlled by Michael D. Farkas, our former Executive Vice President, Chief Financial Officer, Treasurer and Secretary.

         Immediately before the merger with Excalibur Holdings, we issued 25,000 shares of common stock to each of Michael D. Farkas and Joseph Spitzer, our former President and Chief Executive Officer, as a bonus for services rendered. We also issued options to purchase an additional 100,000 shares of common stock for $1.00 per share to each of Mr. Farkas and Mr. Spitzer.

         OTHER MATTERS. On September 27, 2001, Excalibur Holdings retained Oppenheimer Wolff & Donnelly LLP as its legal counsel. A former attorney at Oppenheimer Wolff & Donnelly LLP is the son-in-law of Frank Marshik, who would become one of Excalibur Holdings' directors and stockholders.

         On November 7, 2001, Excalibur Holdings received a line of credit of $600,000 from Community Bank and Trust Company, evidenced by a secured promissory note with interest at 4.6% per annum. This line of credit was secured by a certificate of deposit owned by A. Earl Swift. In order to induce Swift to provide this collateral, Excalibur Holdings issued to Mr. Swift a warrant to purchase 600,000 shares of common stock of Excalibur Holdings at an exercise price of $0.05 per share. Mr. Swift exercised this warrant effective on December 1, 2001 by agreeing to a reduction of $30,000 of the then-outstanding principal and interest due under the note delivered to him on September 15, 2001.

         On May 1, 2002, we retained Spectrum Law Group, LLP as our legal counsel. One of the partners at Spectrum Law Group, LLP is the son-in-law of Frank Marshik, one of our directors and stockholders.

         In the fourth quarter of 2002, we financed our operations by issuing various secured and unsecured term notes with an aggregate principal of approximately $435,000 to various officers, directors, and affiliates, with interest rates ranging from seven percent to ten percent and maturities ranging from December 2002 to October 2003, as follows:

     Name                             Principal Amount          Interest Rate          Maturity Date
     -----------------------------    ----------------------    -------------------    ------------------------
     William S.H. Stuart              $15,000                   6%                     December 27, 2002
     Matthew C. Flemming              $15,000                   6%                     December 27, 2002
     David Rains                      $50,000                   10%                    December 27, 2002
     A. Earl Swift                    $100,000                  10%                    January 31, 2003
     A. Earl Swift                    $100,000                  10%                    October 27, 2003
     Frank Marshik                    $100,000                  10%                    October 27, 2003
     Virgil Swift                     $55,000                   10%                    December 23, 2003

         The proceeds of from these notes were used for working capital. Mr. Stuart's note has been repaid, and Messrs. Flemming and Rains have agreed to extend the terms of their notes on a rolling 90-day basis. In addition, under the terms of Mr. Swift's note due January 31, 2003, the maturity date of such note shall be automatically extended for successive one-month periods, unless Mr. Swift gives written notice demanding repayment of the unpaid principal balance of this note. The disinterested directors on our board approved the issuance of these notes.

         In 2003, we have financed our operations by issuing various unsecured term notes with an aggregate principal of approximately $420,321 to various officers and directors, with both variable and fixed interest rates, and with maturities ranging from demand notes to March, 2003, as follows:

Name                                     Principal Amount              Interest Rate         Maturity Date
-------------------------------------    -------------------------     -----------------     -----------------------
WSHS, Inc.                               $130,000                      Prime + 1.5%          Demand
WSHS, Inc.                                $75,000                      Prime + 1.5%          May 2, 2003
A. Earl Swift                            $100,000                      10%                   March 5, 2003
A. Earl Swift                            $105,000                      10%                   March 7, 2003
A. Earl Swift                             $10,321                      10%                   March 18, 2003
A. Earl Swift                            $132,340                      6%                    Demand

         The proceeds of from these notes were used for working capital. WSHS, Inc. is controlled by William S.H. Stuart, our Chairman and Chief Executive Officer.

         Under the terms of Mr. Swift's notes (other than the demand note), the maturity date of such notes shall be automatically extended for successive one-month periods, unless Mr. Swift gives written notice demanding repayment of the unpaid principal balance of these notes. With respect to Mr. Swift's demand note, we shall repay Mr. Swift out of the cash proceeds from the sales of goods relating to specific purchase orders.

         We believe that the foregoing transactions were in our best interests. Consistent with Section 144 of the Delaware General Corporation Law and the rules of the American Stock Exchange, it is our current policy that all transactions between us and our officers, directors and their affiliates will be entered into only if such transactions are approved by a majority of the disinterested directors, are approved by vote of the stockholders, or are fair to us as a corporation as of the time it is us at is authorized, approved or ratified by the board. We will conduct an appropriate review of all related party transactions on an ongoing basis, and, where appropriate, we will utilize our audit committee for the review of potential conflicts of interest.

LIMITATION OF LIABILITY OF DIRECTORS AND INDEMNIFICATION OF DIRECTORS AND
OFFICERS

         As permitted by Section 145 of the Delaware General Corporation Law, our certificate of incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for breach or alleged breach of their fiduciary duty as directors to the fullest extent permitted by the Delaware General Corporation Law. In addition, as permitted by Section 145 of the Delaware General Corporation Law, our bylaws provide that we may, in our discretion, (i) indemnify our directors, officers, employees and agents and persons serving in such capacities in other business enterprises at our request, to the fullest extent permitted by Delaware law, and (ii) advance expenses, as incurred, to our directors and officers in connection with defending a proceeding.

         We may enter into indemnification agreements with each of our directors and officers that provide the maximum indemnity allowed to directors and officers by Section 145 of the Delaware General Corporation Law and the bylaws as well as certain additional procedural protections.

         The indemnification provisions in the bylaws and the indemnification agreements which we may enter into with our directors and officers may be sufficiently broad to permit indemnification of our directors and officers for liabilities arising under the Securities Act. However, we are aware that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

          PRINCIPAL STOCKHOLDERS AND BENEFICIAL OWNERSHIP OF MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of our common stock as of the date of this prospectus by the following persons:

         o each person who is known to be the beneficial owner of more than five percent (5%) of our issued and outstanding shares of common stock;

         o        each of our directors and executive officers; and

         o        all of our directors and executive officers as a group.

                                                         NUMBER OF SHARES
                  NAME AND ADDRESS                      BENEFICIALLY OWNED              PERCENTAGE OWNED
                  ----------------                      ------------------              ----------------
   William S.H. Stuart..........................            50,000 (1)(2)(3)                0.33%
   Matthew C. Flemming..........................         1,650,000 (1)(3)                  10.91%
   W. Donald Parr...............................            75,200 (4)                      0.50%
   Aubrey Earl Swift............................         1,291,668 (5)                      8.47%
   Frank X. Marshik ............................           509,965 (6)                      3.35%
   G. Ross Brown................................           140,000 (1)(7)                   0.93%
   David Rains..................................           150,000 (1)(8)                   0.99%
   The Robert and Mary Stuart Irrevocable Trust.
                                                         2,195,000 (2)(9)                  14.56%
   CDLDSL LTD...................................         1,500,000 (10)                     9.95%
   TW Consulting, Inc...........................         1,000,000 (11)                     6.64%
   Larry C. Shumate.............................           840,000 (12)                     5.57%
   Seneca Capital, L.P.
   Seneca Capital International, Ltd............         1,972,500 (13)(14)                12.73%

   All directors and officers as a group........         3,866,833                         24.50%

(1)      The address is 18625 Northchase Drive, Suite 630, Houston, Texas 77060.

(2) William S.H. Stuart is one of several beneficiaries under the Robert and Mary Stuart Irrevocable Trust, but he is not deemed to be a beneficial owner of these shares under the rules and regulations of the SEC, as he has no investment or voting power over the shares. Matthew
         C. Davis is the trustee of the trust and has voting and investment control over the shares held by the trust.

(3)      Includes 50,000 shares underlying presently exercisable warrants.

(4) Includes 75,000 shares underlying presently exercisable options. Mr. Parr's address is 3530 Travis Street, #414, Dallas, Texas 75204.

(5) Includes 508,334 shares held by a family trust of which Mr. Swift is a trustee and 183,334 shares underlying presently exercisable warrants. Mr. Swift's address is 2715 S. Southern Oaks, Houston, Texas 77068.

(6) Includes 50,000 shares held by Mr. Marshik's spouse, 24,000 shares held by Mr. Marshik as custodian for members of Mr. Marshik's family under state uniform gift to minors acts, and 161,600 shares underlying presently exercisable warrants. Mr. Marshik's address is 5110 San Felipe #127W, Houston, Texas 77056.

(7)      Includes 40,000 shares underlying presently exercisable options.

(8) Includes 100,000 shares underlying presently exercisable options and 50,000 underlying presently exercisable warrants.

(9) The trust's address is 302 Walnut Street, Bridgeville, Delaware 19933. Matthew C. Davis is the trustee of the trust and has voting and investment control over these shares.

(10) CDLDSL's address is 115 Ridge Street, Reno, Nevada 89501. Dwayne and Debra Lewis are the principals of CDLDSL and have voting and investment control over these shares.

(11) The address of TW Consulting is 405 North Redbud Avenue, Broken Arrow, Oklahoma 74012. Tommy Worth is the sole shareholder of TW Consulting and has voting and investment control over these shares.

(12)     The address of Mr. Shumate is 15719 Lakeway Drive, Willis, Texas 77318.

(13) The address of Seneca Capital, L.P. is 527 Madison Avenue, 11th Floor, New York, NY 10022, and the address of Seneca Capital International, Ltd. is c/o Consolidated Fund Management (BVI) Limited, PO Box HM 2257, Par La Ville Place, 14 Par La Ville Road, Hamilton HMJX, Bermuda.

(14) Seneca Capital, L.P. beneficially owns 642,366 shares, which includes 135,699 shares underlying presently exercisable warrants. Seneca Capital International, Ltd. beneficially owns 1,330,134 shares, which includes 289,301 shares underlying presently exercisable warrants. Douglas A. Hirsh is the manager of Seneca Capital Advisors, LLC, the sole general partner of Seneca Capital, L.P., and he is the manager of Seneca Capital Investments, LLC, the investment advisor of Seneca Capital International, Ltd, and we believe that he has voting and investment control over the shares held by Seneca Capital, L.P. and Seneca Capital International, Ltd. We believe that Seneca Capital, L.P. and Seneca Capital International, Ltd. constitute a "group" which beneficially owns these shares.

         Beneficial ownership is determined in accordance with the rules and regulations of the SEC. The number of shares and the percentage beneficially owned by each individual listed above include shares that are subject to options held by that individual that are immediately exercisable or exercisable within 60 days from the date of this prospectus and the number of shares and the percentage beneficially owned by all officers and directors as a group includes shares subject to options held by all officers and directors as a group that are immediately exercisable or exercisable within 60 days from the date of this prospectus.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

         We are authorized to issue 50,000,000 shares of common stock, $.001 par value, of which, as of the date of this prospectus, 15,070,584 shares are issued and outstanding. As of the date of this prospectus, there are outstanding options, warrants and rights which, upon exercise or conversion, entitle their holders to acquire approximately 3,001,982 shares of common stock.

         Holders of shares of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders generally. The approval of proposals submitted to stockholders at a meeting other than for the election of directors requires the favorable vote of a majority of the shares voting. However, in the case of certain fundamental matters such as certain amendments to the articles of incorporation and certain mergers and reorganizations, Delaware law and our bylaws require the favorable vote of at least a majority of all outstanding shares. Stockholders are entitled to receive such dividends as may be declared from time to time by the board of directors out of funds legally available therefor, and in the event of liquidation, dissolution or winding up, to share ratably in all assets remaining after payment of liabilities. The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights.

STOCK OPTION PLAN

         In 2002, we adopted a stock option plan permitting us to grant options to employees, directors, consultants and independent contractors. An aggregate of 2,000,000 shares of common stock may be issued pursuant to the plan. As of the date of this prospectus, options to purchase an aggregate of 945,000 shares of common stock are outstanding pursuant to the plan.

OTHER OPTIONS

         As of the date of this prospectus, there are options issued outside of the stock option plan to purchase an aggregate of 640,000 shares of common stock outstanding with a weighted average exercise price of $1.62 per share.

WARRANTS

         As of the date of this prospectus, warrants to purchase an aggregate of 1,416,982 shares of common stock have been issued with a weighted average exercise price of $1.09 per share.

DIVIDENDS

         We do not anticipate the payment of cash dividends on its common stock in the foreseeable future.

TRANSFER AGENT

         The transfer agent for our common stock is American Registrar & Transfer Co.

                                  LEGAL MATTERS

         Spectrum Law Group, LLP, or Irvine, California, will pass upon the validity of the shares of common stock offered hereby. Spectrum Law Group, LLP and certain affiliates of Spectrum Law Group, LLP own approximately 102,500 shares of our common stock.

                                     EXPERTS

         Cross and Robinson, independent auditors, have audited the financial statements of Excalibur Industries, Inc. at December 31, 2002 and December 31, 2001, and for the year ended December 31, 2002 and the period from August 17, 2001 (inception) through December 31, 2001, the financial statements of Aero Weld, Inc., at November 20, 2001 and for the period ended November 20, 2001, and the financial statements of Shumate Machine Works, Inc., at December 31, 2001, and for each of the two years in the period ended December 31, 2001 as set forth in their reports. We have included these financial statements in the registration statement in reliance on Cross and Robinson's reports, given on their authority as experts in accounting and auditing.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

         Before the merger of Excalibur Holdings into GRMG Acquisition Corp., our independent accountant was Salibello & Broder, LLP and Excalibur Holdings' independent accountant was Cross and Robinson. Because the merger is being accounted for as a recapitalization under generally accepted accounting principles, the financial statements of Excalibur Holdings, which have been previously audited by Cross and Robinson, will constitute our financial statements beginning as April 8, 2002. Therefore, on April 8 ,2002, we decided to engage Cross and Robinson as our independent accountants following the consummation of the merger and, accordingly, Salibello & Broder was dismissed as our independent accountant on or about April 8, 2002.

         We subsequently re-hired Salibello & Broder to audit our financial statements (on a pre-merger, development stage company basis) for the transition period commencing on July 1, 2001 and ending on December 31, 2001. On June 26, 2002, Salibello & Broder reported on our financial statements (on a pre-merger, development stage company basis) as of December 31, 2001 and for the six months then ended. Upon receipt of Salibello & Broder's report on these financial statements, we decided to continue the engagement of Cross and Robinson as our independent accountants and, accordingly, Salibello & Broder was again dismissed as our independent accountant on or about June 27, 2002.

         During our fiscal years ended June 30, 2001 and 2000, the transition period ending December 31, 2001, through the subsequent interim period through April 7, 2002, and the period from our re-hiring of Salibello & Broder through June 27, 2002, we did not have any disagreement with Salibello & Broder on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. During that time, there were no "reportable events" as set forth in Item 304(a)(1)(i-iv) of Regulation S-B adopted by the Securities and Exchange Commission, except that the accountant's reports of Salibello & Broder LLP on our financial statements (on a pre-merger, development stage company basis) as of and for the two years ended June 30, 2001 and the transition period ended December 31, 2001 included an explanatory paragraph reflecting an uncertainty because the realization of assets and the satisfaction of liabilities was dependent upon our ability to meet our future financing requirements and the success of future operations. These factors raised substantial doubt about our ability to continue as a going concern.

         The reports of Salibello & Broder on our financial statements for the fiscal years ended June 30, 2000 and 2001 and the transition period ending December 31, 2001 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles, except that the accountant's reports of Salibello & Broder LLP on our financial statements (on a pre-merger, development stage company basis) as of and for the two years ended June 30, 2001 and the transition period ended December 31, 2001 included an explanatory paragraph reflecting an uncertainty because the realization of assets and the satisfaction of liabilities was dependent upon our ability to meet our future financing requirements and the success of future operations. These factors raised substantial doubt about our ability to continue as a going concern.

         The decision to change accountants from Salibello & Broder to Cross and Robinson was approved by our board of directors.

         Salibello & Broder has been our independent accountant since July 31, 2000 and we have regularly consulted Salibello & Broder since that time and up to the consummation of the merger. We had not consulted Cross and Robinson during our last two fiscal years and through the interim period to April 8, 2002 regarding any of the matters specified in Item 304(a)(2) of Regulation S-B. We have provided Salibello & Broder with a copy of the registration statement, or which this prospectus is a part, prior to its filing with the Securities and Exchange Commission. Salibello & Broder has provided a letter to us, addressed to the Commission, which is attached as Exhibit 16.1 to the registration statement and is hereby incorporated herein by reference.

                              AVAILABLE INFORMATION

         We are subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, file reports, proxy statements and other information with the SEC. Our reports, proxy statements and other information filed pursuant to the Securities Exchange Act of 1934 may be inspected and copied at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can also be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC's web site is http://www.sec.gov.

         We have filed with the SEC a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the common stock offered hereby. As permitted by the rules and regulations of the SEC, this prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. Copies of the registration statement and the exhibits are on file with the SEC and may be obtained from the SEC's web site or upon payment of the fee prescribed by the SEC, or may be examined, without charge, at the offices of the SEC set forth above. For further information, reference is made to the registration statement and its exhibits.

                                        INDEX TO FINANCIAL STATEMENTS

UNAUDITED PRO FORMA INFORMATION

Introductory Note to Pro Forma Combined Condensed Financial Statements....................................F-2
Unaudited Pro Forma Consolidated Statements of Income for the
        twelve months ended December 31, 2002 and 2001....................................................F-3


EXCALIBUR INDUSTRIES, INC.

Report of Independent Auditors............................................................................F-8
Audited Financial Statements:
Consolidated Balance Sheet as of December 31, 2002 and 2001...............................................F-10
Consolidated Income Statement for the year ended December 31, 2002 and the period from August 17, 2001 (inception) through December 31, 2001..................................F-11
Consolidated Statement of Stockholders' Equity for the year ended
       December 31, 2002 and the period from August 17, 2001 through December 31, 2001....................F-12
Consolidated Statement of Cash Flows for the year ended December 31, 2002 and the period from August 17, 2001 (inception) through December 31, 2001..................................F-13
Notes to Consolidated Financial Statements................................................................F-15

AERO WELD, INC.

Report of Independent Auditors............................................................................F-51
Balance Sheet as of November 20, 2001.....................................................................F-52
Income Statement for the period from January 1, 2001 through November 20, 2001............................F-53
Statement of Stockholders' Equity for the period from January 1, 2001 through
     November 20, 2001....................................................................................F-54
Statements of Cash Flows for the for the period from January 1, 2001 through November 20, 2001............F-55
Notes to Financial Statements.............................................................................F-57

SHUMATE MACHINE WORKS, INC.

Report of Independent Auditors............................................................................F-62
Balance Sheet as of December 31, 2001.....................................................................F-63
Statements of Income for the years ended December 31, 2001 and 2000.......................................F-64
Statements of Shareholders' Equity for the years ended December 31, 2001 and December 31, 2000................................................................................F-65
Statements of Cash Flows for the years ended December 31, 2001 and 2000...................................F-66
Notes to Financial Statements.............................................................................F-68

                                                     F-1

                         UNAUDITED PRO FORMA INFORMATION

         The following unaudited pro forma combined condensed financial information gives effect to the recent reverse acquisition by Excalibur Industries, Inc. (f.k.a. Global Realty Management Group, Inc.) of Excalibur Holdings, Inc and the recent acquisitions by Excalibur Holdings, Inc. of Aero Weld, Inc., Excalibur Steel, Inc., and Shumate Machine Works, Inc.

         The unaudited pro forma combined condensed financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or operating results that would have been achieved if the acquisitions had been completed as of the beginning of the periods presented, nor is it necessarily indicative of the future financial position or operating results of Excalibur Industries. The pro forma consolidated financial information does not give effect to any cost savings or restructuring and integration costs that may result from the integration of the operations of Excalibur Industries, Excalibur Holdings, Aero Weld, Excalibur Steel and Shumate Machine Works. The costs related to restructuring and integration have not yet been determined.

         The unaudited pro forma consolidated financial information should be read in conjunction with the financial statements and accompanying notes of Excalibur Industries, Excalibur Holdings, Aero Weld, Excalibur Steel and Shumate Machine Works which are included elsewhere in the prospectus herein.

DECEMBER 31, 2002
-----------------

         The unaudited pro forma consolidated income statement for the year ended December 31, 2002 assumes that the acquisition of Shumate Machine Works and the reverse acquisition of Excalibur Industries (f.k.a. Global Realty Management Group) occurred on January 1, 2001 and combines the consolidated income statement of Excalibur Industries for the year ended December 31, 2002 with the income statement of Shumate Machine Works for the period January 1, 2002 to March 29, 2002 (date of acquisition) and the income statement of Excalibur Industries (f.k.a. Global Realty Management Group) for the period January 1, 2002 to April 8, 2002 (date of acquisition).

         The consolidated income statement for Excalibur Industries, Inc. for the year ended December 31, 2002 includes the operations of its wholly owned subsidiaries Excalibur Steel, Excalibur Services, and Aero Weld, for the fiscal year and the operations of its wholly owned subsidiary Shumate Machine Works from March 29, 2002 (date of acquisition) to December 31, 2002.

DECEMBER 31, 2001
-----------------

         The unaudited pro forma consolidated income statement for the year ended December 31, 2001 assumes that the acquisitions of Aero Weld, Excalibur Steel, Shumate Machine Works, and the reverse acquisition of Excalibur Industries (f.k.a. Global Realty Management Group) all occurred on January 1, 2001. For purposes of the pro forma income statement for the year ended December 31, 2001, the following historical income statements were combined:

Excalibur Holdings, Inc. (Consolidated)      August 17, 2001 (Inception) to December 31, 2001
Aero Weld, Inc.                              January 1, 2001 to November 20, 2001 (Date of
                                             Acquisition)
Excalibur Steel, Inc.                        January 1, 2001 to November 27, 2001 (Date of
                                             Acquisition)
Shumate Machine Works, Inc.                  Year Ended December 31, 2001
Excalibur Industries, Inc. (f.k.a. Global    Year Ended December 31, 2001
Realty Management Group, Inc.)

         The consolidated income statement for Excalibur Holdings, Inc. for the period August 17, 2001 (inception) to December 31, 2001 includes the operations of its wholly owned subsidiaries, Excalibur Steel and Aero Weld, from their acquisition dates (November 27, 2001 and November 20, 2001, respectively) to December 31, 2001 and the operations of its wholly owned subsidiary Excalibur Services from its inception date (November 27, 2001) to December 31, 2001.

-------------------------------------------------------------------------------------------------------------------
                                             EXCALIBUR INDUSTRIES, INC.
                                 UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENT
                                        FOR THE YEAR ENDED DECEMBER 31, 2002

                               EXCALIBUR                          GLOBAL REALTY
                               INDUSTRIES          SHUMATE       MANAGEMENT GROUP
                             (CONSOLIDATED)     MACHINE WORKS       JANUARY 1,
                               YEAR ENDED      JANUARY 1, 2002        2002
                              DECEMBER 31,      TO MARCH 29,       TO APRIL 8,        PRO FORMA       CONSOLIDATED
                                  2002              2002            2002 (A)         ADJUSTMENTS        PRO FORMA
                              -------------     -------------     -------------     -------------     -------------
REVENUE                       $ 12,743,623      $  1,216,956                --                --      $ 13,960,579

COST OF SALES                   12,263,555           782,694                --      $     57,272 (B)    13,103,521
                              -------------     -------------     -------------     -------------     -------------

    GROSS PROFIT                   480,068           434,262                --           (57,272)          857,058

SELLING, GENERAL AND
      ADMINISTRATIVE             5,556,691           160,758            43,028                --         6,001,393

TRANSACTION COSTS TO
  ACQUIRE PUBLIC SHELL             720,804                --                --          (100,000) (H)      620,804
                              -------------     -------------     -------------     -------------     -------------

    OPERATING PROFIT
      (LOSS)                    (5,797,427)          273,504           (43,028)           42,728        (5,985,446)

INTEREST EXPENSE                  (478,990)          (37,035)           (2,071)               --          (518,096)

OTHER, NET                          17,767                --           100,000          (100,000) (H)       17,767
                              -------------     -------------     -------------     -------------     -------------

    EARNINGS (LOSS)
      BEFORE INCOME
      TAXES                     (6,258,650)          236,469            54,901           (57,272)       (6,024,552)

INCOME TAX EXPENSE                      --           (92,233)               --            92,233  (G)           --
                              -------------     -------------     -------------     -------------     -------------

       NET INCOME             $ (6,258,650)     $    144,236      $     54,901      $     34,961      $ (6,024,552)
                              =============     =============     =============     =============     =============

BASIC AND FULLY DILUTED
  EARNINGS (LOSS) PER
  SHARE                                                                                               $       (.46)
                                                                                                      =============
WEIGHTED-AVERAGE
  COMMON SHARES
  OUTSTANDING (I)                                                                                       13,366,814
                                                                                                      =============

                                                        F-3

                                                     EXCALIBUR INDUSTRIES, INC.
                                          UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENT
                                                FOR THE YEAR ENDED DECEMBER 31, 2001

                          EXCALIBUR
                           HOLDINGS                                                   EXCALIBUR
                        (CONSOLIDATED)                  EXCALIBUR       SHUMATE       INDUSTRIES
                          AUGUST 17,     AERO WELD        STEEL         MACHINE         (f.k.a.
                             2001       JANUARY 1,     JANUARY 1,        WORKS         GRMG)
                       (INCEPTION) TO     2001 TO       2001 TO       YEAR ENDED     YEAR ENDED
                         DECEMBER 31,   NOVEMBER 20,   NOVEMBER 27,   DECEMBER 31,   DECEMBER 31,      PRO FORMA        CONSOLIDATED
                             2001           2001          2001            2001          2001 (A)      ADJUSTMENTS        PRO FORMA
                         ------------   ------------   ------------   ------------   ------------   ------------        ------------
REVENUE                  $   804,975    $ 9,085,097    $ 6,535,294    $ 2,840,293    $        --    $        --         $19,265,659

COST OF SALES              1,433,396      5,293,261      5,606,866      2,003,884             --        217,663    (B)   14,555,070
                         ------------   ------------   ------------   ------------   ------------   ------------        ------------
     GROSS PROFIT           (628,421)     3,791,836        928,428        836,409             --       (217,663)          4,710,589

SELLING, GENERAL AND
  ADMINISTRATIVE             843,652      1,150,331        364,131        554,506         43,618        244,834    (C)    3,602,449
                                                                                                         75,000    (D)
                                                                                                        326,377    (E)
                                                                                                    ------------

     OPERATING PROFIT
        (LOSS)            (1,472,073)     2,641,505        564,297        281,903        (43,618)      (863,874)          1,108,140

INTEREST EXPENSE             (41,051)       (38,224)       (57,506)       (75,182)        (3,913)      (163,006)   (F)     (379,248)

OTHER, NET                        20          6,728             --             --             --             --               6,748
                         ------------   ------------   ------------   ------------   ------------   ------------        ------------
     EARNINGS (LOSS)
       BEFORE INCOME
       TAXES              (1,513,104)     2,610,009        506,791        206,721        (47,531)    (1,027,246)            735,640

INCOME TAX EXPENSE                --             --             --        (63,054)            --       (223,799)   (G)     (286,853)
                         ------------   ------------   ------------   ------------   ------------   ------------        ------------

     NET INCOME          $(1,513,104)   $ 2,610,009    $   506,791    $   143,667    $   (47,531)   $(1,251,045)        $   448,787
                         ============   ============   ============   ============   ============   ============        ============
BASIC AND FULLY DILUTED EARNINGS
  (LOSS) PER SHARE                                                                                                      $       .04
WEIGHTED-AVERAGE COMMON                                                                                                 ============
 SHARES OUTSTANDING
     BASIC                                                                                                               12,733,717
                                                                                                                        ============
     DILUTED                                                                                                             12,733,717
                                                                                                                        ============

                                                                F-4

         NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENTS

(A) The financial information presented for Excalibur Industries, Inc. (formerly known as Global Realty Management Group, Inc.) has been prepared based upon the its audited financial statements for the year ended June 30, 2001, its audited financial statements for the six-month transition period ending December 31, 2001, and the unaudited financial statements for the six months ended December 31, 2000, all of which have previously been filed with the SEC on reports filed under the Securities Exchange Act of 1934.

(B) The acquisitions of Aero Weld, Excalibur Steel, and Shumate Machine Works were accounted for under the purchase method of accounting. Accordingly, the total purchase price was allocated to the tangible and intangible assets and liabilities of each company based on their respective estimated fair values at the dates of acquisition. The effect of these fair value adjustments was to increase depreciation expense.

(C) Reflects adjustments for additional general and administrative expenses as a result of a full year of consulting expenses totaling $500,004, pursuant to an agreement with the former owner of Aero Weld, Inc. and for rent expense of $96,000 that would have been incurred had Excalibur leased the facility from the former owner for the year. Also reflects a reduction of the former owner's expenses for Aero Weld, Inc. such as salary, fringe benefits and other related expenses in the amount of $351,170.

(D) As a condition of the reverse acquisition between Excalibur Holdings and Global Realty Management Group, Global Realty issued an aggregate of 50,000 shares of its common stock to its former executive officers for services rendered. These shares were valued at $1.50 per share and were treated as a bonus.

(E) Reflects officer's compensation for Excalibur Industries as if the current roster of officers had worked for Excalibur since January 1, 2001 under their current compensation structures. This resulted in a net increase of Selling, General and Administrative expense of $326,377 for the year ending December 31, 2001.

(F) Reflects imputed interest totaling $334,749 to reflect (i) the debt incurred for these acquisitions as if the debt was incurred as of January 1, 2001 and (ii) working capital loans and miscellaneous start-up capital notes as if these obligations were incurred as of January 1, 2001, calculated as follows:

         2% plus prime rate on notes with an aggregate                  $258,015
         principal amount of a $1,538,500 note and 7.5% on note with an aggregate principal amount of $2,224,501 issued in connection with the Aero
         Weld acquisition

         6% on notes with an aggregate principal amount                  $30,000
         of $500,000 issued in connection with the Excalibur Steel acquisition ($150,000 of these notes were pre-paid)

         8% (imputed) on notes with an aggregate                         $20,000
         principal amount of $250,000 issued in
         connection with the Shumate Acquisition

         4% to 8% (and other imputed interest) on a line                 $26,734
         of credit and various notes with an aggregate principal amount of $778,000 as if issued on January 1, 2001

         Also reflects the interest expense savings totaling $171,743 resulting from (i) the repayment of the interest bearing debt of Aero Weld, Excalibur Steel, and Shumate as if these repayments were made as of January 1, 2001, and (ii) the adjustment of interest actually incurred by Excalibur Holdings, calculated as follows:

         Interest accrued by Aero Weld through November                  $38,224
         20, 2001

         Interest accrued by Excalibur Steel through                     $58,337
         November 27, 2001

         Interest accrued by Shumate through December 31,                $75,182
         2001

(G) Income tax expense is recognized on the pro forma earnings before tax at an effective rate of 39%. Prior to being acquired by Excalibur Industries, Aero Weld and Excalibur Steel were taxed as a "Small Business Corporations" under Section 1362 of the Internal Revenue Code. Accordingly, no provision for income taxes is reflected in their historical financial statements.

(H) Eliminate intercompany transaction between Excalibur Holdings and Global Realty Management Group.

(I) Excalibur has adopted the provisions of SFAS No. 128, Earnings Per Share, which requires presentation on the face of the income statement of both basic and diluted earnings per common share. Excalibur has used this standard in regards to the pro forma income statement presented for the year ended December 31, 2001 and the year ended December 31, 2002. Basic earnings per common share is based on net income attributable to common shares less any preferred stock dividend requirements divided by the weighted average of common shares outstanding during the period. Diluted earnings per share assumes issuance of the net incremental shares from stock options and full conversion of all dilutive convertible securities at the later of the beginning of the year or date of issuance. During a loss period, the assumed exercise of the convertible securities shares has an antidilutive effect. Therefore, these securities would not be included in the calculation of the weighted average shares in a loss period. The pro forma income statement for 2001 was a profit period so the dilutive effect of all convertible securities is included in the earnings per share calculation while the year ended December 31, 2002 is a loss so the calculation of earnings per share is on a basic calculation only.

                                                       FOR THE YEAR ENDED DECEMBER 31, 2001
                                                       ------------------------------------------------------
                                                       INCOME              SHARES                PER-SHARE
                                                       (NUMERATOR)         (DENOMINATOR)         AMOUNT
                                                       ----------------    ------------------    ------------
                    BASIC EPS
                    Income available to common
                      stockholders                     $       448,787            12,323,717     $      0.04
                                                       ----------------                          ============

                    EFFECT OF DILUTIVE SECURITIES
                    Convertible preferred stock                                       83,333
                    Common stock options                                             206,666
                    Common stock warrants                                            120,000
                                                                           ------------------

                    DILUTED EPS
                    Income available to common
                      stockholders plus assumed
                      conversions                      $       448,787            12,733,717     $      0.04
                                                       ================    ==================    ============


                                                       FOR THE YEAR ENDED DECEMBER 31, 2002
                                                       ------------------------------------------------------
                                                       INCOME              SHARES                PER-SHARE
                                                       (NUMERATOR)         (DENOMINATOR)         AMOUNT
                                                       ----------------    ------------------    ------------
                    BASIC AND DILUTED EPS
                    Income available to common
                      stockholders                     $    (6,024,552)           13,336,814     $     (0.46)
                                                       ================    ==================    ============

                           EXCALIBUR INDUSTRIES, INC.
                                AND SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2002
                   AND THE PERIOD AUGUST 17, 2001 (INCEPTION)
                              TO DECEMBER 31, 2001
                                       AND
                          INDEPENDENT AUDITOR'S REPORT

                          INDEPENDENT AUDITOR'S REPORT


To the Directors and Stockholders of
Excalibur Industries, Inc.
Houston, Texas

         We have audited the accompanying consolidated balance sheet of Excalibur Industries, Inc. (a Delaware corporation) and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the year ended December 31, 2002 and for the period from inception (August 17, 2001) to December 31, 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

         We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Excalibur Industries, Inc. and subsidiaries as of December 31, 2002 and 2001, and the results of their operations and their cash flows for the periods then ended in conformity with those accounting principles generally accepted in the United States of America.

         The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 19 to the financial statements, the Company has suffered recurring losses from operations, has incurred significant acquisition and operating debt some of which is in default, and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 19. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                                  CROSS AND ROBINSON



                                                  Certified Public Accountants

Tulsa, Oklahoma
April 9, 2003

                                            EXCALIBUR INDUSTRIES, INC.
                                                 AND SUBSIDIARIES

                                           CONSOLIDATED BALANCE SHEETS
                                            DECEMBER 31, 2002 AND 2001

                                                      ASSETS
                                                      ------
CURRENT ASSETS                                                                        2002                 2001
                                                                                  -------------     -------------
   Cash and cash equivalents                                                      $         --      $     67,256
   Accounts receivable, net of allowance for doubtful accounts of $51,115 and $20,000 respectively
                                                                                     1,296,814           818,535
   Receivable from related parties                                                     205,746           222,029
   Inventories                                                                       1,122,361         1,308,436
                                                                                  -------------     -------------
         TOTAL CURRENT ASSETS                                                        2,624,921         2,416,256
                                                                                  -------------     -------------

PROPERTY, PLANT, AND EQUIPMENT, NET - NOTE 5                                         4,641,153         2,371,188
INTANGIBLE ASSETS, NET - NOTE 6                                                      1,395,169         1,171,717
GOODWILL-- NOTE 7                                                                    3,463,415         3,113,415
OTHER ASSETS                                                                           376,065            31,172
                                                                                  -------------     -------------
                 TOTAL ASSETS                                                     $ 12,500,723      $  9,103,748
                 ------------                                                     =============     =============

                                       LIABILITIES AND STOCKHOLDERS' EQUITY
                                       ------------------------------------

CURRENT LIABILITIES
    Accounts payable and accrued liabilities                                      $  3,935,107      $  1,602,932
    Cash overdrafts                                                                     96,335           178,154
    Current portion of long-term debt - Note 8                                       5,848,557         1,646,123
    Notes payable to officers and directors - Note 8                                   534,927           718,000
    Current portion of capital lease obligations - Note 9                              160,662                --
    Payable to related parties                                                              --            74,805
                                                                                  -------------     -------------
         TOTAL CURRENT LIABILITIES                                                  10,575,588         4,220,014
                                                                                  -------------     -------------

LONG-TERM DEBT, NET OF CURRENT PORTION - NOTE 8                                      2,041,049         2,604,998
                                                                                  -------------     -------------

CAPITAL LEASE OBLIGATIONS, NET OF CURRENT PORTION - NOTE 9                             214,099                --
                                                                                  -------------     -------------

MANDATORILY REDEEMABLE STOCK
    Series A redeemable preferred stock, $0.001, par value, 1,000,000 shares authorized, 1,000,000 shares issued and outstanding at December
     31, 2001, liquidation preference 10% per annum                                         --           750,000
                                                                                  -------------     -------------

STOCKHOLDERS' EQUITY
    Preferred stock, $0.001, par value, 10,000,000 shares authorized, no
     shares issued or outstanding at December 31, 2002 or 2001                              --                --

    Common Stock, $.001 par value 50,000,000 shares authorized 14,709,936 and
     10,145,000 shares issued and outstanding at December 31, 2002 and 2001
     respectively                                                                       14,710            10,045

    Subscriptions receivable                                                           (20,084)               --
    Additional paid-in capital                                                       7,447,115         3,031,795
    Retained earnings (deficit)                                                     (7,771,754)       (1,513,104)
                                                                                  -------------     -------------
          TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                                        (330,013)        1,528,736
                                                                                  -------------     -------------

                 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                       $ 12,500,723      $  9,103,748
                 ------------------------------------------                       =============     =============

ACCOMPANYING NOTES ARE AN INTEGRAL PART
   OF THE CONSOLIDATED  FINANCIAL STATEMENTS.

                                                      F-10

                              EXCALIBUR INDUSTRIES, INC.
                                   AND SUBSIDIARIES

                         CONSOLIDATED STATEMENTS OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 2002 AND THE
                PERIOD AUGUST 17, 2001 (INCEPTION) TO DECEMBER 31, 2001

                                                            2002              2001
                                                       -------------     -------------
REVENUES                                               $ 12,743,623      $    804,975

COST OF SALES                                            12,263,555         1,433,396
                                                       -------------     -------------

            GROSS PROFIT (LOSS)                             480,068          (628,421)

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES              5,556,691           843,652
TRANSACTION COSTS TO ACQUIRE PUBLIC SHELL                   720,804                --
                                                       -------------     -------------

OPERATING INCOME (LOSS)                                  (5,797,427)       (1,472,073)

OTHER INCOME (EXPENSE)
    Other Income (Expense)                                   17,732                --
    Interest income                                              35                20
    Interest expense                                       (478,990)          (41,051)
                                                       -------------     -------------

                     NET INCOME (LOSS)                 $ (6,258,650)     $ (1,513,104)
                     -----------------                 =============     =============



WEIGHTED AVERAGE COMMON SHARES OUTSTANDING               13,366,814         3,958,000
                                                       =============     =============

BASIC AND DILUTED EARNINGS (LOSS) PER COMMON SHARE     $      (0.47)     $      (0.38)
                                                       =============     =============

ACCOMPANYING NOTES ARE AN INTEGRAL PART
   OF THE CONSOLIDATED  FINANCIAL STATEMENTS.

                                         F-11


                                                      EXCALIBUR HOLDINGS, INC.
                                                          AND SUBSIDIARIES

                                           CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                   FOR THE PERIOD AUGUST 17, 2001 (INCEPTION) TO DECEMBER 31, 2001

                                         PREFERRED STOCK          COMMON STOCK    SUBSCRIP-   ADDITIONAL   RETAINED
                                       -------------------- --------------------    TIONS       PAID-IN    EARNINGS
                                         SHARES     AMOUNT    SHARES     AMOUNT  RECEIVABLE    CAPITAL     (DEFICIT)      TOTAL
                                       ----------- -------- ----------- -------- ------------ ----------- ------------ ------------

BALANCE AT INCEPTION                           --  $    --          --  $    --  $       --   $       --  $        --  $        --

   Issued for cash                                           6,290,000    6,290                    6,700                    12,990
   Issued to acquire subsidiary                              1,655,000    1,655                1,653,345                 1,655,000
   Issued to acquire assets                                  1,400,000    1,400                1,398,600                 1,400,000
   Issued as compensation to related
     parties                                                   100,000      100                       --                       100
   Issued to reduce related-party debt                         600,000      600                   29,400                    30,000
   Costs of raising capital                                                                      (56,250)                  (56,250)
   Net loss for 2001                                                                                      $(1,513,104)  (1,513,104)
                                       ----------- -------- ----------- -------- ------------ ----------- ------------ ------------
BALANCE, DECEMBER 31, 2001                     --  $    --  10,045,000  $10,045  $       --   $3,031,795  $(1,513,104) $ 1,528,736
                                       =========== ======== =========== ======== ============ =========== ============ ============

   Issued for cash                                             383,334      383                  299,617                   300,000
   Series B preferred stock               806,000      806                                     1,006,694                 1,007,500
   Conversion of Series A & B
     preferred stock                     (806,000)    (806)  1,806,000    1,806                  749,000                   750,000
   Issued in exchange for services                             468,369      469                  663,600                   664,069
   Stock bonuses                                                74,000       74                   48,426                    48,500
   Issued to acquire subsidiary                              1,150,000    1,150                1,723,850                 1,725,000
   Issued to acquire public shell                              714,868      715                     (715)                       --
   Recapitalization of equity due to
     reverse merger - Note 3                                                                     (18,684)                  (18,684)
   Issued to reduce related-party debt                          68,365       68                   51,205                    51,273
   Costs of raising capital                                                                     (107,673)                 (107,673)
   Subscriptions receivable                                                          (20,084)                              (20,084)
   Net loss for 2002                                                                                       (6,258,650)  (6,258,650)
                                       ----------- -------- ----------- -------- ------------ ----------- ------------ ------------

BALANCE, DECEMBER 31, 2002                     --  $    --  14,709,936  $14,710  $   (20,084) $7,447,115  $(7,771,754) $  (330,013)
                                       =========== ======== =========== ======== ============ =========== ============ ============

ACCOMPANYING NOTES ARE AN INTEGRAL PART
   OF THE CONSOLIDATED  FINANCIAL STATEMENTS.

                                                                F-12

                                    EXCALIBUR INDUSTRIES, INC.
                                         AND SUBSIDIARIES

                               CONSOLIDATED STATEMENTS OF CASHFLOWS
                           FOR THE YEAR ENDED DECEMBER 31, 2002 AND THE
                     PERIOD AUGUST 17, 2001 (INCEPTION) TO DECEMBER 31, 2001

                                                                        2002             2001
                                                                    ------------     ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     NET LOSS                                                       $(6,258,650)     $(1,513,104)
                                                                    ------------     ------------
         ADJUSTMENTS TO RECONCILE NET LOSS TO NET
                  CASH PROVIDED BY OPERATING ACTIVITIES:
Depreciation and amortization                                           677,065           31,424
Provision for bad debt                                                   31,115           20,000
Common stock issued in exchange for services                             23,181              100
Common stock bonuses                                                     48,500               --

Common stock issued for services related to
       acquisition of public shell                                      620,804               --
Common stock issued as interest on promissory note                        2,774               --
(Increase) decrease in accounts receivable                              181,310          511,980
(Increase) decrease in related party receivables                        (21,790)         (35,878)
(Increase) decrease in inventories                                      241,659           77,424
(Increase) decrease in other assets                                    (332,634)         (25,877)
Increase (decrease) in accounts payable and accrued liabilities       1,411,102          775,894
Increase (decrease) in cash overdrafts                                  (81,819)         225,424
                                                                    ------------     ------------

            Total adjustments                                         2,801,267        1,580,491
                                                                    ------------     ------------

         NET CASH PROVIDED BY OPERATING ACTIVITIES                   (3,457,383)          67,387
                                                                    ------------     ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchases of fixed assets                                          (217,955)        (652,143)
    Acquisition of subsidiaries, net of cash acquired                  (219,897)         (62,959)
                                                                    ------------     ------------

         NET CASH USED BY INVESTING ACTIVITIES                         (437,852)        (715,102)
                                                                    ------------     ------------

ACCOMPANYING NOTES ARE AN INTEGRAL PART
   OF THE CONSOLIDATED  FINANCIAL STATEMENTS.

                                              F-13

                                                                 2002              2001
                                                             ------------     ------------
NET CASH PROVIDED BY FINANCING ACTIVITIES:
    Issuance of preferred stock (Series B)                     1,007,500          750,000
    Issuance of common stock                                     300,000           10,480
    Proceeds from long-term debt                                      --          300,000
    Repayment of long-term debt                                 (207,004)              --
    Proceeds from short-term debt                              7,520,196          817,942
    Repayment of short-term debt                              (5,404,965)      (1,107,201)
    Proceeds of Related Party Notes Payable                      764,624               --
    Repayment of Related Party Notes Payable                     (44,699)              --
    Costs of raising capital                                    (107,673)         (56,250)
                                                             ------------     ------------

         NET CASH PROVIDED BY FINANCING ACTIVITIES             3,827,979          714,971
                                                             ------------     ------------

                         NET (DECREASE) INCREASE IN CASH         (67,256)          67,256

CASH AT BEGINNING OF PERIOD                                       67,256               --
                                                             ------------     ------------

         CASH AT END OF PERIOD                               $        --      $    67,256
         ---------------------                               ============     ============


SUPPLEMENTAL DISCLOSURES:

    NONCASH INVESTING AND FINANCING ACTIVITIES:
        Issuance of common stock for acquisition               1,725,000        3,055,000
        Debt converted to equity                                  48,500           32,000
        Debt issued to acquire assets                            250,000        4,217,771
        Convert preferred stock to common stock                1,757,500               --
        Accrued cost of raising capital                           90,973               --

    CASH PAID DURING THE PERIOD FOR INTEREST                     337,064            7,665

                                           F-14

                           EXCALIBUR INDUSTRIES, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


NOTE 1 -          ORGANIZATION AND DESCRIPTION OF BUSINESS

                           Excalibur Industries, Inc. (formed as the parent of
                  Excalibur Holdings and its subsidiaries referred to collectively as the "Company") is a holding company incorporated in the state of Delaware. The Company has three operating subsidiaries located in the Tulsa, Oklahoma metropolitan area: Excalibur Aerospace, Inc., Excalibur Services, Inc., and Excalibur Steel, Inc. The Company also has one operating subsidiary, Shumate Machine Works, Inc., located in Conroe, Texas. The Company's operations include the following: (i) the fabrication and manufacture of structural steel components on a high volume basis; (ii) the design and manufacture of aircraft training devices used for civil, military, and counter-terrorism sectors, (iii) the fabrication and production of pressure vessels and heat exchangers, and
                  (iv) the fabrication of precision machined parts used in the oil and gas industry.

                           The Company's primary customers are a major flight
                  simulation training company, domestic and international airlines, a steel fabricator in the pressure vessel industry, and customers in the oil and gas industry. The Company's sales are primarily to customers located in the Tulsa metropolitan area for the Tulsa operating subsidiaries and in the Houston metropolitan area for the operating subsidiary located in Conroe, Texas. Sales are made on an unsecured basis on credit terms determined by the Company.

                           In the year 2002, a new subsidiary called Excalibur
                  Defense and Military Systems, was incorporated as an Oklahoma corporation. This subsidiary is inactive.


NOTE 2 -          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                   PRINCIPLES OF CONSOLIDATION

                           The consolidated financial statements include the
                  accounts of Excalibur Industries, Inc. and its wholly-owned subsidiaries. All material intercompany transactions and accounts have been eliminated in consolidation.

                  USE OF ESTIMATES

                           The preparation of the Company's financial statements
                  in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                           EXCALIBUR INDUSTRIES, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


NOTE 2 -          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

                  CASH AND CASH EQUIVALENTS

                           The Company considers all cash and short-term cash
                  investments with original maturities of three months or less to be cash equivalents.

                  INVENTORIES

                           Inventories are stated at the lower of cost
                  (first-in, first-out for raw materials and specific job cost for work-in-process and finished goods) or market. Slow-moving inventories are periodically reviewed for impairment in value. Cost of work-in-process and completed structures include labor, materials and production overhead.

                  PROPERTY, PLANT AND EQUIPMENT

                           Property, plant and equipment are stated at cost,
                  less accumulated depreciation and amortization. Expenditures for internal production of tools that have continuing value are capitalized. Capitalized tooling costs include labor, materials and production overhead. Expenditures for tools with no future value and maintenance and repairs are charged to expense as incurred. Depreciation is computed using the straight-line method based on the estimated useful lives of the assets as follows:

                               Shop equipment                         7 years
                               Training equipment/designs            10 years
                               Vehicles                               7 years
                               Office equipment                       7 years

                           Leasehold improvements are amortized over the shorter
                  of the remaining term of the lease or the useful life of the improvement utilizing the straight-line method.

                  ADVERTISING

                           Nondirect-response advertising costs, which are
                  principally included in selling expenses, are expensed as incurred. Total advertising costs charged to expense for 2002 and 2001 was $37,682 and $6,097, respectively.

                  COMPENSATED ABSENCES

                            Employees of the Company are entitled to paid
                  vacation after one year of service. Compensated absences for vacation pay have been accrued. Compensated absences for vacation pay were not accrued in 2001, as they could not be reasonably estimated. In 2001, the Company recognized those costs when actually paid.

                           EXCALIBUR INDUSTRIES, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


NOTE 2 -          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

                  REVENUE RECOGNITION

                           Revenue is generally recognized upon shipment of the
                  completed job, at which time title passes to the customer. Revenue from fixed-price, long-term contracts is recognized using the percentage-of-completion method, measured by the percentage of cost incurred to date to estimated total cost at completion for each contract. There were no revenues from long-term contracts during the period. This method is used because management considers the "cost to cost" method the most appropriate in the circumstances. Revenues are recorded net of returns, allowances and discounts.

                           The Company has a major customer who has verbally
                  requested a bill and hold approach to the Company's manufacture of the customer's product. The customer has maintained a verbal approach to maintaining an open purchase order as to quantity of product to produce each week to alleviate its own production process as well as the lack of storage space. After the manufacture of the product to completion, the customer takes full responsibility for the risk of loss or damage to the product while it is on the Company's premises. Generally the product is stored at the Company's location for two weeks or less. Each week the customer inspects and accepts the product manufactured to its specifications and determines the appropriate amount to be delivered the following week. Since the customer takes full responsibility for its product and the Company simply serves as a storage facility once the product is manufactured and approved, the Company recognizes revenue when the customer inspects and approves the product retained on site. This customer generally pays this billing within ten days to take advantage of credit discounts. The total sales recognized from this bill and hold process for 2002 and 2001was $914,568 and $479,869, respectively. No product was being held for this customer at December 31, 2002, as the bill and hold arrangement with this customer was terminated in July 2002.

                  LEASES

                           Leases that transfer substantially all of the risks
                  and benefits of ownership are capital leases. Other leases are operating leases. Capital leases are included in property and equipment at cost, and are amortized using the straight-line method over their estimated useful lives. The amortization expense is included in the Company's depreciation expense. The related capital lease obligations are recorded at the present value of the future minimum lease payments.

                           EXCALIBUR INDUSTRIES, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


NOTE 2 -          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

                  INCOME TAXES

                           The Company utilizes Statement of Financial Standards
                  ("SFAS") No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The accompanying financial statements have no provisions for deferred tax assets or liabilities.

                  EARNINGS (LOSS) PER SHARE

                           The Company has adopted the provisions of SFAS No.
                  128, "Earnings per Share", which requires presentation on the face of the statement of operations of both basic and diluted earnings per common share. Basic earnings (loss) per common share is based on net income (loss) attributable to common shares less preferred stock dividend requirements divided by the weighted average number of common shares outstanding during the period. Diluted earnings (loss) per common share assumes issuance of the net incremental shares from stock options and full conversion of all dilutive convertible securities at the later of the beginning of the year or the date of issuance. During a loss period, the assumed exercise of convertible securities shares has an antidilutive effect. Therefore, these securities would not be included in the calculation of weighted average shares in a loss period.

                  GOODWILL AND OTHER INTANGIBLE ASSETS

                            Goodwill represents the excess of cost over fair
                  value of net assets acquired through acquisitions. In accordance with SFAS No. 142 "Goodwill and Other Intangible Assets," issued in June 2001, goodwill recorded by the Company on all acquisitions after June 30, 2001 has not been amortized and will be evaluated on an annual basis, in connection with other long-lived assets, for potential impairment. Separate intangible assets, which are not considered to have an indefinite useful life, will be amortized over their useful lives in accordance with SFAS No. 121 "Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of."

                            Amortization expense charged to operations in 2002
                  and 2001 was $73,128 and $2,283, respectively.

                           EXCALIBUR INDUSTRIES, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


NOTE 2 -          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

                  VALUATION OF NON-EMPLOYEE STOCK-BASED COMPENSATION

                            The Company values stock issued to non-employees in
                  exchange for services based on the fair value of the goods or services received or the fair value of the shares issued, whichever is more reliably measured.

                  RECLASSIFICATIONS

                           Certain accounts from the prior year have been
                  reclassified in order to conform to current year presentation. Management believes the reclassifications provide a more accurate reflection of the Company's operations. The reclassifications did not effect the Company's financial position or results of operations as previously reported.

                  NEW ACCOUNTING STANDARDS

                           Effective January 1, 2002, the Company adopted SFAS
                 No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." This statement requires the following three-step approach for assessing and recognizing the impairment of long-lived assets: (1) consider whether indicators of impairment are present; (2) if indicators of impairment are present, determine whether the sum of the estimated undiscounted future cash flows attributable to the assets in question is less than their carrying amount; and (3) if less, recognize an impairment loss based on the excess of the carrying amounts of the assets over their respective fair values. In addition, SFAS No. 144 provides more guidance on estimating cash flows when performing a recoverability test, requires that a long-lived asset to be disposed of other than by sale (such as abandoned) be classified as "held and used" until it is disposed of , and establishes more restrictive criteria to classify an asset as "held for sale." The adoption of SFAS No. 144 did not have a material impact on the Company's financial statements since it retained the fundamental provisions of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," related to the recognition and measurement of the impairment of long-lived assets to be "held and used."

                           The Company adopted the provisions of SFAS No. 141,
                 "Business Combinations," for all business combinations initiated after June 30, 2001. SFAS No. 141 requires all business combinations to be accounted for by a single method--the purchase method. Furthermore, SFAS No. 141 requires recognition of intangible assets apart from goodwill if they arise from contractual or legal right or if they are separable from goodwill. This statement did not have a material impact on the Company's financial statements.

                           EXCALIBUR INDUSTRIES, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


NOTE 2 -          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

                           In June 2002, the Financial Accounting Standards
                 Board (FASB) issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 addresses financial accounting and reporting for costs associated with exit or deposal activities and nullifies EITF Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." SFAS No. 146 requires that a liability for a cost associated with an exit or deposal activity be recognized when the liability is incurred. Under EITF issue 94-3, a liability for an exit cost as defined was recognized at the date of an entity's commitment to an exit plan. SFAS No. 146 also establishes that fair value is the objective for initial measurement of the liability. SFAS No. 146 is effective for exit and disposal activities that are initiated after December 31, 2002. This statement will impact the timing of our recognition of liabilities for costs associated with exit or disposal activities.

                           In November 2002, the FASB issued Interpretation No.
                  45,"Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." This interpretation elaborates on the disclosures to be made by a guarantor in interim and annual financial statements about the obligations under certain guarantees. Our Company adopted the disclosure provisions of FASB Interpretation No. 45 as of December 31, 2002. FASB Interpretation No. 45 also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and initial measurement provisions of this interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002. We do not currently provide significant guarantees on a routine basis. As a result, we do not currently believe this interpretation will have a material impact on our financial statements. To the extent that our Company enters into any such guarantees after December 31, 2002, we will record the fair value as an expense.

                           In December 2002, the FASB issued SFAS No. 148,
                  "Accounting for Stock-Based Compensation-Transition and Disclosure," an amendment to SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value method of accounting for stock-based employee compensation. In accordance with SFAS No. 123, the Company elected to account for our stock-based compensation under Accounting Principles Board Opinion (APB) No. 25, Accounting for Stock Issued to Employees. The exercise price of stock options granted equals the market price on the date of grant. There is no recorded expense related to grants of stock options to employees.

                           EXCALIBUR INDUSTRIES, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


NOTE 2 -          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

                           In January 2003, the FASB issued Interpretation No.
                  46, "Consolidation of Variable Interest Entities." This interpretation addresses the consolidation of business enterprises (variable interest entities) to which the usual condition of consolidation does not apply. This interpretation focuses on financial interests that indicate control. It concludes that in the absence of clear control through voting interests, a company's exposure (variable interest) to the economic risks and potential rewards from the variable interest entity's assets and activities are the best evidence of control. Variable interests are rights and obligations that convey economic gains or losses from changes in the values of the variable interest entity's assets and liabilities. Variable interests may arise from financial instruments, service contracts, nonvoting ownership interests and other arrangements. If an enterprise holds a majority of the variable interests of an entity, it would be considered the primary beneficiary. The primary beneficiary would be required to include assets, liabilities and the results of operations of the variable interest entity in its financial statements. This interpretation applies immediately to variable interest entities that are created after or for which control is obtained after January 31, 2003. For variable interest entities created prior to February 1, 2003, the provisions would be applied effective July 1, 2003. We do not expect this interpretation to have a material impact on our financial statements.


NOTE 3 -          REORGANIZATION

                           On April 8, 2002, GRMG Acquisition Corp., a Texas
                  corporation and a wholly-owned subsidiary of the Company, merged with and into Excalibur Holdings, Inc., a Texas corporation ("Excalibur Holdings"). Under the terms of an agreement and plan of merger, each outstanding share of Excalibur Holdings common stock was converted into one (1) share of the Company's common stock, each outstanding share of Excalibur Holdings Series A preferred stock was converted into one (1) share of the Company's Series A preferred stock, each outstanding share of Excalibur Holdings Series B preferred stock was converted into one (1) share of the Company's Series B preferred stock, and the outstanding shares of GRMG Acquisition Corp. were converted into one hundred shares of Excalibur Holdings, making Excalibur Holdings a wholly-owned subsidiary of the Company. In total, the Company issued 11,633,699 shares of common stock, 1,000,000 shares of Series A preferred stock and 806,000 shares of Series B preferred stock to the Excalibur Holdings shareholders pursuant to the merger.

                           EXCALIBUR INDUSTRIES, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


NOTE 3 -          REORGANIZATION (CONTINUED)

                           In connection with the merger, the Company issued
                  413,869 shares of common stock to an affiliated party in payment of investment banking services. On May 22, 2002, each share of the Company's Series A and Series B preferred stock automatically converted into one (1) share of the Company's common stock.

                           Since the stockholders of Excalibur Holdings owned
                  approximately 91% of the outstanding voting shares of the Company after giving effect to the merger, and since the Company was a development stage company with limited operations before the merger, Excalibur Holdings is deemed to be the acquirer for accounting purposes (reverse acquisition), and the transaction has been reflected as a capital transaction in substance, rather than a business combination. The historical financial statements prior to April 8, 2002 are those of Excalibur Holdings.

                           As a result of the accompanying recapitalization, the
                  historical stockholders' equity of Excalibur Holdings prior to the merger will be retroactively restated for the equivalent number of shares received in the merger after giving effect to any difference in par value of the Company's stock and Excalibur Holdings' stock by an offset to capital in the amount of $18,684. In addition, the Company incurred transaction costs associated with Excalibur Holdings' reverse acquisition of the Company of $720,804.

                           On June 10, 2002, the Company reincorporated under
                  the laws of the State of Delaware from the State of Florida pursuant to a merger with a newly formed Delaware corporation. Under the terms of this reincorporation merger, the Company changed its name from "Global Realty Management Group, Inc." to "Excalibur Industries, Inc."


NOTE 4 -          ACQUISITIONS

                  SHUMATE MACHINE WORKS, INC.

                           On March 29, 2002, the Company acquired all of the
                  outstanding common shares of Shumate Machine Works, Inc. ("Shumate") of Magnolia, Texas, a Texas corporation engaged in close tolerance machining of metals, as a means of expanding its metal fabrication operations into the petrochemical industry and to diversify its customer base.

                           EXCALIBUR INDUSTRIES, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


NOTE 4 -          ACQUISITIONS (CONTINUED)

                  SHUMATE MACHINE WORKS, INC. (CONTINUED)

                           The Company accounted for this acquisition under the
                  purchase method of accounting. The purchase price was $2,225,000, including $250,000 in cash, $250,000 in promissory notes and 1,150,000 shares of its common stock valued at $1,725,000. In addition, the Company incurred acquisition costs totaling $307,805, of which $216,832 were paid in cash and $90,973 are to be paid with shares of common stock. The purchase price was determined based primarily on past and projected earnings of Shumate. The fair value of the common stock issued was estimated based on the purchase price of contemporaneous common stock equivalent issuances. The value of these combined payments exceeded the estimated fair value of the acquired company by $284,556, which was recorded as goodwill.

                           During the third quarter of 2002, the Company
                  identified certain intangible assets that were not included in the initial purchase price allocation. These intangible assets consist primarily of internally-created engineering programs used in the machining process and are being amortized using the straight-line method over 5 years. The $284,556 of goodwill calculated at the acquisition date was reallocated to these intangible assets, thereby reducing goodwill to $0 at September 30, 2002.

                           An additional agreement was signed on March 29, 2002
                  for an incentive-based program that created a contingency for another 250,000 shares to be issued should certain performance goals be achieved by the former shareholders of Shumate. These performance goals were achieved during 2002 and, on March 27, 2003, the Company issued 250,000 shares of common stock valued at $1.40 per share to the former shareholders of Shumate. This incentive payout of $350,000 is included in goodwill on the consolidated balance sheet at December 31, 2002.

                           The aggregate purchase price (including the
                  acquisition costs and incentive payout) of $2,882,805 has been allocated to the assets acquired and liabilities assumed, based in their estimated fair values at the date of acquisition as follows:

                           EXCALIBUR INDUSTRIES, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


NOTE 4 -          ACQUISITIONS (CONTINUED)

                  SHUMATE MACHINE WORKS, INC. (CONTINUED)


                           Current assets                        $     976,939
                           Property and equipment                    2,655,946
                           Amortizable intangible assets               284,556
                           Other assets                                  2,493
                           Goodwill                                    350,000
                                                                 --------------
                                  Total assets acquired              4,269,934
                                                                 --------------

                           Accounts payable and accruals              (386,609)
                           Notes payable                            (1,000,520)
                                                                 --------------
                                  Total liabilities assumed         (1,387,129)
                                                                 --------------

                                  Net assets acquired            $   2,882,805
                                                                 ==============

                           The 2002 consolidated statement of operations
                  includes the results of operations for Shumate from March 29, 2002 to December 31, 2002. The following unaudited pro forma summary presents the consolidated results of operations of the Company as if the acquisition had occurred at the beginning of the periods presented. The pro forma amounts include adjustments for depreciation and income taxes. The pro forma results may not be indicative of the results that would have occurred if the acquisition had been effective on the date indicated or of the results that may be obtained in the future.

                                                                                   PERIOD FROM
                                                              YEAR ENDED           INCEPTION TO
                                                          DECEMBER 31, 2002     DECEMBER 31, 2001
                                                          -----------------     -----------------
                           Revenue                        $     13,960,579      $      2,720,215
                           Net Loss                       $     (6,114,414)     $     (1,208,895)
                           Net Loss per Share             $          (0.46)     $          (0.24)

                           EXCALIBUR INDUSTRIES, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


NOTE 4 -          ACQUISITIONS (CONTINUED)

                  REDHAWK INDUSTRIES, LLC ASSETS

                           On October, 15, 2001, the Company formed a
                  wholly-owned subsidiary to purchase certain inventory and equipment of Redhawk Industries, LLC, a steel fabrication company. The asset purchase was completed on November 20, 2001. The purchase price was $450,000, including $50,000 of cash and 400,000 shares of common stock valued at $1.00 per share. In addition, the Company incurred acquisition costs of $26,600, which were paid in cash. The fair value of the assets acquired exceeded the purchase price resulting in the subsidiary recording the assets ratably reduced to the actual purchase price of the assets.

                  EXCALIBUR STEEL, INC.

                           On October 22, 2001, the Company formed a second
                  wholly-owned subsidiary to merge with another different steel fabrication company. A simultaneous merger agreement was negotiated between the wholly-owned subsidiary and Excalibur Steel, Inc., a Sand Springs, Oklahoma steel fabricator, whereby the subsidiary company would be the surviving entity of the merger. The consolidated statements of operations include the operations of Excalibur Steel, Inc. from November 27, 2001 (date of acquisition) to December 31, 2002.

                           The acquisition was recorded as a purchase. The
                  purchase price was $2,150,000, including promissory notes totaling $650,000, and 1,500,000 shares of common stock valued at $1.00 per share. The Company also incurred acquisition costs of $289,314, which is comprised of $134,314 in cash and 155,000 shares of common stock valued at $1.00 per share. The value of the common shares issued was determined through negotiations between the two parties, as there was no public market for the shares at the time of the acquisition.

                           The value of these combined payments exceeded the
                  estimated fair value of the acquired company by $2,318,625, which is reflected as goodwill on the consolidated balance sheet. The subsidiary has recorded the assets and liabilities of the acquired company at their estimated fair value. The difference in the acquired company's historical cost and the fair value will give rise to a timing difference for income tax purposes.

                           EXCALIBUR INDUSTRIES, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


NOTE 4 -          ACQUISITIONS (CONTINUED)

                  EXCALIBUR STEEL, INC. (CONTINUED)

                           The following table summarizes the estimated fair
                  values of the assets acquired and liabilities assumed at the date of acquisition:

                            Current assets                          $   687,794
                            Property and equipment                      333,716
                            Other assets                                  3,000
                            Goodwill                                  2,318,625
                                                                    ------------
                                    Total assets acquired             3,343,135
                                                                    ------------

                            Accounts payable and accruals              (510,169)
                            Notes payable                              (393,652)
                                                                    ------------
                                    Total liabilities assumed          (903,821)
                                                                    ------------

                                            Net assets acquired     $ 2,439,314
                                                                    ============

                  AERO WELD, INC.

                           On November 20, 2001, the Company formed a third
                  wholly-owned subsidiary (Excalibur Aerospace, Inc.) to purchase substantially all of the assets, other than real property, of Aero Weld, Inc., a Broken Arrow, Oklahoma steel fabrication company. The closing date of the acquisition was November 20, 2001 and the subsidiary's operations are included in the consolidated statement of operations from the acquisition date to December 31, 2002. The purchase price, as amended on December 30, 2001 was $5,468,388, including $1,250,000 of cash, promissory notes totaling $3,218,388 and 1,000,000 shares of common stock valued at $1.00 per share. The Company also incurred acquisition costs totaling $35,010, which were paid in cash. The promissory notes contained provisions delaying the accrual of interest. Accordingly, the promissory notes payable have been discounted by $66,372 in the aggregate, based on their stated interest rates to account for the interest-free periods. The value of the common shares issued was determined through negotiations between the two parties, as there was no public market for the shares at the time of the acquisition. The combined payments and discounts exceeded the estimated fair value of the net assets purchased by $794,790. This amount is reflected in the financial statements as goodwill.

                           EXCALIBUR INDUSTRIES, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


NOTE 4 -          ACQUISITIONS (CONTINUED)

                  AERO WELD, INC. (CONTINUED)

                           The following table summarizes the estimated fair
                  values of the assets acquired at the date of acquisition:

                                 Current assets                   $   1,872,886
                                 Property and equipment               1,595,350
                                 Amortizable intangible assets        1,174,000
                                 Goodwill                               794,790
                                                                  --------------
                                         Net assets acquired      $   5,437,026
                                                                  ==============

                           Excalibur Aerospace also entered into a consulting
                  agreement with the seller, whereby the seller would be paid a monthly consulting fee of $41,667, beginning March 18, 2002 and ending March 17, 2007. On June 27, 2002, the Company and the seller amended this agreement from a monthly consulting fee to a performance fee that is based on revenues for that subsidiary company.

                           During December 2001 and January 2002, the seller
                  paid certain expenses totaling $544,614 which were determined to be obligations of Excalibur. The Company in turn issued two promissory notes in the amounts of $342,285 and $202,329 representing the December 2001 and January 2002 expenses, respectively. The $342,285 note representing the 2001 obligation is reflected on the December 31, 2001 balance sheet in long term debt.

                           During the December 2001, Excalibur Aerospace paid
                  expenses totaling $246,164 on behalf of the seller. The Company believes that $185,641 of these payments should have been included on the November 20, 2001 accounts payable listing purchased by Excalibur. Accordingly, the Company recorded a related party receivable from the seller in the amount of $185,641 on the balance sheet at December 31, 2001. These amounts plus additional amounts paid on behalf of the former shareholder were offset with amounts due the shareholder as described in the previous paragraph.

                           On June 27, 2002, the Company entered into an
                  agreement with TW Consulting, Inc. (formerly Aero Weld, Inc., the seller), whereby certain promissory notes issued as a result of the acquisition would be paid off, while other promissory notes and expenses paid by the Company on behalf of the seller would be offset against expenses paid by the seller on behalf of the Company. The agreement also amends the consulting agreement and provides for a lease agreement with the seller for the Broken Arrow, Oklahoma operating facility.

                           EXCALIBUR INDUSTRIES, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


NOTE 4 -          ACQUISITIONS (CONTINUED)

                  AERO WELD, INC. (CONTINUED)

                           Pursuant to this agreement, promissory notes in the
                  principal amounts of $342,285 and $202,329 were paid off by the Company along with accrued interest of $15,481. Promissory notes in the original amounts of $429,888 and $300,000 were combined, with credit given for $39,751 in principal payments made by the Company. The remaining principal balance of $690,137 was offset by $246,164 of expenses paid by the Company on behalf of the seller to arrive at a new promissory note in the amount of $443,973. The new promissory note is secured by certain assets of the Company and calls for monthly principal and interest payments of $6,392, commencing on July 1, 2003. The note bears interest at 7.5% per annum and matures on June 1, 2008.

                           Further pursuant to this agreement, the monthly
                  consulting fee to be paid to the seller is to be based upon gross revenues generated by Excalibur Aerospace, with a maximum fee of $65,000 per month. The agreement expires March 31, 2012. The maximum aggregate amount the Company would pay the seller under the agreement is $2,500,000.

                           Additionally, the Company entered into an agreement
                  to lease the Broken Arrow, Oklahoma operating facility from the seller for two years at $8,000 per month.

                           Effective February, 28, 2003 the Company executed a
                  forbearance agreement with TW Consulting, whereby payments in arrears on rent and certain promissory notes would be scheduled and the terms of the lease would be amended (see
                  Note 18). In exchange for this agreement, TW Consulting has agreed to forbear action against any remedies pursuant to the promissory notes or the lease.

                           EXCALIBUR INDUSTRIES, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


NOTE 5 -          PROPERTY, PLANT AND EQUIPMENT

                           Property, plant and equipment at December 31, 2002
                  and 2001 is summarized as follows:

                                                                      2002             2001
                                                                  ------------     ------------
                                Shop equipment                    $ 4,728,137      $ 2,107,417
                                Office equipment                      172,888           45,160
                                Vehicles                              262,753          247,752
                                Land                                    5,000               --
                                Leasehold improvements                105,452               --
                                                                  ------------     ------------
                                                                    5,274,230        2,400,329

                                Less accumulated depreciation        (633,077)         (29,141)
                                                                  ------------     ------------

                                                                  $ 4,641,153      $ 2,371,188
                                                                  ============     ============

                           Depreciation 2002 and 2001 was $603,937 and $29,141,
                  respectively.


NOTE 6 -          ACQUIRED INTANGIBLE ASSETS

                           Intangible assets represent proprietary designs and
                  software acquired as a part of the Shumate Machine Work, Inc. acquisition and the Aero Weld, Inc. acquisition mentioned in
                  Note 4. The assets were tested for impairment in the fourth quarter of the Company's annual operations. It was determined that the current amortized carrying value is reflective of its fair value without impairment. The identifiable assets are being amortized on a straight-line basis over a range of 5 to 20 years. The following table sets forth the information for intangible assets subject to amortization:

                                                                       2002           2001
                                                                   -----------    -----------
                                Amortizable Intangible Assets:
                                    Gross carrying amount:
                                        Unpatented designs         $1,186,025     $1,174,000
                                        Uncopyrighted software        284,556             --
                                                                   -----------    -----------
                                            Total                  $1,470,581     $1,174,000
                                                                   ===========    ===========

                                Accumulated amortization           $   75,412     $    2,283
                                                                   ===========    ===========

                           Amortization expense for the years ended December 31,
                  2002 and 2001 was $73,128 and $2,283, respectively. Annual amortization for each of the following five years is expected to be $97,504.

                           EXCALIBUR INDUSTRIES, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


NOTE 7 -          GOODWILL

                           Goodwill represents the excess of cost over fair
                  value of net assets acquired through business combinations. Goodwill was tested for impairment in the fourth quarter of the Company's operation. If conditions warrant, the Company will test for impairment on an interim basis. Due to a significant reduction in sales to major customers of certain segments of the Company, the goodwill was tested for the reporting segments at December 31, 2002 using a market capitalization model based on the Company's stock price at the time. It was determined the goodwill for the individual segments was not impaired. At December 31, 2002, the market value of the Company's common stock was $1.55 per share. From January 1, 2003 through April 9, 2003, the stock trading price has ranged from a low of $0.74 to a high of $1.80. Should the fair value of the Company's stock significantly decline for an extended period, it may be necessary for the Company to recognize impairment of the goodwill. The changes in the carrying amount of goodwill for the year ended December 31, 2002 are as follows:

                  ---------------------------------------------------------------------------------------------------
                                                                                         SHUMATE
                                                      EXCALIBUR         EXCALIBUR        MACHINE
                                                        STEEL           AEROSPACE         WORKS            TOTAL
                                                    --------------     ------------    ------------    --------------
                  BALANCE AT INCEPTION              $          --      $        --     $        --     $          --
                  Goodwill acquired in 2001             2,318,625          794,790              --         3,113,415
                                                    --------------     ------------    ------------    --------------
                  BALANCE, DECEMBER 31, 2001            2,318,625          794,790              --         3,113,415

                  Goodwill acquired in 2002                    --               --         350,000           350,000
                                                    --------------     ------------    ------------    --------------
                  BALANCE. DECEMBER 31, 2002        $   2,318,625      $   794,790     $   350,000     $   3,463,415
                                                    ==============     ============    ============    ==============


NOTE 8 -          NOTES PAYABLE

                           Notes payable consists of the following at December
31, 2002 and 2001:

                                                                                       2002                 2001
                                                                                 ----------------     ----------------
                  BankLine of Credit. Interest is payable monthly, calculated at the higher of 6% or the Prime Rate plus one percent.
                      The line of credit provides for borrowings of up to
                      $2,500,000 based on an advance rate of 80% of qualified
                      accounts receivable and 50% of qualified inventory. The
                      line of credit has a term of one year, is secured by a
                      first priority security interest in the Company's accounts receivables and inventory and a second priority security
                      interest in the Company's equipment.                       $     2,500,000      $            --

                                                         F-30



                           EXCALIBUR INDUSTRIES, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


NOTE 8 -          NOTES PAYABLE (CONTINUED)

                                                                                       2002                 2001
                                                                                 ----------------     ----------------
                  BankLine of Credit, interest payable at the 4%. The line
                      provided for borrowings of up to $600,000 and matured
                      November 7, 2002 but was paid off with the proceeds of the new line of credit previously mentioned. This line was
                      collateralized by a certificate of deposit and the
                      personal guarantees of officers of the Company with a
                      maturity date of September 30, 2003.                                    --              600,000

                  Termnote payable to an individual, interest at 7% with a
                      maturity date of September 30, 2003.                                10,000               10,000

                  Termnote payable to an insurance company at 10.65% interest per annum, maturing September 12, 2002, with monthly
                      payments of $1,094.                                                     --                9,846

                  BankTerm Note. The loan has a term of four years and is
                      secured, along with the Line of Credit, by a first
                      priority security interest in the Company's accounts
                      receivables, inventory and equipment. The term loan is
                      repayable in 48 monthly installments and the interest rate is calculated as the higher of 6% or Prime Rate plus
                      one percent.                                                     2,363,476                   --

                  Termnotes issued as a result of acquisition to a corporation at Wall Street Journal prime plus 2% (7% at December 31,
                      2001) interest per annum, maturing at September 18, 2003
                      In 2002, this note was cancelled in conjunction with the
                      renegotiation of the Aero Weld acquisition discussed in
                      Note 4.                                                                 --              300,000

                  Termnotes issued as a result of acquisition to a corporation at Wall Street Journal prime plus 2% (7% at December 31,
                      2001) interest per annum, maturing at September 18, 2003.
                      In 2002, this note was cancelled in conjunction with the
                      renegotiation of the Aero Weld acquisition discussed in
                      Note 4.                                                                 --              429,888

                                                         F-31



                           EXCALIBUR INDUSTRIES, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


NOTE 8 -          NOTES PAYABLE (CONTINUED)

                                                                                       2002                 2001
                                                                                 ----------------     ----------------
                  Termnote issued as a result of acquisition to a corporation at 7.5% interest per annum, maturing on June 1, 2002. In
                      2002, this note was paid off in conjunction with the
                      renegotiation of the Aero Weld acquisition discussed in
                      Note 4.                                                                 --              342,721

                  Termnotes issued to a corporation as a result of an
                      acquisition of a subsidiary at 7% interest maturing March
                      18, 2007. Monthly payments are $10,321. This note is
                      personally guaranteed by two officers of the Company.            1,110,909            1,210,018

                  Termnote issued to a corporation as a result of an
                      acquisition of a subsidiary at 7.5% interest with payments commencing February 28, 2002 and concluding January 28,
                      2008. Monthly payments are $21,478.                              1,169,644            1,217,680

                  Termnote issued to a corporation in conjunction with the
                      renegotiation of the Aero Weld acquisition discussed in
                      Note 4 at 7.5% interest with payments commencing July 1,
                      2003 and concluding June 1, 2008. Monthly payments will be
                      $8,614.                                                            443,973                   --
                  Termnote payable to a bank at 10% interest per annum,
                      maturing March 26, 2005 with monthly payments of $934 per
                      month. The note is collateralized by certain shop
                      equipment.                                                          24,419               30,968
                  Termnote payable to an individual stockholder of the company
                      at 8% interest per annum, maturing March 18, 2003.                 100,000              100,000

                  Termnote to a insurance company at 6% interest payable in
                      bi-weekly payment of $1,040 for 22 payments.                        21,453                   --

                  Termnote issued to a stockholder as a result of acquisition of Shumate Machine Works at 7% interest with payments
                      commencing October 28, 2002 and concluding March 28, 2003.
                      Monthly payments are $20,000.                                       80,000                   --

                                                         F-32



                           EXCALIBUR INDUSTRIES, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


NOTE 8 -          NOTES PAYABLE (CONTINUED)

                                                                                       2002                 2001
                                                                                 ----------------     ----------------
                  Termnote issued to an individual at 10% interest per annum,
                      maturing December 23, 2003.                                         55,000                   --

                  Termnote to a insurance company at 7.13% interest payable in
                      monthly installments of $5,111 until January 3, 2003.               10,732                   --
                                                                                 ----------------     ----------------

                  Total Notes Payable                                                  7,889,606            4,251,121

                  Less: Current Portion of Notes Payable                               5,848,557            1,646,123
                                                                                 ----------------     ----------------

                  Long Term Portion of Notes Payable                             $     2,041,049      $     2,604,998
                                                                                 ================     ================

                           Aggregate principal maturities of long-term debt are
                  as follows:

                                              YEAR ENDING
                                              DECEMBER 31:
                                                  2003          $    5,848,557
                                                  2004                 282,403
                                                  2005                 285,673
                                                  2006                 303,432
                                                  2007               1,148,033
                                               Thereafter               21,508
                                                                ---------------

                                                                $    7,889,606
                                                                ===============

                           Interest expense for 2002 and 2001 totaled $456,714
                  and $41,051, respectively.

                           The Company has certain loan covenants within their
                  agreements with Stillwater National Bank and Trust Company. These covenants pertain to the Company's consolidated operations. The Company is in violation of covenants that require the Company to maintain a ratio of current assets to current liabilities of no less than 1.0 to 1.0 and to have debt service coverage of no less than 1.50 to 1.00. The Company has received a waiver for these covenant violations for the quarter ended December 31, 2002. As it is probable that the Company will be unable to satisfy these covenants within the next 12 months and since it is uncertain whether the Company will receive future waivers from the bank, the entire outstanding principal balances of these notes are reflected as current liabilities on the balance sheet.

                           EXCALIBUR INDUSTRIES, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


NOTE 8 -          NOTES PAYABLE (CONTINUED)

                  NOTES PAYABLE - OFFICERS AND DIRECTORS

                           Notes payable to officers and directors consists of
                  the following at December 31, 2002 and 2001:

                  Term  notes  issued to an  officer  as a result of the
                      acquisition  of  Shumate   Machine  Works,  at  7%
                      interest  with  payments  commencing  October  28,
                      2002  and  concluding  March  28,  2003.   Monthly
                      payments are $30,000.                                      $       120,000      $            --

                  Termnote payable to a director of the Company at 7% interest per annum, original maturity date December 1, 2001. This
                      note was converted into shares of the Company's common
                      stock on February 28, 2002.                                             --               48,500

                  Termnote payable to a director of the Company at 10% interest
                      per annum, maturing October 23, 2003.                              100,000                   --

                  Termnotes payable to a director of the Company at interest rates ranging from 7% to 10% per annum, maturing on
                      various dates through October 27, 2003.                            233,059               19,500

                  Eight term notes issued as s result of the acquisition of
                      Excalibur Steel to a former officer and his spouse at 6%
                      interest per annum, maturing at dates ranging from
                      February 27, 2002 to November 27, 2002. Notes totaling
                      $500,000 have been personally guaranteed by officers of
                      the Company.                                                        16,868              650,000

                  Termnote payable to an officer of the Company at 10% interest
                      per annum, maturing December 27, 2002.                              50,000                   --

                  Termnote payable to an officer of the Company at 6% interest
                      per annum, maturing September 27, 2003.                             15,000                   --
                                                                                 ----------------     ----------------

                  Total Notes Payable to Officers and
                      Directors (all current)                                    $       534,927      $       718,000
                                                                                 ================     ================

                           EXCALIBUR INDUSTRIES, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


NOTE 9 -          CAPITAL LEASE OBLIGATIONS

                           The Company leases certain shop equipment, utilized
                  by its subsidiary Shumate Machine Works, Inc., under capital leases which expire on various dates from July 2003 through October 2005. The Company has also entered into a lease agreement for the purchase of office equipment. The economic substance of the leases is that the Company is financing the acquisition of the assets through the leases. Accordingly, the equipment has been recorded as an asset and the capital lease recorded as a liability in the accompanying financial statements at the present value of the future minimum lease payments, discounted at interest rates between 10.47% and 10.68%.

                           Property, plant, and equipment include the following
                  amounts for the capitalized leases:

                                                                    2002           2001
                                                                 ----------     ---------
                        Capitalized cost of shop equipment       $ 644,515      $     --
                        Capitalized cost of office equipment        48,542            --
                        Less: Allowance for depreciation           (71,551)           --
                                                                 ----------     ---------
                                                                 $ 621,506      $     --
                                                                 ==========     =========

                           Future minimum lease payments under capital leases,
                  including the present value of minimum lease payments for each of the next five years and in the aggregate are as follows:

                                                          YEAR ENDING
                                                          DECEMBER 31,
                                                          ------------
                                                              2003                         $   192,877
                                                              2004                             175,190
                                                              2005                              57,440
                                                                                           ------------
                            Total future minimum lease payments                                425,507
                            Amount representing interest                                        50,746
                                                                                           ------------
                            Present value of future minimum lease payments                     374,761
                            Current portion                                                   (160,662)
                                                                                           ------------
                            Long-term portion                                              $   214,099
                                                                                           ============

                           Total interest expense on the long-term capital lease
                  obligations for the years ended December 31, 2002 and 2001 was approximately $33,350 and $-0-, respectively.

                           EXCALIBUR INDUSTRIES, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


NOTE 10 -         STOCKHOLDERS' EQUITY

                           On March 21, 2002, the Board of Directors established
                  and authorized the sale of 1,200,000 shares of the Company's Series B Convertible Preferred Stock, $0.001 par value, at a purchase price of $1.25 per share and warrants to purchase up to 360,000 shares of the Company's common stock at an exercise price of $1.35 per share. Between March 22 and April 4, 2002, the Company issued a total of 806,000 shares of its Series B Preferred Stock. The Company also issued warrants to purchase up to 60,000 shares of common stock at an exercise price of $1.50 per share to its placement agent.

                           On May 22, 2002, 806,000 shares of Series B Preferred
                  Stock were converted into 806,000 of the Company's common stock.


NOTE 11 -         MANDATORILY REDEEMABLE PREFERRED STOCK

                           On December 17, 2001, the Excalibur Holdings closed
                  the sale of 1,000,000 shares of the Company's Series A Convertible Preferred Stock, $0.001 par value, for $750,000. The dividend rate is a non-cumulative rate of 8% per annum. The liquidation preference has a 10% per annum price over the original sales price of the preferred stock. Each share of the Series A Convertible Preferred Stock is convertible at the option of the holder thereof at any time into shares of Common Stock of the Company, par value $0.001, for one share of Common Stock. Voting rights of the Preferred shareholders shall be treated as if converted. Certain operations of the Company or the value at which Common Stock is traded may accelerate the conversion but not longer than a five year period. If in 2006, the Company's EBITDA does not exceed $5,000,000, then the Company is obligated to redeem the Series A Preferred Stock.

                           On May 22, 2002, 1,000,000 shares of the Series A
                  Preferred Stock were converted into 1,000,000 shares of the Company's common stock.

                           EXCALIBUR INDUSTRIES, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


NOTE 12 -         LOSS PER COMMON SHARE

                           The computations of basic and dilutive loss per
                  common share for 2002 and 2001 were as follows:

                                                                      2002               2001
                                                                ================   ===============
                  Net income (loss) attributable to common
                       shares                                   $    (6,258,650)   $   (1,513,104)
                                                                ================   ===============

                  Weighted average common shares outstanding         13,366,814         3,958,000
                                                                ================   ===============

                  Basic and diluted income  (loss) per common
                       share                                    $         (0.47)   $        (0.38)
                                                                ================   ===============

                           The outstanding convertible preferred stock, common
                  stock options, and common stock warrants were not included in the computation of diluted loss per share because the effect of their inclusion would have been antidilutive.


NOTE 13 -         BENEFIT PLANS

                           The Company sponsors a 401(k) profit sharing plan
                  covering substantially all employees of the parent company and its wholly-owned subsidiaries, except Shumate Machine Works, Inc., which has a separate plan for its employees. Company contributions are made at the discretion of management. No contributions to the plan were made by the Company for the year ended December 31, 2002 or for the period August 17, 2001 (date of inception) through December 31, 2001.

                           Shumate Machine Works, Inc. maintains a SIMPLE IRA
                  pension plan, which is open to all employees who wish to participate. The Company contributed a matching contribution to each eligible employee's Simple IRA of forty cents for each dollar the employee contributes up to a limit of 15% of the employee's compensation for the year. The employer contribution for the period March 29, 2002 (date of acquisition) to December 31, 2002 was $8,366. In 2003, Shumate Machine's 401(k) will be merged with the Excalibur Industries 401(k) as this benefit is standardized. In 2003 contributions to Shumate's 401(k) by the company have ceased.

                           EXCALIBUR INDUSTRIES, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


NOTE 13 -         BENEFIT PLANS (CONTINUED)

                           In October 2000, Excalibur Steel, Inc. instituted a
                  SIMPLE IRA plan covering substantially all employees. Any full-time employee who had completed 90 days of service was eligible to participate in the plan. The Company's funding policy was to make matching contributions to each participant's contribution up to three percent of the participant's compensation. The Company contributed $9,634 to the plan for the period November 20, 2001 (acquisition date) to December 31, 2001. The plan was terminated effective January 1, 2002.

NOTE 14 -         STOCK OPTIONS AND WARRANTS

                           Under the Company's 2001 Stock Option Plan (the
                  "Plan") approved by shareholders, options may be granted to employees, officers, directors, consultants, and independent contractors. The Company has reserved 2,000,000 shares of common stock for the Plan. The grant date, number of shares, terms of exercise, expiration date, and exercise price are determined by the Board of Directors (or a board-appointed option plan committee). However, the exercise price of an incentive stock option may be no less than the market value of the Company's common stock on the grant date and in no event shall an option be exercisable after the expiration of ten years from the date of grant.

                           During 2001, the Company's Board of Directors granted
                  incentive stock options to purchase a total of 1,240,000 shares of the Company's common stock to certain key employees under the 2001 Stock Option Plan. The options vest and become exercisable over a three-year period. Exercise prices for the options range from $0.90 to $1.00 per share. The options expire ten (10) years from the date granted. Of those options granted in 2001, 715,000 lapsed unvested in 2002.

                           Pursuant to a November 27, 2001 Purchase Option
                  Agreement, the Company granted stock options to a former officer to purchase a total of 500,000 shares of the Company's common stock at an exercise price of $0.90 per share. These options are considered to be a part of the 1,240,000 options issued under the 2001 Stock Option Plan. The options vest and become exercisable over a three year period and expire on the earlier of thirty days after the expiration of the officer's employment agreement or on the fifth anniversary of the effective date of the agreement. The employment agreement was terminated effective October 3, 2002, and the stock options lapsed unvested.

                           EXCALIBUR INDUSTRIES, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


NOTE 14 -         STOCK OPTIONS AND WARRANTS (CONTINUED)

                           During 2002, the Company's Board of Directors granted
                  incentive stock options to purchase a total of 815,000 shares of the Company's common stock to certain key employees under the 2001 Stock Option Plan. The options vest and become exercisable over a three-year period. Exercise prices for the options range from $0.90 to $2.50 per share. The options expire ten (10) years from the date granted. Of the options granted in 2002, 50,000 lapsed unvested. As of December 31, 2002, options to purchase a total of 765,000 shares had lapsed unvested.

                           During 2002, the Company granted options outside of
                  the Plan to purchase a total of 1,100,000 shares of the Company's common stock to certain former employees of GRMG, key employees, and consultants. Options with respect to 560,000 shares vested immediately, and the remaining options vest based on certain time and performance criteria. Exercise prices for the options range from $1.00 to $1.92 per share. As of December 31, 2002, options to purchase 50,000 shares had been exercised.

                           During 2001, the Company granted warrants to purchase
                  670,000 shares of common stock and 650,000 shares of Series A preferred stock (convertible into common stock on a one-for-one basis) at purchase prices ranging from $0.05 to $1.20 per share. The warrants vested at the date of grant. In December 2001, 600,000 common stock warrants were exercised to reduce by $30,000 the balance of a promissory note payable to the individual who exercised the warrants.

                           During 2002, the Company granted warrants to purchase
                  1,947,109 shares of common stock at purchase prices ranging from $1.00 to $1.50 per share. Warrants with respect to 527,734 shares vested immediately, and the remaining warrants vest based on certain time and performance criteria. As of December 31, 2002, warrants to purchase a total of 1,250,127 shares lapsed unvested.

                           EXCALIBUR INDUSTRIES, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


NOTE 14 -         STOCK OPTIONS AND WARRANTS (CONTINUED)

                           Summary information with respect to the stock options
                  and warrants is summarized below:

                                                                                              WEIGHTED-
                                                                                              AVERAGE
                                                                                              EXERCISE
                                                                              SHARES            PRICE
                                                                           -----------      -------------
                  Options granted in 2001                                   1,240,000       $       0.91
                  Options exercised in 2001                                        --
                                                                           -----------
                  Options outstanding, December 31, 2001                    1,240,000       $       0.91

                  Options granted in 2002                                   1,915,000       $       1.43
                  Options exercised in 2002                                        --
                  Options forfeited in 2002                                  (815,000)      $       0.92
                                                                           -----------
                  Options outstanding, December 31, 2002                    2,340,000       $       1.33
                                                                           ===========


                  Warrants granted in 2001                                  1,320,000       $       0.56
                  Warrants exercised in 2001                                 (600,000)      $       0.05
                                                                           -----------
                  Warrants outstanding, December 31, 2001                     720,000       $       0.98

                  Warrants granted in 2002                                  1,947,109       $       1.39
                  Warrants exercised in 2002                                       --
                  Warrants forfeited in 2002                               (1,100,127)      $       1.50
                                                                           -----------
                  Warrants outstanding, December 31, 2002                   1,566,982       $       1.12
                                                                           ===========


                  Options exercisable, December 31,2001                            --       $         --
                  Warrants exercisable, December 31,2001                      720,000       $       0.98

                  Options exercisable, December 31,2002                     1,211,664       $       1.29
                  Warrants exercisable, December 31,2002                    1,566,982       $       1.12

                           EXCALIBUR INDUSTRIES, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


NOTE 14 -         STOCK OPTIONS AND WARRANTS (CONTINUED)

                           The following table summarizes information about
                  stock options outstanding and exercisable at December 31, 2002 and 2001:

                                                                        2002                2001
                                                                 -----------------     ---------------
                  Range of exercise prices                         $0.90 to $2.50      $0.90 to $1.00
                  Options outstanding                                   2,340,000           1,240,000
                  Options exercisable                                   1,211,664                  --
                  Weighted average remaining contractual life          4.06 years          7.05 years
                  Weighted average exercise price:
                       Options outstanding                         $         1.33      $         0.91
                       Options exercisable                         $         1.29      $           --

                           The Company has elected to use the intrinsic value
                  based method of Accounting Principles Board Opinion No. 25, as allowed under Statement of Financial Accounting Standards
                  (SFAS) No. 123 "Accounting for Stock-Based Compensation" to account for its employee stock-based compensation plan. No compensation expense was recognized for the stock options in 2002 or 2001, as the exercise price was equal to the market value of the underlying shares at the measurement date. The following table illustrates the effect on net loss had compensation expense been recorded using the accounting method recommended by SFAS 123:

                                                                                 2002               2001
                                                                             -------------     -------------
                  Net loss as reported                                       $ (6,258,650)     $ (1,513,104)
                  Deduct:   Total  stock-based   employee   compensation
                      expensed  determined under fair value based method
                      for all awards, net of related tax effects                 (104,933)         (139,642)
                                                                             -------------     -------------
                  Proforma net loss                                          $ (6,363,583)     $ (1,652,746)
                                                                             =============     =============

                  Loss per share:
                    Basic and diluted, as reported                           $      (0.47)     $      (0.38)
                    Basic and diluted, pro forma                             $      (0.47)     $      (0.42)

                           EXCALIBUR INDUSTRIES, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


NOTE 14 -         STOCK OPTIONS AND WARRANTS (CONTINUED)

                           The fair value of stock options granted in 2002 and
                  2001 was estimated on the date of grant using the Black-Scholes option-pricing model. The weighted average fair value and related assumptions were as follows:

                                                                              2002                    2001
                                                                       -----------------       -----------------
                   Weighted average fair value                         $           0.28        $           0.11
                   Weighted average expected volatility                           30.20%                  29.03%
                   Weighted average risk free interest rate                        3.40%                   4.74%
                   Weighted average expected lives                            4.06 years              7.18 years


NOTE 15 -         CONCENTRATIONS OF CREDIT RISK

                           Financial instruments which potentially subject the
                  Company to concentrations of credit risk consist primarily of trade receivables with domestic and foreign customers.

                           In 2001 two customers accounted for 80% of the
                  subsidiaries' sales. In 2002, these same two customers accounted for 45% of the Company's sales. An additional customer from Shumate Machine accounted for an additional 23% of the Company's sales. These three customers accounted for 39% of the accounts receivable balance as of December 31, 2002. Historically foreign customers have historically only accounted for about 5% of the Company's sales.

                           While the Company generally does not require
                  collateral from its customers, management performs ongoing credit evaluations of its customers and maintains allowances for potential credit losses, which when realized, have been within the range of management's expectations.


NOTE 16 -         RELATED PARTY TRANSACTIONS

                           The Company leases its Broken Arrow, Oklahoma
                  facility from a shareholder. This lease was revised on June 27, 2002 with monthly payments of $8,000 and expires on March, 31, 2004. Rental expense on this lease amounted to $116,400 for the period ending December 31, 2002. In 2003, this lease has been renegotiated to expire on March 31, 2003.

                           During 2001, 100,000 shares of common stock, valued
                  at par, were issued to officers of the Company in exchange for consulting services.

                           EXCALIBUR INDUSTRIES, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


NOTE 16 -         RELATED PARTY TRANSACTIONS (CONTINUED)

                           During 2001, the Company received $198,000 in cash
                  loans from stockholders. Additionally, during 2002, stockholders made cash loans to the Company in the amount of $510,000. At December 31, 2002, the total amount of notes payable to stockholders resulting from cash loans and acquisitions was $3,494,453.

                           The December 31, 2001 balance sheet includes a
                  receivable from an officer of $32,299. The receivable pertains to a promissory note that was recorded on the books of Excalibur Steel, Inc., prior to its acquisition by the Company. The note was paid off by the officer in 2002.

                           The December 31, 2002 balance sheet includes a
                  receivable from officers of $170,218. This receivable pertains to shareholder receivable that was recorded on the books of Shumate Machine Works prior to acquisition by the Company.

                           The December 31, 2002 balance sheet includes a
                  receivable from officers of $35,528 for reimbursement of expenses. A plan of repayment has been established.

                           The Company leases its Tulsa operating facility from
                  a stockholder. The lease term is 5 years, with current monthly lease payments of $18,120.

                           The Company leases its Shumate facility in Magnolia
                  from a shareholder. This lease required monthly payments of $5,000 (see Note 18).


NOTE 17 -         INCOME TAXES

                           The Company has incurred net operating losses since
                  inception and has a net operating loss carryforward of approximately $7,500,000 at December 31, 2002, expiring in years beginning in 2021. As of December 31, 2002, the Company had a net deferred tax asset of $2,190,575. A valuation allowance has been recognized to fully offset this asset due to the uncertainty of realizing the future benefit in accordance with the provisions of FASB Statement No. 109, "Accounting for Income Taxes." The Company continually reviews the adequacy of the allowance and will recognize the tax benefits of these assets only as assessment indicates that it is more likely than not that the benefits will be realized.

                           EXCALIBUR INDUSTRIES, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


NOTE 17 -         INCOME TAXES (CONTINUED)

                           Significant components of the Company's deferred tax
                  assets and liabilities as of December 31, 2002 and 2001:

                                                                     2002             2001
                                                                 ------------     ------------
                  Deferred tax asset:
                     Net operating loss carryforward             $ 2,550,000      $   580,610
                     Valuation allowance                          (2,190,575)        (549,590)
                                                                 ------------     ------------
                                                                     359,425           31,020
                                                                 ------------     ------------

                  Deferred tax liabilities:
                     Book-to-tax differences:
                        Accumulated amortization of goodwill          82,402            5,881
                        Accumulated depreciation                     277,023           25,139
                                                                 ------------     ------------
                                                                     359,425           31,020
                                                                 ------------     ------------

                  Net deferred tax asset                         $        --      $        --
                                                                 ============     ============

                  Net increase in valuation allowance            $ 1,640,985      $   549,590
                                                                 ============     ============

                           Deferred taxes reflect a combined federal and state
                  tax rate of approximately 40%. A reconciliation between the amount of federal and state income taxes, based on a forty percent (40%) tax rate, and the effective amount of income taxes charged to operations is as follows:

                                                                  2002             2001
                                                              ------------     ------------
                  Statutory federal income taxes (refund)     $(1,821,614)     $  (565,424)
                  Book-to-tax differences:
                        Temporary differences                     359,425           31,020
                        Permanent differences                    (178,796)         (15,186)
                  Valuation allowance                           1,640,985          549,590
                                                              ------------     ------------

                  Effective income taxes                      $        --      $        --
                                                              ============     ============

                           EXCALIBUR INDUSTRIES, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


NOTE 18 -         COMMITMENTS AND CONTINGENCIES

                           The Company leases its Tulsa, Broken Arrow, and Sand
                  Springs offices and manufacturing facilities and certain equipment under noncancelable operating leases, which expire on various dates through 2007. The Broken Arrow lease was renegotiated to be terminated as of March 31, 2003.

                           Excalibur Steel vacated the Sand Springs facility as
                  of January 31, 2003. A new tenant has already taken possession of this facility so the Company does not anticipate any additional liability related to this facility.

                           Beginning February 2003, Shumate Machine Works moved
                  from its Magnolia facility to a new leased facility in Conroe, Texas. The lease on the new facility is a five year lease at $19,600 per month. The Magnolia facility will be retained for an additional six months.

                           At December 31, 2002 future lease commitments total
                  $2,199,106, as follows:

                                            YEAR ENDING
                                            DECEMBER 31:
                                            ------------
                                                2003               $    495,786
                                                2004                    452,640
                                                2005                    452,640
                                                2006                    452,640
                                                2007                    325,800
                                             Thereafter                  19,600
                                                                   -------------

                                                                   $  2,199,106
                                                                   =============

                           Rental expense for all leases amounted to
                  approximately $560,318 for the period ended December 31, 2002.

                           On November 21, 2001, a wrongful termination suit was
                  filed against one of the Company's subsidiaries. This case was dismissed in 2002.

                           The Company has been named in approximately 12
                  actions that have been commenced by former vendors and suppliers. The aggregate amount of these claims is $225,000. In the opinion of management, the outcome of these claims will not have a material effect on the Company's results of operations.

                           EXCALIBUR INDUSTRIES, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


NOTE 19 -         GOING CONCERN

                           The Company's financial statements have been
                  presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has suffered recurring losses from operations, has incurred significant acquisition and operating debt some of which is in default, and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern.

                           Management intends to seek equity financing in the
                  form of a private placement, a public offering, or the exercise of currently outstanding warrants by existing warrant holders to provide additional equity capital, in the second quarter of 2003. Such additional financing may not be available to the Company, when and if needed, on acceptable terms, or at all.

                           The ability of the Company to continue as a going
                  concern is dependent on the success of these actions. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.


NOTE 20 -         SEGMENT INFORMATION

                           Segment information has been prepared in accordance
                  with Financial Accounting Standards Board (FASB) Statement of Financial Standards (SFAS) No. 131, "Disclosures about Segments of an Enterprise and Related Information." Segments were determined based on each subsidiary's operations within the group. Each subsidiary has individual capabilities in steel fabrication and unique customers to which each sells its manufactured products. Accounting policies of the segments are the same as those described in the summary of significant accounting policies. Performance of the segments is evaluated on the operating income before income taxes, excluding reorganization and restructuring charges, unusual gains and losses, and interest expense. Excalibur accounts for intersegment sales and transfers as if the sales or transfers were to third parties at current market prices. During the period presented, no intersegment sales were consummated.

                           EXCALIBUR INDUSTRIES, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


                           The Company's reportable segments are strategic
                  business units that offer different products and services. They are managed separately because each business requires different technology and marketing strategies. Most of the businesses were acquired as a unit, and the management at the time of the acquisition was retained. Information on the Company's business segments for the period ended December 31, 2002 was as follows:

                                                              2002              2001
                                                         -------------     -------------
                   SALES TO EXTERNAL CUSTOMERS
                    Excalibur Steel                      $  4,160,931      $    491,333
                    Excalibur Services                      1,547,434             8,151
                    Excalibur Aerospace                     3,490,134           305,491
                    Shumate Machine Works                   3,545,124                --
                                                         -------------     -------------
                       TOTAL SALES                       $ 12,743,623      $    804,975
                                                         =============     =============

                   INTERSEGMENT SALES
                    Excalibur Steel                      $    360,356      $         --
                    Excalibur Services                         75,446                --
                    Excalibur Aerospace                        13,333                --
                    Shumate Machine Works                      14,213                --
                                                         -------------     -------------

                       TOTAL INTERSEGMENT SALES          $    463,348      $         --
                                                         =============     =============


                                                              2002              2001
                                                         -------------     -------------
                   OPERATING PROFIT (LOSS)
                    Excalibur Steel                      $ (1,080,830)     $   (364,693)
                    Excalibur Services                     (1,010,202)         (131,317)
                    Excalibur Aerospace                      (575,034)         (352,086)
                    Shumate Machine Works                     798,183                --
                                                         -------------     -------------
                       SUBTOTAL                            (1,867,883)         (848,096)
                    General corporate expenses             (3,929,544)         (625,977)
                                                         -------------     -------------
                       TOTAL OPERATING PROFIT (LOSS)     $ (5,797,427)     $ (1,473,073)
                                                         =============     =============

                           EXCALIBUR INDUSTRIES, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


NOTE 20 -         SEGMENT INFORMATION (CONTINUED)

                  DEPRECIATION AND AMORTIZATION
                    Excalibur Steel                            $    58,754     $     4,829
                    Excalibur Services                              67,444           5,147
                    Excalibur Aerospace                            269,927          21,448
                    Shumate Machine Works                          274,579              --
                                                               ------------    ------------
                           SUBTOTAL                                670,704          31,424
                    General corporate expenses                       6,361              --
                                                               ------------    ------------
                       TOTAL DEPRECIATION AND AMORTIZATION
                                                               $   677,065     $    31,424
                                                               ============    ============

                  IDENTIFIABLE ASSETS
                    Excalibur Steel                            $   594,847     $   669,808
                    Excalibur Services                             819,595         529,890
                    Excalibur Aerospace                          3,689,504       4,763,547
                    Shumate Machine Works                        3,621,806              --
                                                               ------------    ------------
                       SUBTOTAL                                  8,725,752       5,963,245
                    Corporate assets                               176,241          19,587
                                                               ------------    ------------
                       TOTAL ASSETS                            $ 8,901,993     $ 5,982,832
                                                               ============    ============

                  CAPITAL EXPENDITURES
                    Excalibur Steel                            $    34,177     $        --
                    Excalibur Services                              31,612              --
                    Excalibur Aerospace                             15,226              --
                    Shumate Machine Works                           60,103              --
                                                               ------------    ------------
                       SUBTOTAL                                    141,118              --
                    General corporate expenses                      75,608              --
                                                               ------------    ------------
                       TOTAL CAPITAL EXPENDITURES              $   216,726     $        --
                                                               ============    ============

                                                                   2002            2001
                                                               ------------    ------------
                  INTEREST EXPENSE
                    Excalibur Steel                            $    18,352     $       831
                    Excalibur Services                               1,392              --
                    Excalibur Aerospace                              1,363              --
                    Shumate Machine Works                           64,501              --
                                                               ------------    ------------
                       SUBTOTAL                                     85,608             831
                    General corporate expenses                     393,382          40,220
                                                               ------------    ------------
                       TOTAL INTEREST EXPENSE                  $   478,990     $    41,051
                                                               ============    ============

                           EXCALIBUR INDUSTRIES, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


NOTE 20 -         SEGMENT INFORMATION (CONTINUED)

                           Included in general corporate expenses are
                  professional fees, corporate executive salaries and related payroll costs, general insurance and other corporate expenses management has not deemed allocable to the individual operating units.

                  GEOGRAPHIC AREA INFORMATION

                           Sales are attributed to the United States and to all
                  foreign countries based on customer location (region of sale) and not on the geographic location from which goods were shipped (region of manufacture). Revenues from external customers attributable to an individual country, other than the United States were not material for disclosure. All locations of operations and facilities are within the United States. There were no significant sales to foreign customers for either period.


NOTE 21 -         SUBSEQUENT EVENT

                           In the first quarter of 2003, the Company financed
                  its operations by issuing various unsecured term notes with an aggregate principal of approximately $345,321 to various officers and directors, with both variable and fixed interest rates, and with maturities ranging from demand notes to March, 2003, as follows:

                                                 PRINCIPAL
                             NAME                  AMOUNT           INTEREST RATE             MATURITY DATE
                  ---------------------------   -------------   ----------------------     ---------------------
                  WSHS, Inc.                      $130,000           Prime + 1.5%             Demand
                  A. Earl Swift                   $100,000                    10%             March 5, 2003
                  A. Earl Swift                   $105,000                    10%             March 7, 2003
                  A. Earl Swift                   $ 10,321                    10%             March 18, 2003

                           The proceeds of from these notes were used for
                  working capital. WSHS, Inc. is controlled by William S.H. Stuart, the Chairman and Chief Executive Officer of the Company.

                           The proceeds from these notes were used for working
                  capital. Under the terms of Mr. Swift's notes, the maturity date of such notes shall be automatically extended for successive one-month periods, unless Mr. Swift gives written notice demanding repayment of the unpaid principal balance of these notes.

                                 AERO WELD, INC.

                              FINANCIAL STATEMENTS
                         FOR THE PERIOD JANUARY 1, 2001
                              TO NOVEMBER 20, 2001

                                       AND
                          INDEPENDENT AUDITOR'S REPORT

                          INDEPENDENT AUDITOR'S REPORT


To the Directors and Shareholders of
Aero Weld, Inc.
Broken Arrow, Oklahoma

         We have audited the balance sheet of Aero Weld, Inc. (an Oklahoma Subchapter S corporation) as of November 20, 2001 and the statements of income, changes in stockholders' equity, and cash flows for the period January 1, 2001 to November 20, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Aero Weld, Inc. as of November 20, 2001 and the results of its operations and its cash flows for the period January 1, 2001 to November 20, 2001 in conformity with those accounting principles generally accepted in the United States of America.


                                                    CROSS AND ROBINSON



                                                    Certified Public Accountants


Tulsa, Oklahoma
August 2, 2002

                                 AERO WELD, INC.

                                  BALANCE SHEET
                                NOVEMBER 20, 2001


                                     ASSETS
                                     ------

CURRENT ASSETS
    Cash and cash equivalents                                       $ 1,139,715
    Accounts receivable, net of allowance for doubtful
        accounts of $63,557                                             867,817
    Receivable from employees, net of allowance for doubtful
       accounts of $45,000                                                4,113
    Inventory                                                           784,047
                                                                    ------------
         TOTAL CURRENT ASSETS                                         2,795,692
                                                                    ------------

PROPERTY AND EQUIPMENT, NET - NOTES 3 AND 4                             847,018
                                                                    ------------


                  TOTAL ASSETS                                      $ 3,642,710
                                                                    ============


                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

CURRENT LIABILITIES
    Accounts payable                                                $   890,108
    Accrued liabilities                                                  84,707
    Current portion of long-term debt - Note 4                          225,974
                                                                    ------------
         TOTAL CURRENT LIABILITIES                                    1,200,789
                                                                    ------------

LONG-TERM DEBT, NET OF CURRENT PORTION - NOTE 4                         253,204
                                                                    ------------

STOCKHOLDERS' EQUITY
    Common stock, $1 par value, 10,000 shares
        authorized; 500 shares issued and outstanding                       500
    Treasury stock, 250 shares, at cost                                  (5,100)
    Retained earnings                                                 2,193,317
                                                                    ------------
         TOTAL STOCKHOLDERS' EQUITY                                   2,188,717
                                                                    ------------


                  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY        $ 3,642,710
                                                                    ============

ACCOMPANYING NOTES ARE AN INTEGRAL PART
   OF THE FINANCIAL STATEMENTS.

                                 AERO WELD, INC.

                                INCOME STATEMENT
              FOR THE PERIOD JANUARY 1, 2001 TO NOVEMBER 20, 2001


REVENUE                                                             $ 9,085,097

COST OF GOODS SOLD                                                    5,293,261
                                                                    ------------

         GROSS PROFIT                                                 3,791,836

SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES                         1,150,331
                                                                    ------------

OPERATING INCOME                                                      2,641,505

OTHER INCOME (EXPENSE)
    Interest income                                                       4,687
    Rent income                                                          12,220
    Interest expense                                                    (38,224)
    Loss on sale of fixed asset                                         (10,179)
                                                                    ------------

                  NET INCOME                                        $ 2,610,009
                                                                    ============

ACCOMPANYING NOTES ARE AN INTEGRAL PART
   OF THE  FINANCIAL STATEMENTS.

                                                AERO WELD, INC.

                                       STATEMENT OF STOCKHOLDERS' EQUITY
                            FOR THE PERIOD FROM JANUARY 1, 2001 TO NOVEMBER 20, 2001

                                         COMMON STOCK
                                 ----------------------------      TREASURY         RETAINED
                                    SHARES          AMOUNT          STOCK           EARNINGS           TOTAL
                                 ------------    ------------    ------------     ------------     ------------

BALANCE,
DECEMBER 31, 2000                        500     $       500     $    (5,100)     $ 2,200,845      $ 2,196,245

Net income                                --              --              --        2,610,009        2,610,009

Distributions to stockholder              --              --              --       (2,617,537)      (2,617,537)
                                 ------------    ------------    ------------     ------------     ------------

BALANCE,
NOVEMBER 20, 2001                        500     $       500     $    (5,100)     $ 2,193,317      $ 2,188,717
                                 ============    ============    ============     ============     ============

ACCOMPANYING NOTES ARE AN INTEGRAL PART
   OF THE FINANCIAL STATEMENTS.

                                                     F-54

                                 AERO WELD, INC.

                             STATEMENT OF CASH FLOWS
            FOR THE PERIOD FROM JANUARY 1, 2001 TO NOVEMBER 20, 2001


CASH FLOWS FROM OPERATING ACTIVITIES:
    Cash received from customers and others                         $ 8,734,484
    Interest received                                                     4,687
    Cash paid to suppliers and employees                             (5,794,589)
    Interest paid                                                       (38,224)
                                                                    ------------
         NET CASH PROVIDED BY OPERATING ACTIVITIES                    2,906,358
                                                                    ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Proceeds from disposal of property                                   90,000
    Purchases of fixed assets                                           (13,884)
                                                                    ------------
         NET CASH PROVIDED BY INVESTING ACTIVITIES                       76,116
                                                                    ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from line-of-credit                                        237,000
    Repayment of long-term debt                                         (26,170)
    Repayment of line-of-credit                                         (50,000)
    Repayment of capital lease obligations                              (62,671)
    Distributions to stockholder                                     (2,617,536)
                                                                    ------------
         NET CASH PROVIDED BY FINANCING ACTIVITIES                   (2,519,377)
                                                                    ------------


NET INCREASE IN CASH                                                    479,709

CASH AT BEGINNING OF PERIOD                                             676,618
                                                                    ------------

          CASH AT END OF PERIOD                                     $ 1,139,715
                                                                    ============

                                 AERO WELD, INC.

                             STATEMENT OF CASH FLOWS
            FOR THE PERIOD FROM JANUARY 1, 2001 TO NOVEMBER 20, 2001


RECONCILIATION OF NET INCOME TO NET
CASH PROVIDED BY OPERATING ACTIVITIES:

    NET INCOME                                                      $ 2,610,009
                                                                    ------------

    ADJUSTMENTS TO RECONCILE NET INCOME TO NET
    CASH USED BY OPERATING ACTIVITIES:
        Depreciation                                                    260,170
        Provision for bad debts                                          83,557
        Loss on disposal of property                                     10,179
       CHANGES IN CERTAIN ASSETS AND LIABILITIES:
            Increase in accounts receivable                            (327,640)
            Increase in related party receivables
                                                                        (35,193)
            Increase in inventories                                    (325,212)
            Increase in accounts payable                                550,788
            Increase in accrued liabilities                              79,700
                                                                    ------------
               Total Adjustments                                        296,349
                                                                    ------------

    NET CASH PROVIDED BY OPERATING ACTIVITIES                       $ 2,906,358
                                                                    ============


NONCASH INVESTING ACTIVITIES:
    Original cost of assets sold                                    $   165,000
    Accumulated depreciation of assets sold                         $   (64,821)

                                 AERO WELD, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                NOVEMBER 20, 2001


NOTE 1 -          ORGANIZATION AND DESCRIPTION OF BUSINESS

                           Aero Weld, Inc. (referred to herein as the "Company")
                  is based in Broken Arrow, Oklahoma and is engaged in custom precision machining, custom metal fabrication and the manufacture of aircraft training equipment. The Company's primary customers are international and domestic military and commercial airlines and a flight simulation training company. Sales are made on an unsecured basis on credit terms determined by the Company.


NOTE 2 -          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                  BASIS OF PRESENTATION

                           The financial statements of the Organization have
                  been prepared on the accrual basis of accounting as of November 20, 2001 and for the period January 1, 2001 to November 20, 2001. As disclosed in Note 8, the Company sold a significant portion of its assets and liabilities to another company on November 20, 2001.

                  USE OF ESTIMATES

                           The preparation of the Company's financial statements
                  in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                  REVENUE RECOGNITION

                           Revenue is generally recognized upon shipment of the
                  completed job, at which time title passes to the customer. Revenue from the few fixed-price, long-term contracts is recognized using the percentage-of-completion method, measured by the percentage of cost incurred to date to estimated total cost at completion for each contract. This method is used because management considers the "cost to cost" method the most appropriate in the circumstances. Revenues are recorded net of returns, allowances and discounts.

                  INCOME TAXES

                           The Company has elected and the shareholder has
                  consented to be taxed as a "Small Business Corporation" under
                  Section 1362 of the Internal Revenue Code. Accordingly, no provision of income taxes is included in the accompanying financial statements as income of the Company is taxable to the shareholder.

                  CASH AND CASH EQUIVALENTS

                           The Company considers all cash and short-term cash
                  investments with original maturities of three months or less to be cash equivalents.

                  INVENTORIES

                           Inventories are stated at the lower of cost or market
                  value, using the specific identification method. Cost of work-in-process includes labor, materials and production overhead.

                                 AERO WELD, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                NOVEMBER 20, 2001


NOTE 2 -          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

                  PROPERTY AND EQUIPMENT

                           Property and equipment are stated at cost, less
                  accumulated depreciation and amortization. Expenditures for internal production of tools that have continuing value are capitalized. Capitalized tooling costs include labor, materials and production overhead. Expenditures for tools with no future value and maintenance and repairs are charged to expense as incurred. Depreciation is computed using various methods based upon the estimated useful lives of the assets as follows:

                                    Equipment                          4-7 years
                                    Computer equipment                 3-7 years
                                    Tooling and vehicles               3-5 years
                                    Buildings                        12-31 years

                           Depreciation of assets under capital leases is
                  included in depreciation expense. Leasehold improvements are amortized over the shorter of the remaining term of the lease or the useful life of the improvement utilizing the straight-line method.

                  WARRANTY AND RETURN POLICY

                           The Company makes no warranty on the precision
                  machining and metal fabrication beyond the customer's receipt of those items. The Company's warranty policy on training equipment generally provides 36 month coverage, subject to certain restrictions, for parts found to be defective due to Aero Weld's workmanship or the use of materials inferior to that required by Aero Weld's manufacturing techniques. Based on past experience, management has not provided for a reserve for warranty work on structures sold.

                  ADVERTISING

                           Advertising costs, which are principally included in
                  selling expenses, are expensed as incurred. Advertising expense for the period January 1, 2001 to November 20, 2001 was $48,259.

                  COMPENSATED ABSENCES

                           Employees of the Company are entitled to paid
                  vacation after one year of service. Compensated absences for vacation pay have not been accrued since they cannot be reasonably estimated. The Company's policy is to recognize these costs when actually paid.

                  ACCOUNTS RECEIVABLE

                           Accounts receivable are reported net of an allowance
                  for doubtful accounts. The allowance is based on management's estimate of the amount of receivables that will actually be collected. Management periodically reviews accounts receivable and determines whether receivables are past due or delinquent based on contractual terms or how recently payments have been received.

                                 AERO WELD, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                NOVEMBER 20, 2001


NOTE 3 - PROPERTY, PLANT AND EQUIPMENT

                           At November 20, 2001, property, plant and equipment
                  consisted of the following:

                                Equipment                           $ 1,663,398
                                Computer equipment
                                                                          9,329
                                Automotive equipment                     97,641
                                Land and buildings                      642,774
                                Improvements                            253,862
                                                                    ------------
                                                                      2,667,004
                                Less accumulated depreciation and
                                     amortization                    (1,819,986)
                                                                    ------------

                                                                    $   847,018
                                                                    ============

                           Depreciation and amortization expense for the period
                  January 1, 2001 to November 20, 2001 was $260,170.


NOTE 4 -          LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS

                  LONG-TERM DEBT

                           Long-term debt consists of the following at November
                  20, 2001:

                  Advances  on  $350,000  line  of  credit  from  a  bank,  with interest at prime plus 1.00% (6.0% at November  20,  2001)
                      and a maturity  date of November 5, 2002.  The credit line
                      is secured by all assets of the Company.                       $     187,000

                  Term  note  payable  to a bank,  interest  at prime  rate plus
                      1.50%  (6.5% at  November  20,  2001),  with  payments  of
                      $3,257 per month and a final  payment of $215,569 when the note  matures on May 9, 2003.  The note is  collateralized
                      by real estate.                                                      248,866

                  Termnote payable to a bank, interest at 8.50%, with payments of $1,478 per month and a maturity date of August 1, 2004.
                      This note is collateralized by equipment.                             43,312
                                                                                     --------------

                  Total long-term debt                                                     479,178
                  Current portion of long-term debt                                       (225,974)
                                                                                     --------------

                  Long-term debt, net of current portion                             $     253,204
                                                                                     ==============

                                 AERO WELD, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                NOVEMBER 20, 2001


NOTE 4 -          LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS (CONTINUED)

                           Aggregate future principal maturities of long-term
                  debt are as follows:

                                            November 20,
                                                2002             $     225,974
                                                2003                   240,647
                                                2004                    12,557
                                                                 --------------

                                                                 $     479,178
                                                                 ==============

                  CAPITAL LEASES

                           The Company has acquired certain equipment with an
                  original cost of $339,389 under various capital lease arrangements. All of the leases expired during the period January 1, 2001 to November 20 2001 and the Company now owns the equipment outright. The equipment has been fully depreciated. No other capital lease obligations existed at November 20, 2001.


NOTE 5 -          BENEFIT PLAN

                           The Company sponsors a 401(k) profit sharing plan
                  covering substantially all employees. Company contributions are made at the discretion of management. As of August 2, 2002 (date of independent auditor's report), the Company had not made a matching contribution for 2001.


NOTE 6 -          CONCENTRATIONS OF CREDIT RISK

                           Financial instruments that potentially subject the
                  Company to concentrations of credit risk consist primarily of cash and trade receivables with customers.

                           One customer accounted for approximately 76% of the
                  Company's total sales for the period January 1, 2001 to November 20, 2001. Two customers accounted for 86% of the Company's November 20, 2001 trade accounts receivable. While the Company generally does not require collateral from its customers, management performs ongoing credit evaluations of its customers and maintains allowances for potential credit losses, which when realized, have been within the range of management's expectations.

                           The Company maintains its cash deposits in a single
                  financial institution in Tulsa, Oklahoma, which may at times exceed amounts covered by insurance provided by the U.S. Federal Deposit Insurance Corporation (FDIC). At November 20, 2001, the maximum loss that would have resulted from that risk totaled $205,932 for the excess of the deposit liabilities reported by the banks over the amounts that would have been covered by federal insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk to cash.

                                 AERO WELD, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                NOVEMBER 20, 2001


NOTE 7 -          RELATED PARTY TRANSACTIONS

                           The Company purchased certain equipment at a total
                  cost of $625,000 from its sole stockholder in 2000. The stockholder had previously pledged the equipment as collateral on two personal loans, the proceeds of which had been used by the stockholder to finance the initial purchases of the equipment. As of November 20, 2001, the original promissory notes totaling $440,040 were still collateralized by the Company's equipment. The aggregate principal balance of the notes at November 20, 2001 was $300,034. The notes were paid off by the stockholder in January 2002.

                           During 2001, the Company leased property owned by its
                  sole stockholder through a non-cancelable lease, which expired on October 31, 2001. The Company made lease payments of $75,000 during 2001.


NOTE 8 -          SUBSEQUENT EVENTS

                           On November 20, 2001, the Company entered into an
                  agreement with Excalibur Aerospace, Inc. ("Excalibur"), an Oklahoma corporation, whereby Aero Weld, Inc. would sell substantially all of its assets, other than real property, to Excalibur for a purchase price of $5,468,388, including $1,250,000 of cash, promissory notes totaling $3,218,388, and 1,000,000 shares of common stock valued at $1.00 per share. After the acquisition, Excalibur Aerospace, Inc. would operate under the Aero Weld name. In accordance with the acquisition agreement, Aero Weld, Inc. retained the following assets and liabilities:

                             Cash                                                      $     856,327
                             Employee receivables, net of allowance for
                                doubtful accounts of $45,000                           $       4,113
                             Land, building, and improvements                          $     627,328
                             Accounts payable and accruals                             $     111,568
                             Notes payable                                             $     479,178

                           In December 2001 and January 2002, the Company paid
                  certain expenses totaling $544,614 on behalf of Excalibur. Excalibur issued two promissory notes in the amounts of $342,285 and $202,329 representing the December 2001 and January 2002 payments, respectively. These notes were ultimately repaid by Excalibur pursuant to a June 27, 2002 agreement between the Company and Excalibur. Conversely, during the same period, Excalibur paid certain expenses totaling $246,164 on behalf of the Company. Of these expenses, $185,641 are included in the Company's accounts payable balance at November 20, 2001. Under the June 27, 2002 agreement, these expenses were offset against amounts owed by Excalibur to the Company under the November 20, 2001 purchase agreement.

                           The acquisition agreement further provides for a
                  consulting agreement between Excalibur and Tommy Worth, who was the sole stockholder at November 20, 2001. The agreement, as amended on June 27, 2002, provides for a monthly consulting fee to be paid to Mr. Worth based upon gross revenues generated by Excalibur Aerospace, with a maximum fee of $65,000 per month. The agreement expires March 31, 2012. The maximum aggregate amount the Company would pay the seller under the agreement is $2,500,000.

                           Pursuant to the June 27, 2002 agreement, Excalibur
                  signed a two year agreement to lease the Broken Arrow, Oklahoma operating facility, from the Company at $8,000 per month.

                          INDEPENDENT AUDITOR'S REPORT


To the Directors and Shareholders of
Shumate Machine Works, Inc.
Magnolia, Texas

         We have audited the balance sheet of Shumate Machine Works, Inc. (a Texas corporation) as of December 31, 2001 and the statements of income, changes in stockholders' equity, and cash flows for the years ended December 31, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shumate Machine Works, Inc. as of December 31, 2001 and the results of its operations and its cash flows for the years ended December 31, 2001 and 2000 in conformity with those accounting principles generally accepted in the United States of America.


                                                   CROSS AND ROBINSON



                                                   Certified Public Accountants


Tulsa, Oklahoma
March 6, 2002

                                SHUMATE MACHINE WORKS, INC.

                                       BALANCE SHEET
                                     DECEMBER 31, 2001

                                          ASSETS
                                          ------

 CURRENT ASSETS
    Cash and cash equivalents                                                  $  206,356
    Accounts receivable, net of allowance for doubtful accounts of $10,000        194,718
    Receivable from officers                                                      155,442
    Inventories - Note 3                                                           55,583
                                                                               -----------
         TOTAL CURRENT ASSETS                                                     612,099
                                                                               -----------

 PROPERTY AND EQUIPMENT, NET - NOTE 4                                           1,245,653
                                                                               -----------

             TOTAL ASSETS                                                      $1,857,752
             ------------                                                      ===========

                           LIABILITIES AND SHAREHOLDERS' EQUITY
                           ------------------------------------

 CURRENT LIABILITIES
    Accounts payable                                                              180,075
    Current portion of capital lease obligations - Note 5                         250,583
    Accrued liabilities                                                            19,976
    Income taxes payable                                                          116,737
    Deferred income tax - Note 9                                                   40,108
                                                                               -----------
         TOTAL CURRENT LIABILITIES                                                607,479
                                                                               -----------

 CAPITAL LEASE OBLIGATIONS, NET OF CURRENT PORTION - NOTE 5                       700,169
                                                                               -----------
 DEFERRED INCOME TAX, NET OF CURRENT PORTION - NOTE 9                             109,150
                                                                               -----------

 SHAREHOLDERS' EQUITY
    Common stock, no par value, 1,000 shares
      authorized, issued, and outstanding                                           1,000
    Retained earnings                                                             439,954
                                                                               -----------
 TOTAL SHAREHOLDERS' EQUITY                                                       440,954
                                                                               -----------

             TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                        $1,857,752
             ------------------------------------------                        ===========

ACCOMPANYING NOTES ARE AN INTEGRAL PART
   OF THE FINANCIAL STATEMENTS.

                                           F-63

                           SHUMATE MACHINE WORKS, INC.

                                INCOME STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000


                                                     2001             2000
                                                 ------------     ------------

REVENUES                                         $ 2,840,293      $ 1,668,056

COST OF SALES                                      2,003,884          796,409
                                                 ------------     ------------

    GROSS PROFIT                                     836,409          871,647

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES         554,506          634,978
                                                 ------------     ------------

        OPERATING INCOME                             281,903          236,669

OTHER INCOME (EXPENSE)
   Interest expense                                  (75,182)         (19,204)
                                                 ------------     ------------

NET INCOME BEFORE INCOME TAX                         206,721          217,465

PROVISION FOR INCOME TAXES                            63,054           63,438
                                                 ------------     ------------

            NET INCOME                           $   143,667      $   154,027
            ----------                           ============     ============

ACCOMPANYING NOTES ARE AN INTEGRAL PART
   OF THE  FINANCIAL STATEMENTS.

                           SHUMATE MACHINE WORKS, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000


                                    COMMON STOCK
                                ---------------------    RETAINED
                                 SHARES       AMOUNT     EARNINGS       TOTAL
                                --------    ---------    ---------    ---------

BALANCE, DECEMBER 31, 1999        1,000     $  1,000     $142,260     $143,260

    Net income                       --           --      154,027      154,027
                                --------    ---------    ---------    ---------

BALANCE, DECEMBER 31, 2000        1,000        1,000      296,287      297,287

    Net income                       --           --      143,667      143,667
                                --------    ---------    ---------    ---------

BALANCE, DECEMBER 31, 2001        1,000     $  1,000     $439,954     $440,954
                                ========    =========    =========    =========

ACCOMPANYING NOTES ARE AN INTEGRAL PART
   OF THE FINANCIAL STATEMENTS.

                           SHUMATE MACHINE WORKS, INC.

                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000


                                                    2001            2000
                                               ------------     ------------
 CASH FLOWS FROM OPERATING ACTIVITIES:
 Cash received from customers                    2,866,447      $ 1,490,894
 Cash paid to suppliers and employees           (2,396,242)      (1,307,250)
 Interest paid                                     (75,183)         (19,204)
 Income taxes paid                                      --           (1,909)
                                               ------------     ------------

 NET CASH PROVIDED BY OPERATING ACTIVITIES         395,022          162,531
                                               ------------     ------------


 CASH USED BY INVESTING ACTIVITIES:
 Property and equipment purchases                  (28,980)         (55,819)
                                               ------------     ------------

 CASH USED BY FINANCING ACTIVITIES:
 Payments on capital lease obligations            (210,802)         (67,782)
                                               ------------     ------------

NET CASH PROVIDED                                  155,240           38,930

 CASH AT BEGINNING OF YEAR                          51,116           12,186
                                               ------------     ------------

 CASH AT END OF YEAR                           $   206,356      $    51,116
 -------------------                           ============     ============

ACCOMPANYING NOTES ARE AN INTEGRAL PART
   OF THE FINANCIAL STATEMENTS.

                           SHUMATE MACHINE WORKS, INC.

                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000


                                                          2001           2000
                                                       ----------     ----------
RECONCILIATION OF NET INCOME TO NET CASH
 PROVIDED BY OPERATING ACTIVITIES:
Net income                                             $ 143,667      $ 154,027
                                                       ----------     ----------
ADJUSTMENTS TO RECONCILE NET INCOME TO NET
CASH PROVIDED BY OPERATING ACTIVITIES:
   Depreciation and amortization                         117,448         50,346
   Deferred income taxes                                 124,948         98,797
   Provision for bad debt                                 10,000             --
  (Increase) decrease in accounts receivable             134,414       (221,361)
  (Increase) decrease in related party receivables      (108,261)        44,199
  (Increase) decrease in inventories                     (29,923)        (6,576)
   Increase (decrease) in accounts payable                59,535         72,804
   Increase (decrease) in income taxes payable           (61,895)       (35,360)
   Increase (decrease) in other accrued liabilities        5,089          5,654
                                                       ----------     ----------

               Total adjustments                         251,355          8,504
                                                       ----------     ----------

NET CASH PROVIDED BY OPERATING ACTIVITIES              $ 395,022      $ 162,531
-----------------------------------------              ==========     ==========

SUPPLEMENTAL DISCLOSURES:
NON-CASH TRANSACTIONS AFFECTING INVESTING
AND FINANCING ACTIVITIES:
Equipment purchased under capital leases               $ 432,598      $ 623,991
                                                       ==========     ==========

                           SHUMATE MACHINE WORKS, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2001


NOTE 1 -          ORGANIZATION AND DESCRIPTION OF BUSINESS

                           Shumate Machine Works, Inc. (referred to herein as
                  the "Company") is based in Magnolia, Texas and is engaged in close tolerance machining of metals. The Company's primary customers are located in the Gulf Coast Region and generally operate in oil field-related industries. The Company's tax year ends on May 31.


NOTE 2 -          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                  USE OF ESTIMATES

                           The preparation of the Company's financial statements
                  in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                  REVENUE RECOGNITION

                           Revenue is generally recognized upon shipment of the
                  completed job, at which time title passes to the customer. Revenues are recorded net of returns, allowances and discounts.

                  INCOME TAXES

                           The Company reports on the cash basis for income tax
                  purposes. For financial reporting purposes, the Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109 "Accounting for Income Taxes", which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

                  CASH AND CASH EQUIVALENTS

                           The Company considers all cash and short-term cash
                  investments with original maturities of three months or less to be cash equivalents.

                           Cash overdraft positions may occur from time to time
                  due to the timing of making bank deposits and releasing checks in accordance with the Company's cash management policies.

                  INVENTORIES

                           Inventories are stated at the lower of cost or market
                  value, using the specific identification method. Cost of work-in-process and finished goods includes labor, materials and production overhead.

                           SHUMATE MACHINE WORKS, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2001


NOTE 2 -          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

                  LEASES

                           Leases that transfer substantially all of the risks
                  and benefits of ownership are capital leases. Other leases are operating leases. Capital leases are included in property and equipment at cost, and are amortized using the straight-line method over their estimated useful lives. The related capital lease obligations are recorded at the present value of the future minimum lease payments.

                  PROPERTY AND EQUIPMENT

                           Property and equipment are stated at cost, less
                  accumulated depreciation and amortization. Depreciation is computed using the straight-line method based upon the estimated useful lives of the assets as follows:

                                    Furniture and equipment             7 years
                                    Machinery                          10 years

                           Leasehold improvements are amortized over the shorter
                  of the remaining term of the lease or the useful life of the improvement utilizing the straight-line method.

                           Depreciation of assets under capital leases is
                  included in depreciation expense.

                  ADVERTISING

                           Advertising costs, which are principally included in
                  selling expenses, are expensed as incurred. Advertising expense for 2001 and 2000 was $5,788 and $4,885, respectively.

                  COMPENSATED ABSENCES

                           Employees of the Company are entitled to paid
                  vacation after one year of service. Compensated absences for vacation pay have not been accrued since they cannot be reasonably estimated. The Company's policy is to recognize these costs when actually paid.


NOTE 3 -          INVENTORIES

                           Components of inventories are as follows at December
                  31, 2001:

                                     Work-in-process              $    24,176
                                     Finished goods                    31,407
                                                                  ------------

                                                                  $    55,583
                                                                  ============

                           SHUMATE MACHINE WORKS, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2001


NOTE 4 -          PROPERTY AND EQUIPMENT

                           Property and equipment consists of the following at
                  December 31, 2001:

                                Furniture and equipment             $    22,445
                                Machinery                             1,371,499
                                Leasehold improvements                   99,256
                                                                    ------------
                                                                      1,493,200
                                Less accumulated depreciation and
                                     amortization                      (247,547)
                                                                    ------------

                                                                    $ 1,245,653
                                                                    ============

                           Depreciation and amortization expense for 2001 and
                  2000 was $117,448 and $50,346 respectively.


NOTE 5 -          CAPITAL LEASE OBLIGATIONS

                           The Company has entered into capital leases for
                  certain equipment. Obligations under capital leases have been recorded in the accompanying financial statements at the present value of future minimum lease payments, discounted at interest rates between 6.6% and 11.52%. The capitalized cost and accumulated depreciation of this equipment at December 31, 2001was $1,291,334 and $184,848, respectively.

                           Future minimum payments under capital leases are as
                  follows:

                            YEAR ENDING DECEMBER 31,
                            ------------------------
                            2002                                                  $    326,429
                            2003                                                       312,982
                            2004                                                       267,581
                            2005                                                       143,921
                            2006                                                        63,129
                                                                                  -------------
                            Total future minimum lease payments                      1,114,042
                            Amount representing interest                               163,290
                                                                                  -------------
                            Present value of future minimum lease payments             950,752
                            Current portion                                            250,583
                                                                                  -------------
                            Long-term portion                                     $    700,169
                                                                                  =============

                           Total interest expense on the long-term capital lease
                  obligations for the years ended December 31, 2001 and 2000 was approximately $75,183 and $19,204, respectively.


NOTE 6 -          BENEFIT PLAN

                           The Company maintains a SIMPLE IRA pension plan,
                  which is open to all employees who wish to participate. The Company will contribute a matching contribution to each eligible employee's Simple IRA of forty cents for each dollar the employee contributes up to a limit of 15% of the employee's compensation for the year. The employer contribution for the years ending December 31, 2001 and 2000 were $15,825 and $14,761, respectively.

                           SHUMATE MACHINE WORKS, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2001


NOTE 7 -          CONCENTRATIONS OF RISK

                           The revenue from two customers comprised
                  approximately 51% of sales in 2001. Two customers accounted for approximately 67% of the Company's total sales in 2000.

                           Financial instruments that potentially subject the
                  Company to concentrations of credit risk consist primarily of cash and trade receivables with customers.

                           At December 31, 2001, approximately 51% of accounts
                  receivable was for one customer. While the Company generally does not require collateral from its customers, management performs ongoing credit evaluations of its customers and maintains allowances for potential credit losses, which when realized, have been within the range of management's expectations.

                           The Company maintains its cash deposits in a single
                  financial institution in Houston, Texas, which may at times exceed amounts covered by insurance provided by the U.S. Federal Deposit Insurance Corporation (FDIC). At December 31, 2001, the maximum loss that would have resulted from that risk totaled $126,790 for the excess of the deposit liabilities reported by the banks over the amounts that would have been covered by federal insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk to cash.


NOTE 8 -          RELATED PARTY TRANSACTIONS

                           The Company leases its office and manufacturing
                  facility from a stockholder on a month-to-month basis. The Company made lease payments of $52,000 and $36,000 for the years ended December 31, 2001 and 2000, respectively.

                           Certain personal expenditures of the Company's
                  officers have been paid by the Company. These expenditures are reflected as receivables on the balance sheet. The Company's officers intend to reimburse the Company for these expenditures in 2002.

                           SHUMATE MACHINE WORKS, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2001


NOTE 9 -          INCOME TAXES

                           Significant components of the Company's deferred tax
                  liabilities as of December 31, 2001 and 2000 are as follows:

                                                             2001         2000
                                                           ---------   ---------

                  Book-to-tax differences, depreciation    $109,150    $ 53,673
                  Cash-to-accrual conversion                 40,108     102,002
                                                           ---------   ---------

                                                           $149,258    $155,675
                                                           =========   =========

                           Deferred taxes reflect a federal tax rate of
                  approximately 35%. A reconciliation between the amount of federal income taxes, based on a thirty five percent (35%) tax rate, and the effective amount of income taxes charged to operations is as follows:

                                                             2001        2000
                                                           ---------   ---------
                  Statutory federal income taxes (refund)  $ 78,770    $  9,298
                  Book-to-tax differences, depreciation      55,477      27,987
                  Cash-to-accrual conversion                (71,193)     26,153
                                                           ---------   ---------

                  Effective income taxes                   $ 63,054    $ 63,438
                                                           =========   =========


NOTE 10 -         EVENT SUBSEQUENT TO THE DATE OF THE
                  INDEPENDENT AUDITOR'S REPORT (UNAUDITED)

                           On March 29, 2002, the Company was purchased by
                  Excalibur Holdings, Inc., a Texas corporation. The aggregate purchase price was $2,225,000, including $250,000 in cash, $250,000 in promissory notes and 1,150,000 shares of its common stock valued at $1,725,000.

_______________________________________

         You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus is not an offer to sell or a solicitation of an offer to buy our common stock in any jurisdiction where it is unlawful. The information contained in this prospectus is accurate only as of the date of this prospectus regardless of the time of delivery of this prospectus or of any sale of common stock.


                TABLE OF CONTENTS

                                             Page
                                             ----
Prospectus Summary..............................1
Risk Factors....................................3
Cautionary Statement Concerning
  Forward-looking Information...................8
Use of Proceeds................................10
Market for Common Equity and Related
  Stockholder Matters..........................10
Selling Stockholders...........................12
Plan of Distribution...........................14
Management's Discussion and Analysis...........15
Business.......................................22
Management.....................................31
Principal Stockholders and
  Beneficial Ownership of Management...........41
Description of Securities......................43
Legal Matters..................................43
Experts........................................43
Changes in and Disagreements with
Accountants....................................44
Available Information..........................45
Index to Financial Statements.................F-1


         Until May __, 2003, 25 days after commencement of the offering, all dealers that buy, sell or trade shares, whether or not participating in this offering, may be required to deliver a prospectus. This requirement is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

_______________________________________



                           EXCALIBUR INDUSTRIES, INC.




                                3,846,269 SHARES




                             ______________________

                                   PROSPECTUS
                             ______________________





                                  MAY ___, 2003




                          ____________________________

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Delaware Statutes
-----------------

         Section 145 of the Delaware General Corporation Law, as amended, provides for the indemnification of our officers, directors, employees and agents under certain circumstances as follows:

         (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

         (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

         (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

         (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

         (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees). (Last amended by Ch.261,L.'94,eff.7-1-94.)"

Certificate of Incorporation
----------------------------

         Our certificate of incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for breach or alleged breach of their fiduciary duty as directors, with certain exceptions. Our bylaws also contain a provision for the indemnification of our directors.

Bylaws
------

         Our bylaws provide for our indemnification of our directors, officers, employees, or agents under certain circumstances as follows:

         "7.1   AUTHORIZATION FOR INDEMNIFICATION. The Corporation may
indemnify, in the manner and to the full extent permitted by law, any person (or the estate, heirs, executors, or administrators of any person) who was or is a party to, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

         7.2 ADVANCE OF EXPENSES. Costs and expenses (including attorneys' fees) incurred by or on behalf of a director or officer in defending or investigating any action, suit, proceeding or investigation may be paid by the

Corporation in advance of the final disposition of such matter, if such director or officer shall undertake in writing to repay any such advances in the event that it is ultimately determined that he is not entitled to indemnification. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate. Notwithstanding the foregoing, no advance shall be made by the Corporation if a determination is reasonably and promptly made by the Board by a majority vote of a quorum of disinterested directors, or (if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs) by independent legal counsel in a written opinion, or by the stockholders, that, based upon the facts known to the Board or counsel at the time such determination is made, (a) the director, officer, employee or agent acted in bad faith or deliberately breached his duty to the Corporation or its stockholders, and (b) as a result of such actions by the director, officer, employee or agent, it is more likely than not that it will ultimately be determined that such director, officer, employee or agent is not entitled to indemnification.

         7.3 INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a member of any committee or similar body against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article or applicable law.

         7.4 NON-EXCLUSIVITY. The right of indemnity and advancement of expenses provided herein shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. Any agreement for indemnification of or advancement of expenses to any director, officer, employee or other person may provide rights of indemnification or advancement of expenses which are broader or otherwise different from those set forth herein."

Indemnity Agreements
--------------------

         Our bylaws provide that we may indemnify directors, officers, employees or agents to the fullest extent permitted by law and we may agreed to provide such indemnification to our directors pursuant to written indemnity agreements.

ITEM 25.         OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth estimated expenses to be incurred by us in connection with the issuance and distribution of all shares being registered. All such expenses are estimated except for the SEC registration fee.

          SEC registration fee...................................     $     720
          AMEX Listing Fee.......................................        50,000
          Printing expenses......................................         5,000
          Fees and expenses of counsel for the Company...........        75,000
          Fees and expenses of accountants for Company...........        25,000
          Miscellaneous..........................................        50,000
                                                                     -----------

                            Total................................    $  205,720
                                                                     ===========

ITEM 26.          RECENT SALES OF UNREGISTERED SECURITIES.

         A. On April 2, 2002, we agreed to issue to The Eagle Rock Group, LLC, a warrant to purchase up to 1,269,375 shares of our common stock at an exercise price of $1.50 per share. The warrant is subject to vesting based both on time and on performance criteria defined in the agreement, including certain revenue criteria. Warrants to purchase 169,248 of these shares have vested, and the balance have lapsed unvested.

         B. On April 8, 2002, GRMG Acquisition Corp., a Texas corporation and our wholly owned subsidiary, merged with and into Excalibur Holdings, Inc., a Texas corporation. As a result of the Excalibur Holdings merger, each outstanding share of Excalibur Holdings common stock was converted into one (1) share of our common stock, each outstanding share of Excalibur Holdings Series A preferred stock was converted into one (1) share of our Series A preferred stock, and each outstanding share of Excalibur Holdings Series B preferred stock was converted into one (1) share of our Series B preferred stock, and the outstanding shares of GRMG Acquisition Corp. were converted into one hundred shares of Excalibur Holdings, making Excalibur Holdings our wholly owned subsidiary. In total, we issued 11,633,699 shares of common stock, 1,000,000 shares of Series A preferred stock and 806,000 shares of Series B preferred stock to the Excalibur Holdings shareholders pursuant to the merger. On May 22,

2002, each share of Series A and Series B preferred stock automatically converted into one (1) share of our common stock. Each shareholder of Excalibur Holdings was an accredited investor at the time of the merger. The issuance was exempt under Section 4(2) of the 1933 Act and Rule 506 of Regulation D promulgated thereunder.

         C. On March 26, 2003, we issued 60,648 shares of our common stock to Buchanan Ventures in connection with our acquisition of Shumate Machine Works, Inc. This issuance was exempt under the Section 4(2) of the Act.

         D. On March 26, 2003, we issued 250,000 shares of our common stock to Larry Shumate and Russ Clark in connection with our acquisition of Shumate Machine Works, Inc. This issuance was exempt under the Section 4(2) of the Act.

         With respect to each of the foregoing offerings, before investing, each subscriber was provided with or had access to information regarding our company substantially similar to that included in a registration statement on Form SB-2. In each case, we received, before accepting the subscription of each subscriber, subscription agreements or investment letters executed by the subscribers. Each of the subscribers represented and warranted to us that such subscriber (i) was sophisticated enough to evaluate the merits of an investment in the securities and did not need the benefits of registration under the Act, (ii) was purchasing with investment intent and not with a view to distribution, and (iii) had not been solicited through any form of general solicitation. In addition, each subscriber referred to in paragraph C above was reasonably believed by the Company to be an accredited investor within the meaning of Rule 501(a) of the 1933 Act.

ITEM 27.          EXHIBITS

Exhibit No.       Description
-----------       -----------

2.1** Agreement and Plan of Merger by and among Global Realty Management Group, Inc., GRMG Acquisition Corporation, Excalibur Holdings, Inc., and Michael D. Farkas

2.2** Agreement and Plan of Merger by and among Excalibur Steel, Inc., Dwayne Lewis, Debra Lewis, Excalibur Holdings, Inc., William S.H. Stuart, and Matthew C. Flemming

2.3** Asset Purchase Agreement by and between Excalibur Aerospace, Inc. and Aero Weld, Inc.

2.4** First Amendment to Asset Purchase Agreement by and between Excalibur Aerospace, Inc. and Aero Weld, Inc.

2.5** Master Agreement by and among TW Consulting, Inc., Excalibur Aerospace, Inc., Tommy Worth, William Stuart and Matthew Flemming

2.6** Agreement and Plan of Merger by and among Shumate Machine Works, Inc., Larry C. Shumate, Russ Clark, Excalibur Holdings, Inc., and Excalmergeco, Inc.

2.7** Asset Purchase Agreement by and between Excalibur Services, Inc. and Redhawk Industries, LLC.

2.8 Forbearance Agreement by and among TW Consulting, Inc., Excalibur Aerospace, Inc., Tommy Worth, William Stuart and Matthew Flemming

3.1**             Certificate of Incorporation of Excalibur Industries, Inc.

3.2**             Bylaws of Excalibur Industries, Inc.

4.1** Specimen Certificate of Excalibur Industries, Inc.'s common stock

4.2**             Form of common stock purchase warrant

5.1*              Opinion of Spectrum Law Group, LLP

10.1** Series A Preferred Stock and Warrant Purchase Agreement by and among Excalibur Holdings, Inc., Seneca Capital, L.P, and Seneca Capital International, Ltd.

10.2** Registration Rights Agreement by and among Excalibur Holdings, Inc., Seneca Capital, L.P, and Seneca Capital International, Ltd.

10.3** Series B Preferred Stock and Warrant Purchase Agreement by and among Excalibur Holdings, Inc., Seneca Capital, L.P, Seneca Capital International, Ltd., and other Investors

10.4** Registration Rights Agreement by and among Excalibur Holdings, Inc., Seneca Capital, L.P, Seneca Capital International, Ltd., and other Investors

10.5** Amended and Restated Investment Banking/Advisory Agreement between Atlas Capital Services, LLC and Global Realty Management Group, Inc.

10.6** Loan Agreement between Stillwater National Bank and Trust Company of Stillwater and Excalibur Holdings, Inc. (Line of Credit)

10.7** Amendment to Loan Agreement between Stillwater National Bank and Trust Company of Stillwater and Excalibur Holdings, Inc.

10.8** Loan Agreement between Stillwater National Bank and Trust Company of Stillwater and Excalibur Holdings, Inc. (Term Loan)

10.9** Employment Agreement between Excalibur Holdings, Inc. and William S.H. Stuart

10.10** Employment Agreement between Excalibur Holdings, Inc. and Matthew C. Flemming

10.11**           Employment Agreement between Excalibur Holdings, Inc. and
                  Dwayne Lewis

10.12**           Employment Agreement between Excalibur Holdings, Inc. and
                  David Rains

10.13**           Employment Agreement between Excalibur Holdings, Inc. and G.
                  Ross Brown

10.14** Amended and Restated Consulting Agreement by and between Tommy Worth and Excalibur Aerospace, Inc.

10.15**           2001 Stock Option Plan of Excalibur Holdings, Inc.

10.16** Bonus Stock Issuance and Option Agreement by and between Global Realty Management Group, Inc. and Joseph Spitzer

10.17** Bonus Stock Issuance and Option Agreement by and between Global Realty Management Group, Inc. and Michael Farkas

10.18** Real Estate Lease and Option Agreement by and between Redhawk Industries, LLC and Excalibur Services, Inc.

10.19**           Real Estate Lease and Option Agreement by and between Larry C.
                  Shumate and ExcalMergeCo., Inc.

10.20** Strategic Alliance Agreement by and between Born, Inc. and Excalibur Industries, Inc.

10.21**           $100,000 Promissory Note issued in favor of Aubrey Earl Swift

10.22**           $100,000 Promissory Note issued in favor of IRA FBO Frank X.
                  Marshik Donaldson, Lufkin & Jenrette, Custodian

10.23**           $15,000 Promissory Note issued in favor of William S.H. Stuart

10.24**           $15,000 Promissory Note issued in favor of Matthew C. Flemming

10.25**           $50,000 Promissory Note issued in favor of David Rains

10.26** Security Agreement by and among David Rains, Excalibur Aerospace, Excalibur Steel, Excalibur Services, and Shumate Machine Works

10.27             $130,000 Promissory Note issued in favor of WSHS, Inc.

10.28             Form of Rolling Promissory Note issued in favor of Aubrey Earl
                  Swift.

10.29             $55,000 Promissory Note issued in favor of Virgil Swift.

10.30             $75,000 Promissory Note issued in favor of WSHS, Inc.

16.1**            Letter on change in certifying accountant

21.1**            Subsidiaries of Excalibur Industries, Inc.

23.1              Consent of Independent Public Accountants, Cross and Robinson

23.2*             Consent of Spectrum Law Group, LLP, reference is made to
                  Exhibit 5.1

__________________

*        To be filed
**       Previously filed

ITEM 28.          UNDERTAKINGS.

(a) We hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described herein, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) We hereby undertake to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(d) For determining any liability under the Securities Act of 1933, we shall treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective. For determining any liability under the Securities Act of 1933, we shall treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas on May 7, 2003.

                                        EXCALIBUR INDUSTRIES, INC.


                                        By: /S/ WILLIAM S.H. STUART
                                            ------------------------------------
                                        William S.H. Stuart, Chairman, President
                                        and Chief Executive Officer

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

Signatures                                Title                        Date
----------                                -----                        ----

/S/ WILLIAM S.H. STUART      Chairman of the Board, President,      May 7, 2003
--------------------------   Chief Executive Officer
William S.H. Stuart

/S/ MATTHEW C. FLEMMING      Executive Vice President, Chief        May 7, 2003
--------------------------   Financial Officer, Treasurer,
Matthew C. Flemming          Secretary, and Director

/S/ EARL SWIFT               Director                               May 7, 2003
--------------------------
A. Earl Swift

/S/ W. DONALD PARR           Director                               May 7, 2003
--------------------------
W. Donald Parr